                                                                       EXHIBIT 4

================================================================================






                              CORESTATES BANK, N.A.

                            NEW JERSEY NATIONAL BANK,
                                   as Sellers,



                             CORESTATES BANK, N.A.,
                               as Master Servicer,



                                       and



                       THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Trustee

                              --------------------

                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 1996

                              --------------------






                       CoreStates Home Equity Trust 1996-1

                          Home Equity Loan Certificates

                                  Series 1996-1



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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                DEFINITIONS.................................  1

         Section 1.01      Definitions......................................  1
         Section 1.02      Usage of Terms................................... 21
         Section 1.03      Calculations..................................... 21
         Section 1.04      Business Day Certificate......................... 22


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES................... 22

         Section 2.01      Conveyance of Mortgage Loans..................... 22
         Section 2.02      Acceptance by Trustee; Repurchase of
                           Mortgage Loans................................... 29
         Section 2.03      Representations and Warranties as to the
                           Master Servicer and the Sellers.................. 32
         Section 2.04      Representations and Warranties as to the
                           Mortgage Loans................................... 35
         Section 2.05      Execution and Authentication of
                           Certificates..................................... 40


                                   ARTICLE III

                           ADMINISTRATION AND SERVICING
                               OF MORTGAGE LOANS............................ 40
         Section 3.01      The Master Servicer.............................. 40
         Section 3.02      Collection of Certain Loan Payments.............. 42
         Section 3.03.     Withdrawals from the Collection
                           Account.......................................... 45
         Section 3.04      Maintenance of Hazard Insurance:
                           Mortgaged Property Protection Expenses........... 46
         Section 3.05      Assumption and Modification Agreements........... 47
         Section 3.06      Realization Upon Defaulted Mortgage
                           Loans............................................ 48
         Section 3.07      Trustee to Cooperate............................. 49
         Section 3.08      Servicing Compensation; Recovery of
                           Liquidation Expenses by Master Servicer.......... 51
         Section 3.09      Annual Statement as to Compliance;
                           Notice of Default................................ 51


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                                                                            Page

         Section 3.10      Annual Independent Certified Public
                           Accountant's Report.............................. 52
         Section 3.11      Access to Certain Documentation and
                           Information Regarding Mortgage Loans............. 52
         Section 3.12      Master Servicer Expenses......................... 53
         Section 3.13      Maintenance of Certain Servicing
                           Policies......................................... 53
         Section 3.14      Recordation of Satisfaction of Lien.............. 53



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                                                                            Page

                                   ARTICLE IV

                   SERVICING CERTIFICATE; COLLECTION ACCOUNT;
                   RESERVE ACCOUNT; YIELD SUPPLEMENT ACCOUNT...............  54

         Section 4.01      Servicing Certificate...........................  54
         Section 4.02      Collection Account..............................  56
         Section 4.03      Reserve Account.................................  56
         Section 4.04      Yield Supplement Account........................  59


                                    ARTICLE V

                           PAYMENTS AND STATEMENTS TO
                               CERTIFICATEHOLDERS..........................  61
         Section 5.01      Distributions...................................  61
         Section 5.02      Statements to Certificateholders................  64


                                   ARTICLE VI

                                THE CERTIFICATES...........................  67

         Section 6.01      The Certificates................................. 67
         Section 6.02      Registration of Transfer and Exchange of
                           Certificates..................................... 68
         Section 6.03      Mutilated, Destroyed, Lost or Stolen
                           Certificates..................................... 75
         Section 6.04      Persons Deemed Owners............................ 75
         Section 6.05      Appointment of Paying Agent...................... 75
         Section 6.06      Access to List of Certificateholders'
                           Names and Addresses.............................. 76
         Section 6.07      Maintenance of Office or Agency.................. 76
         Section 6.08      Actions of Certificateholders.................... 76


                                   ARTICLE VII

                       THE MASTER SERVICER AND THE SELLERS.................. 77

         Section 7.01      Merger or Consolidation of, or
                           Assumption of the Obligations of, the
                           Master Servicer.................................. 77
         Section 7.02      Limitation on Liability of the Master
                           Servicer and Others.............................. 78
         Section 7.03      Delegation of Duties............................. 79
         Section 7.04      Master Servicer Not to Resign.................... 79
         Section 7.05      Merger or Consolidation of, or
              Assumption of the Obligations of,         Sellers............. 80




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                                                                            Page

         Section 7.06      Limitation of Liability of Certain
                           Persons.......................................... 80
         Section 7.07      The Master Servicer to File Reports
                           Pursuant to Securities Exchange Act.............. 81
         Section 7.08      Sellers May Own Certificates..................... 81
         Section 7.09      The Master Servicer to Indemnify the
                           Trust............................................ 81


                                  ARTICLE VIII

                  EVENTS OF SERVICING TERMINATION........................... 82
         Section 8.01      Events of Servicing Termination.................. 82
         Section 8.02      Appointment of Successor......................... 83
         Section 8.03      Notification to Certificateholders and
                           to the Rating Agencies........................... 84
         Section 8.04      Waiver of Past Events of Servicing
                           Termination...................................... 85


                                   ARTICLE IX

                                   THE TRUSTEE.............................. 85
         Section 9.01      Duties of Trustee................................ 85
         Section 9.02      Certain Matters Affecting Trustee................ 87
         Section 9.03      Trustee Not Liable for Certificates or
                           Mortgage Loans................................... 88
         Section 9.04      Trustee May Own Certificates..................... 90
         Section 9.05      Trustee's Fees and Expenses...................... 90
         Section 9.06      Eligibility Requirements for Trustee............. 90
         Section 9.07      Resignation or Removal of Trustee................ 91
         Section 9.08      Successor Trustee................................ 91
         Section 9.09      Merger or Consolidation of Trustee............... 92
         Section 9.10      Appointment of Co-Trustee or Separate
                           Trustee.......................................... 92
         Section 9.11      Trustee May Enforce Claims Without
                           Possession of Certificates....................... 94
         Section 9.12      Suits for Enforcement............................ 94
         Section 9.13      Representations and Warranties of
                           Trustee.......................................... 94


                                    ARTICLE X

                                   TERMINATION.............................. 95






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                                                                            Page

         Section 10.01     Termination Upon Purchase by the Master
                           Servicer or Liquidation of All Mortgage
                           Loans..........................................   95


                                   ARTICLE XI

                             REMIC TAX PROVISIONS.........................   97
         Section 11.01     REMIC Administration...........................   97
         Section 11.02     Prohibited Activities..........................  100


                                   ARTICLE XII

                           MISCELLANEOUS PROVISIONS.......................  101
         Section 12.01     Amendment......................................  101
         Section 12.02     Recordation of Agreement.......................  103
         Section 12.03     Limitation on Rights of
                           Certificateholders.............................  103
         Section 12.04     Governing Law..................................  104
         Section 12.05     Notices........................................  104
         Section 12.06     Severability of Provisions.....................  105
         Section 12.07     Assignment.....................................  105
         Section 12.08     Certificates Nonassessable and Fully
                           Paid...........................................  105



                                    EXHIBITS


Exhibit A-1       Class A Certificate
Exhibit A-2       Class R Certificate
Exhibit B-1       Schedule of Mortgage Loans Originated by
                  CoreStates Bank, N.A.
Exhibit B-2       Schedule of Mortgage Loans Originated by New
                  Jersey National Bank
Exhibit C         Letter of Representation
Exhibit D         Form of Certificate of Payment in Full
Exhibit E         Form of Trust Receipt
Exhibit F         Affidavit Pursuant to Section 860E(e)(4) of the
                  Internal Revenue Code of 1986
Exhibit G-1       Form of Trustee Initial Certification
Exhibit G-2       Form of Trustee Interim Certification
Exhibit G-3       Form of Trustee Final Certification
Exhibit H         Form of Destroyed Mortgage Note Affidavit




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         This Pooling and Servicing Agreement, dated as of May 1, 1996, among
CoreStates Bank, N.A. and New Jersey National Bank, as Sellers (together with their successors hereunder, the "Sellers"), CoreStates Bank, N.A., as Master Servicer (together with any successor hereunder, the "Master Servicer"), and The First National Bank of Chicago, as trustee (the "Trustee"),

                        W I T N E S S E T H    T H A T:

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                     ARTICLE

I

                                   DEFINITIONS

         Section

1.I.001 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Accrual Period: The period from and including the 15th day of any calendar month (whether or not such day is a Business Day) to, but excluding, the 15th day of the next succeeding calendar month (whether or not such day is a Business Day); except that the first Accrual Period will be the period from May 30, 1996 to, but excluding, June 15, 1996.

         Accrued Pass-Through Interest: With respect to each Payment Date, as to any Class A Certificate, interest accrued during the related Accrual Period at the applicable Pass-Through Rate on the Class A-1 Certificate Balance, Class A-2 Certificate Balance, Class A-3 Certificate Balance or Class A-4 Certificate Balance, as applicable.

         Accrued Supplement Interest: With respect to each Payment Date, as to any Class A Certificate, the aggregate interest accrued on such Class A Certificate during the related Accrual Period at a rate equal to the difference between the applicable Certificate Rate and the applicable Pass-Through Rate.

         Additional Class A Principal Remittance Amount: With respect to any Payment Date, the amount on deposit in the Reserve Account in excess of the Reserve Account Requirement then in

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effect, which is distributable on such Payment Date to the Class A Certificates pursuant to Section 4.03.

         Adverse REMIC Event: As defined in Section 11.01(g).

         Affiliate: Any Person controlling, controlled by or under common control with a specified entity. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Appraised Value: As to any Mortgaged Property and time referred to herein: (i) if the related Mortgage Note had an Original Principal Balance of more than $100,000, the appraised value of the Mortgaged Property based upon an independent, third-party, fee-based, walk-through appraisal (an "Independent Walk-Through Evaluation") completed on forms approved by FNMA or FHLMC; (ii) if the related Mortgage Note was originated prior to May 1994 and had an Original Principal Balance greater than $25,000 and less than or equal to $100,000, a drive-by evaluation performed by a state licensed or certified, independent third party, professional appraiser (an "Independent Drive-by Evaluation") completed on forms approved by FHLMC; (iii) if the related Mortgage Note was originated prior to May 1994 and had an Original Principal Balance of $25,000 or less, a valuation performed by an employee of the related Seller; (iv) if the related Mortgage Note was originated during or after May 1994 and had a principal balance of less than $100,000, an Independent Drive-by Evaluation; (v) if the related Mortgage Note was originated during or after May 1995 and had a principal balance of up to $50,000, a valuation based on a tax assessment, a multiplier of the original purchase price, an existing appraisal, the original consideration (any of the foregoing valuation methods, a "Discretionary Evaluation") or comparable sales data for the related Mortgaged Property; and
(vi) if the related Mortgage Note was originated during or after May 1995 and had a principal balance greater than $50,000 but less than $100,000, a valuation based on comparable sales data for the related Mortgaged Property or in lieu thereof, with the approval of a



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senior loan officer of the applicable Seller, any other Discretionary
Evaluation.

         Available Payment Amount: As to any Payment Date and with respect to any Due Period, the sum of (without duplication):

                  (a) the aggregate of all amounts received by the Master Servicer as interest on the Mortgage Loans during such Due Period;

                  (b) the aggregate of all Principal Payments received by the Master Servicer during such Due Period;

                  (c) the aggregate of any Net Liquidation Proceeds received by the Master Servicer during such Due Period;

                  (d) the aggregate of any Insurance Proceeds received by the Master Servicer during such Due Period;

                  (e) the aggregate of any Purchase Prices and Substitution Adjustments received or paid by the Master Servicer during such Due Period; and

                  (f) funds paid by the Master Servicer pursuant to Section
         10.01.

less the Monthly Servicing Fee for such Payment Date and any amounts reimbursable to the Master Servicer pursuant to Sections 3.03(iv) and (v).

         Basic Principal Amount: With respect to the Mortgage Loans and any Payment Date and related Due Period, the sum of (i) all Principal Payments received by the Master Servicer or any Subservicer in the related Due Period,
(ii) that portion of the Purchase Price of any Mortgage Loans purchased pursuant to Sections 2.02(b), 2.04 or 3.01 which represents principal, (iii) that portion of any Substitution Adjustment with respect to the substitution of any Mortgage Loan for a Qualified Substitute Mortgage Loan pursuant to Section 2.02(b) or
2.04 which represents principal and (iv) the principal balance of each Liquidated Mortgage Loan or Loans, to the extent not included in (i) or (ii) above.

         Benefit Plan Opinion: An Opinion of Counsel satisfactory to the Master Servicer (and upon which the Master Servicer and the



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Trustee are authorized to rely) to the effect that the proposed Transfer will not (i) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or (ii) give rise to any obligation (including any non-exempt prohibited transaction) under ERISA or Section 4975 of the Code on the part of the Master Servicer or the Trustee other than those expressly assumed in the Agreement.

         BIF: The Bank Insurance Fund administered by the FDIC or any successor to such Fund.

         Book-Entry Certificate: Any beneficial interest in the Class A Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.02(d).

         Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in Philadelphia, Pennsylvania or the city in which the Corporate Trust Office is located shall be authorized or obligated by law, executive order, or governmental decree to be closed.

         Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates or Class R Certificates.

         Certificate Owner: With respect to a Class A Certificate that is a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

         Certificate Rate: Pertaining to the Class A-1 Certificate Rate, Class A-2 Certificate Rate, Class A-3 Certificate Rate or Class A-4 Certificate Rate, as applicable.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 6.02(a).

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, unless all Certificates of a Class are then so held, the interest evidenced by any Certificate registered in the name of either Seller or the Master Servicer, or registered in the name of any Person known to



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a Trustee Officer to be an Affiliate of either Seller or the Master Servicer, or evidenced by a Book-Entry Certificate of which the Trustee is advised in writing by a Clearing Agency that either Seller, the Master Servicer or any such Affiliate is the Certificate Owner shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

         Class, Class A-1, Class A-2, Class A-3, Class A-4 and Class R:
Pertaining to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates or Class R Certificates, as the case may be.

         Class A Carry-Forward Amount: As of any Payment Date, the sum of (i) the amount, if any, by which the Class A Remittance Amount as of the immediately preceding Payment Date exceeded the amount of the actual distribution made to the Class A Certificateholders pursuant to Section 5.01(a) hereof and (ii) interest on the interest portion of such amount at the applicable Pass-Through Rate from such immediately preceding Payment Date.

         Class A Certificate Balance: As of any Payment Date, the aggregate of the Class A-1 Certificate Balance, Class A-2 Certificate Balance, Class A-3 Certificate Balance and Class A-4 Certificate Balance.

         Class A Interest Remittance Amount: As to any Payment Date, the aggregate interest accrued during the related Accrual Period at the applicable Pass-Through Rate on the Class A-1 Certificate Balance, Class A-2 Certificate Balance, Class A-3 Certificate Balance and Class A-4 Certificate Balance as of the immediately preceding Payment Date (after giving effect to all payments of principal made on such immediately preceding Payment Date), calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Class A Principal Remittance Amount: As to any Payment Date, the sum of
(a) the Basic Principal Amount and (b) the Class A Carry-Forward Amount.

         Class A REMIC Regular Interests: The interests in the Trust evidenced by the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificate and Class A-4 Certificates under this Agreement without regard to any interest in the Yield Supplement Account or Yield Supplement Deposit Amounts or Yield Supplement



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Withdrawal Amounts deposited to and distributable from the Collection Account.
The respective interests in the Trust so evidenced by the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates include the entitlement to the Class A-1 Certificate Balance, Class A-2 Certificate Balance, Class A-3 Certificate Balance and Class A-4 Certificate Balance and interest thereon at the Class A-1 Pass-Through Rate, Class A-2 Pass-Through Rate, Class A-3 Pass-Through Rate and Class A-4 Pass-Through Rate.

         Class A Remittance Amount: The sum of (i) the Class A Principal Remittance Amount and (ii) the Class A Interest Remittance Amount.

         Class A Termination Date: The Payment Date upon which the Class A Certificate Balance is reduced to zero.

         Class A-1 Certificate: Any one of the certificates, substantially in the form set forth in Exhibit A-1 hereto and designated as a Class A-1 Certificate on its face, that is signed and countersigned by the Trustee.

         Class A-1 Certificate Balance: As of any Payment Date, the Original Class A-1 Certificate Balance less all amounts previously distributed to Holders of Class A-1 Certificates on all previous Payment Dates on account of principal pursuant to Section 4.03 and (without duplication) Section 5.01(a)(ii).

         Class A-1 Certificate Rate: 6.20% per annum.

         Class A-1 Pass-Through Rate: As to any Payment Date, a per annum rate of interest equal to the lower of (i) the weighted average (by Principal Balance as of the first day of the related Due Period after giving effect to Principal Payments as of such day) of the Loan Rates of the Mortgage Loans (net of the Servicing Fee Rate) and (ii) 6.20%.

         Class A-1 Principal Factor: As to any Payment Date, the percentage calculated by the Master Servicer, carried to seven places (rounded down), obtained by dividing (x) the Class A-1 Certificate Balance as of such Payment Date (after giving effect to all payments of principal made on such Payment
Date) by (y) the Original Class A-1 Certificate Balance.



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         Class A-2 Certificate: Any one of the certificates, substantially in the form set forth in Exhibit A-1 hereto and designated as a Class A-2 Certificate on its face, that is signed and countersigned by the Trustee.

         Class A-2 Certificate Balance: As of any Payment Date, the Original Class A-2 Certificate Balance less all amounts previously distributed to Holders of Class A-2 Certificates on all previous Payment Dates on account of principal pursuant to Section 4.03 and (without duplication) Section 5.01(a)(ii).

         Class A-2 Certificate Rate: 6.75% per annum.

         Class A-2 Pass-Through Rate: As to any Payment Date, a per annum rate of interest equal to the lower of (i) the weighted average (by Principal Balance as of the first day of the related Due Period after giving effect to Principal Payments as of such day) of the Loan Rates of the Mortgage Loans (net of the Servicing Fee Rate) and (ii) 6.75%.

         Class A-2 Principal Factor: As to any Payment Date, the percentage calculated by the Master Servicer, carried to seven places (rounded down), obtained by dividing (x) the Class A-2 Certificate Balance as of such Payment Date (after giving effect to all payments of principal made on such Payment
Date) by (y) the Original Class A-2 Certificate Balance.

         Class A-3 Certificate: Any one of the certificates, substantially in the form set forth in Exhibit A-1 hereto and designated as a Class A-3 Certificate on its face, that is signed and countersigned by the Trustee.

         Class A-3 Certificate Balance: As of any Payment Date, the Original Class A-3 Certificate Balance less all amounts previously distributed to Holders of Class A-3 Certificates on all previous Payment Dates on account of principal pursuant to Section 4.03 and (without duplication) Section 5.01(a)(ii).

         Class A-3 Certificate Rate: 7.00% per annum.

         Class A-3 Pass-Through Rate: As to any Payment Date, a per annum rate of interest equal to the lower of (i) the weighted average (by Principal Balance as of the first day of the related Due Period after giving effect to Principal Payments as of such



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
day) of the Loan Rates of the Mortgage Loans (net of the Servicing Fee Rate) and
(ii) 7.00%.

         Class A-3 Principal Factor: As to any Payment Date, the percentage calculated by the Master Servicer, carried to seven places (rounded down), obtained by dividing (x) the Class A-3 Certificate Balance as of such Payment Date (after giving effect to all payments of principal made on such Payment
Date) by (y) the Original Class A-3 Certificate Balance.

         Class A-4 Certificate: Any one of the certificates, substantially in the form set forth in Exhibit A-1 hereto and designated as a Class A-4 Certificate on its face, that is signed and countersigned by the Trustee.

         Class A-4 Certificate Balance: As of any Payment Date, the Original Class A-4 Certificate Balance less all amounts previously distributed to Holders of Class A-4 Certificates on all previous Payment Dates on account of principal pursuant to Section 4.03 and (without duplication) Section 5.01(a)(ii).

         Class A-4 Certificate Rate: 7.00% per annum.

         Class A-4 Pass-Through Rate: As to any Payment Date, a per annum rate of interest equal to the lower of (i) the weighted average (by Principal Balance as of the first day of the related Due Period after giving effect to Principal Payments as of such day) of the Loan Rates of the Mortgage Loans (net of the Servicing Fee Rate) and (ii) 7.00%.

         Class A-4 Principal Factor: As to any Payment Date, the percentage calculated by the Master Servicer, carried to seven places (rounded down), obtained by dividing (x) the Class A-4 Certificate Balance as of such Payment Date (after giving effect to all payments of principal made on such Payment
Date) by (y) the Original Class A-4 Certificate Balance.

         Class R Certificates: Any one of the certificates signed and countersigned by the Trustee substantially in the form set forth in Exhibit A-2 hereto.

         Class R Distribution Amount: As to any Payment Date, any portion of the Available Payment Amount distributable to the Class R Certificateholders pursuant to Section 5.01(a)(vi) and



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
any amounts distributable to the Class R Certificateholders pursuant to Section 4.03.

         Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and meeting the requirements of the definition of the terms "clearing corporation" in Section 8-102(3) of the Uniform Commercial Code of the State of New York. The initial Clearing Agency shall be The Depository Trust Company.

         Clearing Agency Agreement: The letter of representations dated as of May 30, 1996, among the Sellers, the Master Servicer, the Trustee and the initial Clearing Agency relating to the Book-Entry Certificates, substantially in the form attached hereto as Exhibit C.

         Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with such Clearing Agency.

         Closing Date: May 30, 1996.

         Code: The Internal Revenue Code of 1986, as amended from time to time; any successor statutes thereto; and regulations promulgated thereunder.

         Collection Account: The account or accounts established and maintained pursuant to Section 3.02(b) which must be Eligible Accounts and which will be initially maintained in the trust department of CoreStates Bank, N.A.

         Combined Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the Original Principal Balance and (ii) the outstanding unpaid principal balance(s) of any senior loan(s) secured by the related Mortgaged Property as of the date of origination of such Mortgage Loan, if any, and the denominator of which is the Appraised Value of the related Mortgaged Property as of the date of origination of such Mortgage Loan.

         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at One First National



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
Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Services Division.

         Custodial Agreement: A custodial agreement from time to time in effect between the Custodian named therein, the Master Servicer and the Trustee providing for the safekeeping of the Loan Files for the benefit of the Certificateholders, in such form as such Custodian, the Master Servicer and the Trustee shall agree. Any such Custodial Agreement and the Custodian thereunder shall be acceptable to the Rating Agencies.

         Custodian: A financial institution organized under the laws of the United States or any State, which is subject to supervision and examination by federal or state authorities, appointed by the Trustee pursuant to Section 2.01(c), but the Custodian may not be the Sellers, the Master Servicer or an Affiliate of the Seller or the Master Servicer, except as permitted in Section 2.01.

         Cut-Off Date: May 1, 1996.

         Cut-Off Date Principal Balance: As to any Mortgage Loan, the actual outstanding principal balance due thereunder from the Mortgagor on the Cut-Off Date.

         Defaulted Mortgage Loan: For any Due Period, any Mortgage Loan as to which the first of either of the following occurs: (i) such Mortgage Loan is 60 days or more delinquent as of the last day of such Due Period (beyond any extension granted to the Mortgagor pursuant to Section 3.02(a)) or (ii) the Mortgaged Property relating to such Mortgage Loan has become an REO Property, but such Mortgage Loan is not a Liquidated Mortgage Loan.

         Definitive Certificates: As defined in Section 6.02(d).

         Deleted Mortgage Loan: A Mortgage Loan purchased by or to be purchased by the Sellers or the Master Servicer or replaced by or to be replaced by a Qualified Substitute Mortgage Loan pursuant to the terms hereof.

         Delivery Date: The date on which (i) the long-term senior unsecured debt of either CoreStates Bank, N.A. or New Jersey National Bank, N.A. is downgraded below A3 by Moody's, or (ii) the long-term senior unsecured debt of either CoreStates Bank,



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
N.A. is downgraded below A- by Fitch; unless in the case of either (i) or (ii), the applicable Rating Agency delivers a letter to the Trustee stating that the failure to record assignments of the Mortgages will not result in the reduction of the then current rating assigned to the Class A Certificates by such Rating Agency.

         Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

         Destroyed Mortgage Note Affidavit: An affidavit in the form of Exhibit H delivered pursuant to Section 2.01(b)(i) with respect to a Destroyed Mortgage Note.

         Determination Date: With respect to each Due Period, the 12th day of the following month, or if such day is not a Business Day, the immediately preceding Business Day.

         Due Period: With respect to any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

         Effective Date: With respect to the repurchase or purchase of any Mortgage Loan pursuant to Sections 2.01, 2.02, 2.04 or 3.01, the close of business on the last day of the Due Period during which such Mortgage Loan became subject to repurchase or purchase.

         Electronic Ledger: The electronic master record of home equity loan accounts maintained by the Master Servicer.

         Eligible Account: Either (i) an account (or accounts) that is maintained with a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof, the long term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company and is not rated, the long term unsecured debt obligations of such holding company) are rated by each Rating Agency either (a) not lower than the then current rating on the Certificates or (b) "A" by Fitch and A2 by Moody's and the short term unsecured debt obligations of which are rated not lower than "F-1" by Fitch and P-1 by Moody's (or such other categories as will not result in the rating of the Certificates being reduced below the rating on the Closing Date and as to which the Rating Agencies may otherwise agree in writing), or (ii) an account or accounts the deposits in which are fully insured by either the BIF or the SAIF and such deposits are not in excess of the insured amount, or (iii) an account or accounts in a depository institution in which such accounts are partially insured by the BIF or the SAIF (to the limits established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to, and acceptable to, the Trustee and the Rating Agencies, the Trustee on behalf of the Certificateholders has a claim with respect to the funds in such account or a first priority perfected security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company with which such account is maintained and which would be enforceable notwithstanding a conservatorship or receivership of such depository institution or trust company, or (iv) a fully segregated trust account or fully segregated trust accounts, in any case maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity in each case, including the Trustee, the Master Servicer or an Affiliate of the Trustee or the Master Servicer; provided that, if the institution maintaining the account in such capacity is the Master Servicer or is an Affiliate of the Master Servicer, such institution shall have a long term unsecured debt rating of Baa3 or better by Moody's, if such Eligible Account is the Collection Account, and have a long term unsecured debt rating of A2 or better and a short term unsecured debt rating of P-1 or better by Moody's if such Eligible Account is the Reserve Account or the Yield Supplement Account, in the case of clauses (i) through (iv) in the name of the Trustee for the benefit of the Certificateholders.

         Eligible Investments: One or more of the following (including any of the following with respect to which the Master Servicer or an Affiliate of the Master Servicer is an obligor):

                  (i) obligations of the United States of America or any agency or instrumentality thereof, provided such obligations are backed as to timely payment of principal and interest by the full faith and credit of the United States of America;

                  (ii) general obligations or obligations fully guaranteed by any state of the United States of America or the District of Columbia rated "AAA" by Fitch and Aaa by Moody's, or such lower rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the then current rating assigned to any Class of the Class A Certificates by each Rating Agency;

                  (iii) interests in any money market fund or common trust fund (including any fund from which the Master Servicer or any of its affiliates may receive compensation) which at the date of acquisition of the interests in such fund has a rating of Aaa by Moody's and "AAA" by Fitch (or if such fund is not rated by Fitch, which has been approved by Fitch in writing), or such lower rating as will not result in the qualification, downgrading or withdrawal of the then current rating assigned to any Class of the Class A Certificates by each Rating Agency;

                  (iv) commercial paper which is rated (A) (1) P-1 by Moody's (and, in the case of commercial paper which matures more than 31 days after it is purchased as an Eligible Investment of funds in the Reserve Account, the long-term unsecured debt of the issuer thereof is rated A1 or higher by Moody's) and (2) "F-1+" by Fitch (or in the case of commercial paper which (x) is issued by CoreStates Capital Corp. (or an Affiliate thereof) and (y) matures no more than 31 days after it is purchased as an Eligible Investment, "F-1" by Fitch and P-1 by Moody's), or (B) such lower rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the then current rating assigned to any Class of the Class A Certificates by each Rating Agency;

                  (v) certificates of deposit, demand or time deposits, federal funds sold or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal or state banking authorities, provided that the commercial paper or short-term certificates of deposit of such depository institution or trust company are rated P-1 by Moody's (and, in the case of any such certificate of deposit, demand or time deposit, federal funds or banker's acceptances which mature more than 30 days after purchase as an Eligible Investment of funds in the Reserve Account, the long-term unsecured debt obligations or certificates of deposit of such depository institution or trust company are rated A1 or higher by Moody's), and "F-1+" by Fitch or such lower rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the then current rating assigned to any Class of the Class A Certificates by each Rating Agency;

                  (vi) demand or time deposits or certificates of deposit issued by any bank, trust company, savings bank or other savings institution which deposits are fully insured by the BIF or SAIF;

                  (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the then current rating assigned to any Class of the Class A Certificates by each Rating Agency;

                  (viii) repurchase obligations with respect to any security described in clause (i), (ii) or (ix) herein or any other security issued or fully guaranteed by the FHLBS, FHLMC, FNMA, GNMA or any other agency or instrumentality of the United States of America the obligations of which are backed as to timely payment of principal and interest by the full faith and credit of the United States of America which is (i) entered into with a depository institution or trust company the commercial paper or short-term certificates of deposit of which are rated (A) P-1 by Moody's (and, in the case of any repurchase obligation which matures more than 30 days after it is purchased as an Eligible Investment of funds in the Reserve Account, the long-term unsecured debt obligations or long-term certificates of deposit of such depository institution or trust company are rated A1 or higher by Moody's) and (B) "F-1+" by Fitch or (ii) entered into with any other party, if the collateralization of such repurchase agreements is in an amount approved in writing by each Rating Agency;

                  (ix) securities (other than stripped bonds, stripped coupons or super premium bonds which evidence a right to receive either (A) only interest payments with respect to the obligations underlying such instrument or (B) both principal and interest payments derived from obligations underlying such instrument if the interest and principal payments with respect to such instruments provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations) bearing interest or sold at a discount issued by the FHLBS, FHLMC, FNMA, GNMA or any other corporation incorporated under the laws of the United States of America or any state thereof which securities (if not senior obligations of the FHLBS, FHLMC, FNMA or GNMA) are, at the time of such investment or contractual commitment providing for such investment, then rated "F-1+" or "AA" or better by Fitch and P-1 or A1 or better by Moody's, or in such lower rating category (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the then current rating assigned to any Class of the Class A Certificates by each Rating Agency; and

                  (x) such other investments bearing interest or a return in the nature of interest acceptable to each Rating Agency (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the then current rating assigned to any Class of the Class A Certificates by each Rating Agency.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended, including any regulations promulgated thereunder.

         Events of Servicing Termination: As defined in Section 8.01.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FHLBS: The Federal Home Loan Bank System or any successor thereto; references herein to obligations of the FHLBS are to the consolidated joint and several obligations of the Federal Home Loan Banks that comprise the FHLBS.

         FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

         Fitch: Fitch Investors Service, L.P. or its successor in interest.

         FNMA: The Federal National Mortgage Association or any successor thereto.

         GNMA: The Government National Mortgage Association or any successor thereto.

         Ineligible Mortgage Loan: Any Mortgage Loan which is required to be repurchased by a Seller or purchased by the Master Servicer pursuant to Sections 2.01, 2.02, 2.04 or 3.01.

         Insurance Proceeds: With respect to any Due Period, proceeds paid to the Master Servicer or any Subservicer by any insurer pursuant to any insurance policy covering a Mortgage Loan, together with any amounts required to be deposited by the Master Servicer or any Subservicer in the Collection Account pursuant to the last sentence of Section 3.04, net of (i) any component thereof covering any reasonable expenses incurred by or on behalf of the Master Servicer or any Subservicer in connection with obtaining such Insurance Proceeds, (ii) any component thereof to be applied to the repair or restoration of the Mortgaged Property in accordance with the Servicing Standards, (iii) any component thereof required to be paid to senior mortgagees and (iv) any component thereof required to be paid to the related Mortgagor.

         Internal Revenue Service: The United States Internal Revenue Service or any successor thereto.

         Liquidated Mortgage Loan: As to any Payment Date, (i) a Mortgage Loan (not including any Mortgage Loan purchased by the Master Servicer or repurchased by a Seller) as to which the Master Servicer has determined as of the end of the related Due Period that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered or (ii) any Mortgage Loan secured by a Mortgaged Property which has been an REO Property for 18 months.

         Liquidation Expenses: As to any Liquidated Mortgage Loan, customary and reasonable out-of-pocket expenses exclusive of overhead which are incurred, in accordance with the Servicing Standards, by the Master Servicer or any Subservicer in connection with the liquidation of or other efforts to recover amounts due thereon and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended pursuant to Section 3.06 (including, without limitation, amounts advanced, in accordance with the Servicing Standards, to cure defaults on, keep current or pay off any mortgage loan which is senior to such Mortgage Loan) in respect of such Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes, hazard insurance policy premiums paid by the Master Servicer or for property restoration or preservation as are customary in the residential mortgage loan servicing industry.

         Liquidation Proceeds: As to any Liquidated Mortgage Loan or Mortgage Loan secured by a Mortgaged Property which has become an REO Property, the monies collected from whatever source (other than Insurance Proceeds), including, without limitation, payments made by the Mortgagor, rental income and other proceeds derived from Mortgaged Property subject thereto or other assets acquired by the Trust in connection with the liquidation of such Mortgage Loan in a trustee's sale, foreclosure sale or otherwise.

         Loan File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Loan File pursuant to Section 3.05 hereof.

         Loan Rate: With respect to any Mortgage Loan, the per annum rate of interest set forth in the related Note.

         Loan Schedule: The schedule of Mortgage Loans originated by CoreStates Bank, N.A. and included in the Trust Fund, attached hereto as Exhibit B-1, and the schedule of Mortgage Loans originated by New Jersey National Bank and included in the Trust Fund, attached hereto as Exhibit B-2, as each such schedule may be amended to reflect Qualified Substitute Mortgage Loans and Deleted Mortgage Loans. The Loan Schedule shall set forth as to each Mortgage
Loan: (i) the Cut-Off Date Principal Balance, (ii) the original term to maturity of such Mortgage Loan, (iii) the remaining term to maturity of such Mortgage Loan as of the Cut-Off Date, (iv) the Loan Rate, (v) the number by which the Mortgage Loan is identified on the Electronic Ledger or otherwise, and (vi) the name and state of residence of the related Mortgagor.

         Master Servicer: CoreStates Bank, N.A., a national banking association, and the successor thereto (in the same capacity) pursuant to Section 7.01, 7.04 or 8.02.

         Maximum Yield Supplement Amount: As of any Payment Date, the amount calculated as set forth in Section 4.04.

         Monthly Servicing Fee: As to any Payment Date, one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Pool Principal Balance as of the preceding Payment Date or, with respect to the first Payment Date, the Original Pool Principal Balance, reduced, in each case, by any amounts set forth in Section 3.08.

         Moody's: Moody's Investors Service, Inc. or its successor in interest.

         Mortgage: The mortgage, deed of trust or other instrument creating a lien on an estate in fee simple in real property, in accordance with applicable law, securing a Mortgage Loan.

         Mortgage Loans: Such of the mortgage loans, including any such mortgage loans secured by Mortgaged Properties which have become REO Properties and any Qualified Substitute Mortgage Loans, identified in the Loan Schedule.

         Mortgaged Property: The underlying property, including real property and any improvements thereon, securing the amount owed by the Mortgagor under a Mortgage Loan.

         Mortgagor: The obligor or obligors under a Note.

         Net Liquidation Proceeds: As to any REO Property or Liquidated Mortgage Loan, the total Liquidation Proceeds less the total Liquidation Expenses.

         Net Losses: As of any date, the sum of (i) the Principal Balances of all Mortgage Loans which have become Liquidated Mortgage Loans since the Cut-Off Date (measured as of the date the related Mortgage Loan became a Defaulted Mortgage Loan), less Net Liquidation Proceeds with respect to such Liquidated Mortgage Loans (but not below zero) and (ii) (without duplication) all partial charge-offs incurred on all Mortgage Loans since the Cut-Off Date.

         Note: As to any Mortgage Loan, the related note or evidence of indebtedness executed by the obligor.

         Officer's Certificate: A certificate signed by the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, assistant treasurer or the controller of a Seller or the Master Servicer, as appropriate.

         Opinion of Counsel: A written opinion of counsel, who may be counsel to a Seller or the Master Servicer, which counsel shall be acceptable to the Trustee. With respect to the opinion that may be delivered to the Trustee pursuant to the third paragraph of Section 2.01(b) hereof, in-house counsel to CoreStates shall be acceptable to the Trustee.

         Original Class A Certificate Balance: $171,326,000, being the sum of the Original Class A-1 Certificate Balance, Original Class A-2 Certificate Balance, Original Class A-3 Certificate Balance and Original Class A-4 Certificate Balance.

         Original Class A-1 Certificate Balance: $90,000,000.

         Original Class A-2 Certificate Balance: $27,600,000.

         Original Class A-3 Certificate Balance: $41,000,000.

         Original Class A-4 Certificate Balance: $12,726,000.

         Original Pool Principal Balance: $171,326,953.09, such amount being the Pool Principal Balance as of the Cut-Off Date as set forth in Section 2.04(a).

         Original Principal Balance: As to any Mortgage Loan, the original principal balance as of the date of origination of such Mortgage Loan.

         Overcollateralization Amount: As of the Closing Date, $953.09, and as of any Payment Date, will be equal to the excess, if any, of the Pool Principal Balance as of the last day of the related Due Period over the Class A Certificate Balance as of such Payment Date, after giving effect to all payments made on such Payment Date (other than any Additional Class A Remittance Amount for such Payment Date).

         Ownership Interest: With respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Pass-Through Rate: Pertaining to the Class A-1 Pass-Through Rate, Class A-2 Pass-Through Rate, Class A-3 Pass-Through Rate or the Class A-4 Pass-Through Rate, as the case may be.

         Paying Agent: Any Person appointed by the Trustee and acting pursuant to Section 6.05.

         Payment Date: With respect to each Due Period, the 15th day of the following month, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing with June 17, 1995.

         Percentage Interest: As to any Certificate, the percentage interest evidenced thereby, such percentage interest being, in the case of a Class A Certificate, equal to the percentage obtained by dividing the initial principal amount of such Class A Certificate by the Original Class A-1 Certificate Balance, Original Class A-2 Certificate Balance, Original Class A-3 Certificate Balance or Original Class A-4 Certificate Balance, as applicable, and, in the case of a Class R Certificate, the percentage interest set forth on the face of such Class R Certificate.

         Permitted Transferee: With respect to a Class R Certificate, any Person other than (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code
Section 860E(c)(1)) with respect to the Class R Certificates (except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), (e) any other Person so designated by the Master Servicer based upon an Opinion of Counsel to the effect that the Transfer of an ownership Interest in any Class R Certificate to such Person may cause the related REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding and (f) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, unless such Person provides the Trustee with a duly completed Internal Revenue Service Form 4224. The terms "United States", "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

         Person: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Plan Asset Regulations: The Department of Labor regulations under ERISA in 29 CFR Section 2510.3-101, as amended from time to time.

         Pool Principal Balance: As of any Payment Date or the Cut-Off Date, the aggregate of the Principal Balances of all Mortgage Loans as of the beginning of the Due Period in which such Payment Date occurs or as of the Cut-Off Date, as the case may be.

         Principal Balance: With respect to any Mortgage Loan as of any date, the Principal Balance of such Mortgage Loan as of the Cut-Off Date reduced by all Principal Payments applied thereto.

         Principal Payment: As to any Mortgage Loan and Due Period, all amounts received by the Master Servicer from or on behalf of any related Mortgagor during such Due Period which, at the time of receipt, were applied in reduction of the Principal Balance of such Mortgage Loan.

         Prospectus: The Prospectus dated May 22, 1996 (including the Prospectus Supplement dated May 22, 1996) prepared by the Sellers in connection with the initial issuance and sale of the Class A Certificates.

         Purchase Price: With respect to any Mortgage Loan to be purchased by a Seller or the Master Servicer on any date pursuant to Sections 2.01, 2.02, 2.04 or 3.01, an amount equal to the sum of (i) the Principal Balance thereof as of the Effective Date and (ii) accrued and unpaid interest at the Loan Rate thereon through the Accrual Period in which the Effective Date occurs.

         Qualified Substitute Mortgage Loan: A mortgage loan or mortgage loans substituted for a Deleted Mortgage Loan pursuant to Sections 2.01, 2.02 or 2.04 hereof, which (i) has or have a mortgage interest rate or rates of not less than (and not more than two percentage points more than) the Loan Rate for the Deleted Mortgage Loan, (ii) relates or relate to the same type of residential dwelling as the Deleted Mortgage Loan, or relates to a one- to four-family dwelling, and has or have a lien priority that is no more junior or subordinate than that of the Deleted Mortgage Loan, (iii) matures or mature no later than (and not more than one year earlier than) the Deleted Mortgage Loan, (iv) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the Deleted Mortgage Loan, (v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance of the Deleted Mortgage Loan as of such date, (vi) complies or comply as of the date of substitution with each representation and warranty set forth in Section 2.03, and (vii) is substituted within two years of the Closing Date.

         Rating Agencies: Moody's and Fitch. If either of such agencies or a successor is no longer in existence, "Rating Agencies" shall be the other such agency or its successor and if both such agencies or their successors are no longer in existence, "Rating Agencies" shall be such statistical credit rating agency, or other comparable Person, designated by the Sellers, notice of which designation shall be given to the Trustee.

         Record Date: With respect to any Payment Date, the calendar day immediately preceding the Payment Date or, in the event that Definitive Certificates are issued pursuant to Section 6.02(c) hereof, the Record Date for each Payment Date following the Payment Date after such issuance shall be the last calendar day of the Due Period which ends prior to each such Payment Date, in each case, whether or not such day is a Business Day.

         Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

         REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at section 860A through 860G of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         REO Property: A Mortgaged Property acquired by the Master Servicer on behalf of the Trust through foreclosure or deed in lieu of foreclosure.

         Reserve Account: The account established and maintained pursuant to
Section 4.03 which must be an Eligible Account and will be initially maintained in the trust department of CoreStates Bank, N.A.

         Reserve Account Requirement: The aggregate amount required to be on deposit in the Reserve Account on any Payment Date, which shall be calculated in the manner provided in Section 4.03; provided, however, that the Reserve Account Requirement may be reduced as of any Payment Date, or the definition thereof may be otherwise modified, without the consent of the Class A Certificateholders of any Class, provided that each of the Rating Agencies confirms in writing that such reduction or modification will not result in a reduction or withdrawal of any rating of the Class A Certificates.

         SAIF: The Savings Association Insurance Fund administered by the FDIC, or any successor to such Fund.

         Securities Act: The Securities Act of 1933, as amended.

         Sellers: CoreStates Bank, N.A. and New Jersey National Bank and their successors.

         Servicing Certificate: A certificate completed by and executed by the Master Servicer by its chairman of the board, its president, any vice chairman of its board, any vice president, the treasurer, or the controller of the Master Servicer pursuant to Section 4.01.

         Servicing Fee Rate: 0.75% per annum, except as such rate may be reduced pursuant to the definition of Monthly Servicing Fee.

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers annexed to an Officer's Certificate furnished on the Closing Date to the Trustee by the Master Servicer, as such list may from time to time be amended by superseding Officer's Certificates.

         Servicing Standards: The degree of skill and care consistent with the degree of skill and care that the Master Servicer exercises with respect to similar home equity loans owned or serviced by it and that is consistent with prudent industry standards.

         60-Day Delinquency Percentage: As defined in Section 4.03.

         Special Tax Opinion: An Opinion of Counsel, delivered by counsel independent of the Sellers and the Master Servicer, that a proposed transaction or activity will not (i) cause an Adverse REMIC Event or (ii) result in the encumbrance of the Mortgage Loans by a tax lien.

         Specified Reserve Requirement: As defined in Section 4.03.

         Subservicer: Any Person that is subservicing a Mortgage Loan at the request of the Master Servicer.

         Substitution Adjustment: As to any date on which a substitution occurs pursuant to Sections 2.01, 2.02, 2.04 or 3.01, the amount (if any) by which the aggregate principal balances of any Qualified Substitute Mortgage Loans as of the date of substitution, together with accrued and unpaid interest thereon (but only to the extent deposited in the Collection Account), are less than the aggregate of the Principal Balances (after application of principal payments received on or before the date of substitution and deposited into the Collection Account), together with accrued and unpaid interest thereon to the date of substitution, of the related Deleted Mortgage Loans plus any unreimbursed Liquidation Expenses.

         Supplemented Mortgage Loan: Each then outstanding Mortgage Loan having a Loan Rate of less than 7.75% per annum.

         Tax Matters Person Residual Interest: A Class R Certificate of 0.001% Percentage Interest and designated as such, which shall be issued to and held by the Master Servicer (or an affiliate) throughout the term hereof.

         Terminating Purchase: The purchase of all Mortgage Loans owned by the Trust pursuant to Section 10.01.

         Three Month 60-Day Delinquency Average: As defined in Section 4.03.

         Transfer: Any direct transfer, sale, or other form of assignment of a Certificate.

         Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         Trust: The trust created by this Agreement.

         Trust Fund: The corpus of the trust created by this Agree ment, consisting of those items set forth in clauses (i) through (vii) of Section 2.01(a).

         Trustee: The First National Bank of Chicago or any successor Trustee appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

         Trustee Officer: Any officer in the Corporate Trust Services Division of the Trustee with direct responsibility for the administration of this Agreement.

         Yield Supplement Account: The account established and maintained pursuant to Section 4.04 which must be an Eligible Account and will be initially maintained in the trust department of CoreStates Bank, N.A.

         Yield Supplement Deposit Amount: The aggregate amount available to be deposited in the Collection Account from the Yield Supplement Account on each Payment Date, calculated as set forth in Section 4.04.

         Yield Supplement Withdrawal Amount: The amount calculated as set forth in Section 5.01(b).

         Section 1.I.002 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

         Section 1.I.003 Calculations. All calculations of interest hereunder which are made in respect of the Mortgage Loans shall be made using the simple interest method, based on the actual number of days elapsed and the actual number of days in the calendar year. All calculations of interest hereunder which are made in respect of the Certificates shall be made monthly at one-twelfth of the annual rate and calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be carried out to at least seven decimal places and, if rounded, .00000005 shall be rounded up. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

         Section 1.I.004 Business Day Certificate. On the Closing Date (with respect to the remainder of calendar year 1996) and thereafter, within 15 days prior to the end of each calendar year while this Agreement shall remain in effect, the Master Servicer shall provide an Officer's Certificate to the Trustee specifying with respect to the succeeding calendar year the days on which banking institutions in Philadelphia, Pennsylvania or the city in which any Paying Agent (if other than the Trustee) is located are authorized or obligated by law, executive order or governmental decree to be closed.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.011 Conveyance of Mortgage Loans.

         (a) General. In consideration of the Trustee's delivery to or upon the order of the Sellers of (a) the Class A Certificates, in an aggregate amount equal to the aggregate of the Original Class A-1 Certificate Balance, Original Class A-2 Certificate

Balance, Original Class A-3 Certificate Balance and Original Class A-4 Certificate Balance and (b) the Class R Certificates in the respective Percentage Interests indicated to the Trustee by the Sellers, each Seller does hereby sell, transfer, assign and otherwise convey to the Trust, in trust for the benefit of the Certificateholders, without recourse:

                  (i) all right, title and interest of such Seller in and to the Mortgage Loans listed in the Loan Schedule, including the related Notes and Mortgages, and all payments on, and proceeds with respect to, such Mortgage Loans received on and after the Cut-Off Date except such payments and proceeds as the Master Servicer is entitled to retain pursuant to the express provisions of this Agreement;

                  (ii) all right, title and interest of such Seller in the Mortgages on the properties securing the Mortgage Loans, including any Mortgaged Property acquired by or on behalf of the Trust by foreclosure or deed in lieu of foreclosure or otherwise;

                  (iii) all right, title and interest of such Seller in and to the Loan Files relating to the Mortgage Loans;

                  (iv) all right, title and interest of such Seller in and to any rights in or proceeds from any insurance policies (including title insurance policies) covering the Mortgage Loans, the Mortgaged Properties or the Mortgagors and any amounts recovered from third parties in respect of any Liquidated Mortgage Loans or Defaulted Mortgage Loans;

                  (v) the Collection Account and all funds and other assets deposited therein and all instruments, securities (including, without limitation, Eligible Investments) or other property in which the funds on deposit in the Collection Account may be invested in whole or in part from time to time (but excluding any reinvestment income earned on funds on deposit in the Collection Account);

                  (vi) the Reserve Account, the Yield Supplement Account and all funds and other assets deposited therein and all instruments, securities (including, without limitation, Eligible Investments) or other property in which the Reserve Account and the Yield Supplement Account may be invested in whole or in part from time to time; and

                  (vii) the proceeds of all of the foregoing.

         It is the express intent of the parties hereto that the assignment and transfer by Sellers to the Trustee as provided in this Section 2.01 be, and be construed as, a sale by each Seller to the Trustee. It is, further, not the intention of the parties that such assignment and transfer be deemed a pledge by either Seller to the Trustee to secure a debt or other obligation of such Seller. However, in the event, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of either Seller, or if for any reason this Agreement is held deemed to create a security interest, then, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state; (b) the conveyance provided for in this Agreement shall be deemed to be a grant by each Seller to the Trustee of a security interest in and to all of such Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (I) All accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to any of the property described in (x) and (y) below: (x) the Mortgage Loans listed in the Loan Schedule, including the related Notes and Mortgages and all payments on and proceeds with respect to such Mortgage Loans received on and after the Cut-Off Date; and (y) the property described in clauses (ii) through (viii) above; and

                  (II) all proceeds of the collateral described in (I) above.

The possession by the Trustee of the Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof) as in force in the relevant jurisdiction; and notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Sellers and the Trustee at the direction of the Sellers shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

         In connection with such sale, transfer, assignment, and conveyance, each Seller has filed, in the appropriate office in the State in which its principal place of business is located, a UCC-1 financing statement executed by such Seller as debtor, naming the Trustee as secured party and listing the Mortgage Loans and the other property described above as collateral. The characterization of each Seller as a debtor and of the Trustee as the secured party in such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of the Sellers' entire right, title and interest in the Mortgage Loans and the other property described in clauses (i) through (vii) above to the Trust. In connection with such filing, each Seller agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the interest of the Trustee, for the benefit of the Certificateholders, in the Mortgage Loans and the other property described in clauses (i) through (vii) above.

         (b) Loan Files. In connection with such sale, transfer, assignment and conveyance by the Sellers, contemporaneously with the execution of this Agreement, the Master Servicer shall deliver to the Trustee, or to a Custodian on behalf of the Trustee, the following documents or instruments with respect to each Mortgage Loan sold, transferred, assigned and conveyed by it (other than any Mortgage Loans which have been prepaid in full on or after the Cut-Off Date and prior to the Closing Date):

                  (i) (A) The original Note endorsed by the related Seller without recourse to the Trustee or in blank or by a blanket endorsement (which endorsement may be by manual or facsimile signature) with all intervening endorsements showing a complete chain of title from the originator to the Trustee or (B) if such Note is a Destroyed Mortgage Note, an original Destroyed Mortgage Note Affidavit together with a copy of such Mortgage Note attached thereto;

                  (ii) (A) The related original Mortgage with evidence of recording indicated thereon or (B) a copy of the related Mortgage certified by the applicable public recording office in those instances where the original recorded Mortgage has been lost;

                  (iii) All original intervening assignments with evidence of recording thereon (other than an assignment to a Seller with respect to a Mortgage Loan acquired by such Seller by merger, in which case such intervening assignments shall show a chain of title to the related predecessor institution); and

                  (iv) Originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage or Note have been modified or such Mortgage or Note has been assumed.

Notwithstanding anything to the contrary contained in this Section 2.01, (a) in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Sellers shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof and (b) in those instances where the public recording office has not yet returned the original Mortgage, the assignment of a Mortgage or an intervening assignment of the Mortgage after it has been recorded, the Seller shall be deemed to have satisfied its obligations hereunder (x) upon delivery to the Trustee of a copy of such Mortgage or such assignments of Mortgage and (y) by delivering to the Trustee the original of any such document with evidence of recording indicated thereon promptly upon receipt thereof from the public recording office. The Trustee or Custodian, if any, shall hold the Mortgage Files in trust upon the terms herein set forth, for the use and benefit of all present and future Certificateholders, and the Trustee or Custodian, if any, shall retain possession thereof except to the extent the Master Servicer or any Subservicers require any Loan Files to perform their servicing activities or to satisfy any licensing authorities. During the time the Trustee holds the Loan Files, the Trustee agrees to hold and maintain such Loan Files in accordance with prudent industry standards for custodians.

         As promptly as practicable following the Delivery Date, but in no event more than 90 days following the Delivery Date, the Master Servicer shall at its own expense (i) either (A) record an assignment of Mortgage in favor of the Trustee (which may be a blanket assignment if permitted by applicable law) with respect to such Mortgage Loans in the appropriate real property or other records, or (B) deliver to the Trustee the assignment of Mortgage from the related Seller in favor of the Trustee in form for recordation, together with an Opinion of Counsel satisfactory to the Rating Agencies to the effect that recording is not required and no other action on the part of such Seller is required (other than such actions as have been taken) to protect the Trustee's right, title and interest in and to the related Mortgage and Note or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage and Note.

         On the date on which any Loan File is delivered to the Trustee (which shall include the Closing Date), the Trustee shall confirm that such Loan File relates to the applicable Mortgage Loan identified on the Loan Schedule. On such date, the Trustee shall deliver to the Master Servicer and each Rating Agency an initial certification of receipt by it, or by a Custodian on its behalf, of such Loan File in the form attached as Exhibit G-1 hereto (except as indicated thereon). If the Trustee finds that such Loan File does not relate to such Mortgage Loan, the Trustee shall promptly upon the conclusion of its review notify the related Seller, and such Seller shall have a period of 5 days after receipt of such notice within which to correct or cure any such defect. If the related Seller cannot correct or cure any such defect with respect to a Mortgage Loan within such 5-day period, it shall repurchase such Mortgage Loan pursuant to Section 2.02(b) or provide a Qualified Substitute Mortgage Loan (together with any Substitution Adjustment) pursuant to Section 2.02(b).

         Within 7 days following the date on which any Mortgage Loan is sold, transferred, assigned and otherwise conveyed to the Trust pursuant to Section 2.01(a), the Trustee shall review each Loan File to determine that all required documents set forth in item (i) of the first paragraph of this Section 2.01(b) have been executed and received and that such documents relate to the related Mortgage Loan identified on the Loan Schedule. For purposes of this determination, the Trustee may rely on the purported due execution and genuineness of any signature thereon. On the date 10 days following such conveyance date, the Trustee shall deliver to the Master Servicer and each Rating Agency an interim certification of receipt by it, or by a Custodian on its behalf, of such documents in the form attached hereto as Exhibit G-2 hereto (except as indicated thereon). If within such 7-day period the Trustee finds that such document was not executed or received or is unrelated to the Mortgage Loans identified in the Loan Schedule, the Trustee shall promptly upon the conclusion of its review notify the related Seller by telephone and by facsimile, and such Seller shall have a period of 3 days after such 7-day period within which to correct or cure any such defect with respect to a Mortgage Loan within such 10-day period following the conveyance of such Mortgage Loan. If the related Seller cannot correct or cure any such defect with respect to a Mortgage Loan within such 10-day period, it shall repurchase such Mortgage Loan pursuant to Section 2.02(b) or provide a Qualified Substitute Mortgage Loan (together with any Substitution Adjustment) pursuant to Section 2.02(b).

         Within 60 days following the date on which any Loan Files are delivered to the Trustee, the Trustee shall review each Loan File to determine that all required documents set forth in items (ii) through (iv) of the first paragraph of this Section 2.01(b) have been executed and received and that such documents relate to the Mortgage Loans identified on the Loan Schedule. For purposes of this determination, the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 60-day period the Trustee finds that any document constituting a part of a Loan File was not executed or received or is unrelated to the Mortgage Loans identified in the Loan Schedule, the Trustee shall promptly upon the conclusion of its review notify the related Seller, which shall have a period of 30 days after receipt of such notice within which to correct or cure any such defect. On the last day of such 30-day period, the Trustee shall deliver to the Master Servicer and each Rating Agency a final certification of receipt by it, or by a Custodian of its behalf, of such documents in the form attached as Exhibit

G-3 hereto (except as indicated thereon). If the related Seller cannot correct or cure any such defect with respect to a Mortgage Loan within such 30-day period, it shall repurchase such Mortgage Loan pursuant to Section 2.02(b) or provide a Qualified Substitute Mortgage Loan (together with any Substitution Adjustment) pursuant to Section 2.02(b).

         If recordation of any assignment of Mortgage is required hereunder, the original of each such recorded assignment of Mortgage shall be delivered to the Trustee within 10 days following the date on which it is returned to the related Seller by the office with which such assignment was filed for recordation and within 10 days following receipt by the Trustee of the recorded assignment or the assignment in recordable form, as the case may be, the Trustee shall review such assignment to confirm the information specified above with respect to the documents constituting the Loan File. Upon receipt by the Trustee of the recorded assignment or the assignment in recordable form, as the case may be, such recorded assignment or assignment in recordable form shall become part of the Loan File. The Trustee shall notify the related Seller of any defect in such assignment if it shall have actual knowledge of any such defect based on such review. The related Seller shall have a period of 30 days following such notice to correct or cure such defect. In the event that the related Seller fails to record an assignment of Mortgage as herein provided (which assignment was required to be recorded) and the Trustee shall have actual knowledge of such failure, the Trustee shall prepare and file such assignment for recordation in the appropriate real property or other records, and the related Seller hereby appoints the Trustee as its attorney-in-fact with full power and authority acting in its stead for the purpose of such preparation, execution and recordation. Any expense incurred by the Trustee not otherwise paid for by the related Seller as required hereunder in connection with the preparation and recordation of such assignments shall be reimbursed to the Trustee pursuant to
Section 9.05.

         (c) Custodial Arrangements. The Trustee may appoint from time to time a Custodian who is acceptable to the Master Servicer and who, upon execution of a Custodial Agreement, shall maintain possession of the Loan Files, or such part of them as the Trustee shall direct, as agent of the Trustee pursuant to the terms of such Custodial Agreement.

         The Trustee shall keep the Master Servicer apprised at all times of the Loan Files. Subject to Section 3.07, the Trustee shall take all steps that are reasonably necessary or appropriate in order to facilitate the Master Servicer's access to the Loan Files during normal business hours of the Trustee or any Custodian and shall cooperate fully with the Master Servicer in securing such access. The Trustee or any Custodian shall release the Loan Files, or any portion thereof, to the Master Servicer as necessary to permit the Master Servicer or any Subservicer to perform its servicing activities or to satisfy any licensing authorities.

         (d) Maintenance of Records. The Master Servicer shall maintain such accurate and complete accounts, records and computer systems pertaining to each Loan File as shall enable it and the Trustee to comply with this Agreement. In performing its recordkeeping duties, the Master Servicer shall act in accordance with the Servicing Standards. The Master Servicer shall conduct, or cause to be conducted, periodic audits of such accounts, records and computer systems. The Master Servicer shall promptly report to the Trustee any failure on its part to maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

         (e) Other Duties of the Sellers and the Master Servicer. The Sellers further confirm to the Trustee that they have caused the portions of the Electronic Ledger relating to the Mortgage Loans (or the related manual servicing cards or other system of recordkeeping used by the Master Servicer or the Seller) to be clearly and unambiguously marked to indicate that such Mortgage Loans have been sold to the Trustee and constitute part of the Trust Fund in accordance with the terms of the trust created hereunder, and that the Sellers will treat the transaction contemplated by such sale and assignment as a sale for accounting purposes.

         (f) Responsibility of the Trustee. The Trustee shall have no responsibility for reviewing any Loan File except as expressly provided in subsection (b) of this Section 2.01. In reviewing any Loan File pursuant to such subsection, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded, but shall not be required to determine whether any Person executing any document is authorized to do so or whether any signature thereon is genuine. On or prior to the first Determination Date following the Closing Date, the Master Servicer shall deliver to the Trustee an Officer's Certificate setting forth the identity of each Mortgage Loan which has been prepaid in full on or after the Cut-Off Date, together with a statement to the effect that all amounts received in connection with such payment which are required to be deposited into the Collection Account pursuant to Section 3.02(b) of this Agreement have been so deposited.

         Section 2.012 Acceptance by Trustee; Repurchase of Mortgage Loans.

         (a) The Trustee acknowledges the sale, transfer and assignment of the Trust pursuant to Section 2.01 and declares that the Trustee holds and will hold all amounts received by it thereunder in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders.

         (b) If the time to cure any defect of which the Trustee has notified the Sellers following the Trustee's review of the Loan Files pursuant to Section 2.01(b) has expired, or if any loss that materially and adversely affects the interests of the Certificateholders is suffered in respect of any Mortgage Loan as a result of

                  (i) a defect in any document constituting a part of a Loan
         File,

                  (ii) a Seller's failure to deliver such Loan File as required under Section 2.01(b),

                  (iii) an assignment of the related Mortgage which was required to be recorded not having been recorded, or

                  (iv) a Seller's failure to file a UCC-1 financing statement or any continuation thereof as required in Section 2.01(a),

then such Seller shall, on the Business Day next preceding the Payment Date in the month following the Due Period in which the time to cure such defect expired or such loss occurred, purchase the related Mortgage Loan (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto not already applied to reduce the Principal Balance of such Mortgage Loan) from the Trust Fund (x) at a price equal to the Purchase Price or (y) by substituting one or more Qualified Substitute Mortgage Loans (together with any Substitution Adjustment, if applicable). Such repurchase shall be accomplished by payment to the Master Servicer of the Purchase Price and the deposit of such amount in the Collection Account pursuant to Section 3.02(b) on the Business Day next preceding such Payment Date. Such substitution shall be accomplished by providing one or more Qualified Substitute Mortgage Loans and depositing any Substitution Adjustment into the Collection Account. Although such Seller shall not be required to pay the Purchase Price or effect such a substitution in respect of any such Mortgage Loan until the Business Day next preceding the related Payment Date as provided above, the obligation to repurchase such Mortgage Loan shall arise on the date on which the time to cure such defect expires or such loss occurs, and such repurchase shall be deemed to occur as of the Effective Date. With respect to a substitution, the Master Servicer shall deliver to the Trustee on the date of substitution the documents constituting the Loan File for the related Qualified Substitute Mortgage Loan or Loans.

         Upon receipt by the Trustee of written notification signed by a Servicing Officer to the effect (x) that the Purchase Price for any such Mortgage Loan has been so deposited in the Collection Account or (y) such substitution has been effected and any Substitution Adjustments have been so deposited in the Collection Account, the Trustee shall execute and deliver such instrument of transfer or assignment presented to it by the Master Servicer, in each case without recourse, representation or warranty (except as to authorization, authenticity and due execution of the instrument or assignment) as shall be necessary to vest in such Seller legal and beneficial ownership of such Ineligible Mortgage Loan or Deleted Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto not already applied to reduce the Principal Balance of such Mortgage
Loan). The obligation of the Sellers to repurchase or provide a substitute for any Mortgage Loan shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee against the Sellers on behalf of Certificateholders, and such obligation on the part of the Sellers shall survive any resignation or termination of the Master Servicer under this Agreement.

         The Servicer shall deposit in the Collection Account all payments received in connection with any Qualified Substitute Mortgage Loan or Loans after the date of such substitution; provided, however, that any amounts received after the date of substitution in respect of interest accrued on or prior to the date of substitution on such Qualified Substitute Mortgage Loan will constitute the property of the related Seller. Principal Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Servicer on behalf of the related Seller. The Trustee will own, for the benefit of the Certificateholders, all payments received on any Deleted Mortgage Loan on or before the date of substitution, and the Master Servicer on behalf of the related Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.

         The Master Servicer shall give written notice to the Trustee that such repurchase or substitution has taken place and shall amend the Loan Schedule to reflect the removal of such Ineligible Mortgage Loan or Deleted Mortgage Loan from the terms of this Agreement and the substitution of any Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the related Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section
2.03. On the date of such substitution, the related Seller will remit to the Master Servicer, and the Master Servicer will deposit into the Collection Account, an amount equal to the Substitution Adjustment, if any.

         Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan which is not in default, as to which no default is imminent, or which is not a "defective obligation" as defined in Treasury Regulation section 1.860G 2(f)(1), no purchase or substitution pursuant to Sections 2.01, 2.02, 2.04 or 3.01 shall be made unless the related Seller provides to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such purchase or substitution would not (i) result in the imposition of taxes on "prohibited transactions" of the REMIC evidenced hereby, as defined in Section 860F of the Code or a tax on contributions to the Trust

Fund under the REMIC Provisions, or (ii) cause the REMIC evidenced hereby to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which purchase or substitution was delayed pursuant to this paragraph shall be purchased or substituted (subject to compliance with Sections 2.01, 2.02, 2.04 and 3.01) upon the earlier of (a) the occurrence of a default or imminent default with respect to such loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such purchase or substitution will not result in the events described in clauses (i) and (ii) of the preceding sentence. The Trustee shall give prompt written notice to each Rating Agency and to each Certificateholder of any repurchase or substitution made pursuant to Section 2.01, 2.02, 2.04 or 3.01. Notwithstanding any contrary provision of this Agreement, in the case of a defect which causes a Mortgage Loan to be other than a "qualified mortgage" as defined in Code section 860G(a)(3), any repurchase or substitution shall occur within 90 days of discovery of the defect.

         Section 2.013 Representations and Warranties as to the Master Servicer and the Sellers. (a) The Master Servicer represents and warrants to the Trustee and to the Certificateholders that, as of the Closing Date:

                  (i) The Master Servicer is duly organized, and is validly existing and in good standing as a national banking association under the laws of the United States, and, has the corporate power and authority to own its assets and to conduct its business as presently conducted.

                  (ii) The Master Servicer is duly qualified to do business as a foreign corporation, is in good standing and has obtained all licenses and approvals necessary to conduct its business under the laws of each jurisdiction where such qualification, licenses or approvals are required and in which the failure to qualify or obtain such licenses or approvals would have a material adverse effect on its business, properties, assets or financial condition or on the performance of its obligations hereunder, and any Subservicer engaged by the Master Servicer has obtained all licenses and approvals required under state or federal law to service the Mortgage Loans.

                  (iii) The Master Servicer has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereby.

         The Master Servicer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Master Servicer, enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and by equitable principles.

                  (iv) The Master Servicer was not and is not required to obtain any consent, license, approval or authorization from, or to register with, any other party or any governmental authority or agency in connection with the execution, delivery or performance of this Agreement, except such as have been obtained prior to the Closing Date.

                  (v) The execution, delivery and performance of this Agreement does not and will not violate any provision of any existing law or regulation applicable to the Master Servicer or any order or decree of any court or the Articles of Association or By-laws of the Master Servicer or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which it, the Mortgage Loans or any significant portion of its properties are bound.

                  (vi) There is no action, suit, proceeding or investigation pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which, individually or in the aggregate, may have a material adverse effect on this Agreement or the Mortgage Loans or on any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or which would be likely to impair materially the ability of the Master Servicer to perform under the terms of this Agreement.

                  (vii) The Monthly Servicing Fee is a "current (normal) servicing fee rate" as that term is used in Statement of Financial Accounting Standards No. 65 issued by the Financial Accounting Standards Board. Neither the Master Servicer nor any affiliate thereof will report on any financial statements any part of the Monthly Servicing Fee as an adjustment to the sales price of the Mortgage Loans.

                  (viii) The collection practices used by the Master Servicer with respect to the Mortgage Loans have been, in all material respects, in accordance with the Servicing Standards.

                  (ix) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

                  (b) Each Seller represents and warrants to the Trustee and the Certificateholders that, as of the Closing Date:

                  (i) Such Seller is a national banking association duly organized, validly existing and in good standing and has the corporate power to own its assets and to conduct its business as presently conducted. Such Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it or the performance of its obligations hereunder requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or financial condition of the Seller or the performance of its obligations hereunder.

                  (ii) Such Seller has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and by equitable principles.

                  (iii) Such Seller is not required to obtain any consent, license, approval or authorization from, or register with, any other party or any governmental authority or agency in connection with the execution, delivery or performance of this Agreement, except such as have been obtained prior to the Closing Date.

                  (iv) The execution, delivery and performance of this Agreement by such Seller does not and will not violate any provision of any existing law or regulation applicable to such Seller or any order or decree of any court or the Articles of Association or Articles of Incorporation, as applicable, or By-laws of such Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which such Seller is a party or by which it, the Mortgage Loans or any significant portion of its properties is bound.

                  (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of such Seller threatened, against such Seller or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would have a material adverse effect on the transactions contemplated by this Agreement or on the Mortgage Loans.

                  (vi) Upon the receipt of each Loan File by the Trustee under this Agreement, the Trustee will have good title on behalf of the Trust to each Mortgage Loan and such other items comprising the corpus of the Trust free and clear of any lien.

                  (vii) Neither such Seller nor any Affiliate thereof will report on any financial statement any part of the Monthly Servicing Fee as an adjustment to the sales price of the Mortgage Loans.

                  (viii) The transactions contemplated by this Agreement are in the ordinary course of business of such Seller.

                  (ix) Such Seller is not insolvent and will not be insolvent following the consummation on the Closing Date of the transactions contemplated hereby and has not entered into such transactions, including the sale, transfer, assignment and conveyance of the Mortgage Loans to the Trust pursuant to Section 2.01(a) hereof, in contemplation of insolvency or with a view to hindering its creditors.

         The representations and warranties of the Master Servicer and each Seller set forth in this Section 2.03 shall survive the assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the Mortgage Loans, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Trustee officer such longer period specified in such consent, the Master Servicer or the related Seller, shall use all reasonable efforts to cure such breach in all material respects.

         Section 2.014 Representations and Warranties as to the Mortgage Loans. Each Seller represents and warrants to the Trustee and the Certificateholders that, as to each Mortgage Loan or the Mortgage Loans, as applicable, as of the Cut-off Date:

         (a) The information set forth in the Loan Schedule regarding such Mortgage Loan was true and correct at the date or dates respecting which such information is furnished. The Original Pool Principal Balance is
$171,326,953.09.

         (b) Such Mortgage Loan was originated or acquired by such Seller, and the related Mortgage is a valid lien on the related Mortgaged Property securing the amount owed by the obligor under the related Note subject only to (i) the lien of current real property taxes and assessments, (ii) the lien of any related senior mortgage or deed of trust (as to any Mortgage Loan that is not secured by a first priority lien), (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the related Mortgaged Property is located or specifically reflected in the appraisal or title policy obtained in connection with the origination of the related Mortgage Loan obtained by such Seller and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

         (c) Each Mortgaged Property consists of one- to four-family residential real property, a condominium or townhouse located in the United States. No Mortgaged Property consists solely of raw land, an apartment building having more than four units, or a cooperative apartment which is not considered to be realty under applicable law.

         (d) Immediately prior to the sale and assignment by such Seller to the Trustee, such Seller had good title to such Mortgage Loan, free of any interest of any other Person, and such

Seller has transferred all of its right, title and interest in and to such Mortgage Loan to the Trust.

         (e) No payment of principal or interest on or in respect of such Mortgage Loan is 30 or more days past due.

         (f) Such Seller and, if applicable, the Person who originated the Mortgage Loan and from whom such Seller acquired such Mortgage Loan, was properly licensed or otherwise authorized, to the extent required by applicable law, to originate or acquire such Mortgage Loan. Such Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity and disclosure laws. The consummation of the transactions herein contemplated, including, without limitation, the receipt of interest by Certificateholders and the ownership of such Mortgage Loans by the Trust, will not violate any such state or federal law or regulation.

         (g) Such Seller has not received a notice of default on any senior mortgage loan secured by the related Mortgaged Property which default has not been cured by a party other than such Seller.

         (h) Each Note and Mortgage is in substantially the form provided to the Trustee on the Closing Date on behalf of the Sellers. No Note is legended or otherwise marked to perfect any security interest or adverse claim in favor of any Person other than the Trustee.

         (i) Such Mortgage Loan does not have a Combined Loan-to-Value Ratio in excess of 103.90%.

         (j) There is only one Note with respect to each Mortgage Loan. Each
Note is a simple interest loan with a fixed Loan Rate. Each Note provides for level monthly payments sufficient to fully amortize the principal balance of such Note on its maturity date. No senior mortgage loan provides for negative amortization of the senior mortgage principal balance or for a bullet or balloon payment prior to the scheduled maturity of the Mortgage Loan. Each Mortgage Loan is a closed-end Mortgage Loan, all amounts due under the related Note have been advanced and no future advances are required to be made.

         (k) Each original Mortgage was recorded, or is in the process of being recorded, and all subsequent assignments of the original Mortgage, have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller or as against creditors of the Seller's predecessors in title.

         (l) To the best knowledge of such Seller, each senior loan on a Mortgaged Property permits the granting of a junior lien similar to the related Mortgage Loan without consent.

         (m) To the best knowledge of such Seller, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to the related Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage.

         (n) To the best knowledge of such Seller, there is no delinquent tax or assessment lien against any Mortgaged Property. There is no valid offset, defense or counterclaim to the related Note or Mortgage.

         (o) To the best knowledge of such Seller, the physical property subject to the related Mortgage is free of material damage and is in good repair.

         (p) Such Seller has possession of such Mortgage Loan and the Loan Files, and there are and there will be no custodial agreements in effect materially and adversely affecting the rights of such Seller to make, or cause to be made, the delivery of such Mortgage Loan or Loan Files as required hereunder.

         (q) The transfer, assignment and conveyance of such Mortgage Loan and the Loan Files by such Seller to the Trustee pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

         (r) Such Mortgage Loan is being serviced by the Master Servicer.

         (s) At the Cut-Off Date, the improvements upon the related Mortgaged Property existing on the date of origination of such Mortgage Loan are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the amount described in Section 3.04.

         (t) The related Mortgage and Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to such Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed.

         (u) The Master Servicer has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to such Mortgage Loans delivered by such Seller including any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee.

         (v) No more than 1.13% of the Original Pool Principal Balance of the Mortgage Loans is secured by Mortgaged Properties for which the borrowers are located within any single mailing zip code area.

         (w) The terms of the related Note and Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Certificateholders. The substance of any such alteration or modification is reflected on the related Loan Schedule.

         (x) Such Mortgage Loan was not originated under a buydown plan or under a so-called "limited documentation" program.

         (y) Such Mortgage Loan does not have a shared appreciation feature, or other contingent interest feature.

         (z) To the best knowledge of such Seller, no improvement located on or being part of the related Mortgaged Property is in violation of any applicable zoning law or regulation. To the best knowledge of such Seller, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, and such Mortgaged Property is lawfully occupied under the applicable law.

         (aa) With respect to each related Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses (except in connection with a trustee's sale after default by the related obligor) are or will become payable by the Holders, the Trustee or the Trust to the trustee under the deed of trust.

         (bb) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available to the related obligor which would materially interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgaged Property. No government or agency or instrumentality thereof is an obligor under any Note.

         (cc) Such Mortgage Loan is a mortgage loan principally secured by an interest in real property for purposes of the REMIC Provisions.

         (dd) As of the Cut-off Date, each Mortgage Loan had a Loan Rate of not less than 6.50% and had not been modified under the Relief Act.

         (ee) The credit underwriting guidelines applicable to each Mortgage Loan conformed in all material respects to the applicable description thereof set forth in the Prospectus. Such Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, to the description thereof set forth in the Prospectus, including all statistical data provided therein (whether in tabular format or otherwise).

         (ff) Such Mortgage Loan was not selected from among such Seller's assets in a manner which would cause them to be adversely selected as to credit risk from the pool of home equity loans owned by such Seller.

         (gg) Each Loan File delivered to the Trustee contains a related Mortgage Note corresponding to the Loan Schedule that satisfies the requirements set forth in Section 2.01(b)(i).

         It is understood and agreed that the representations and warranties set forth in this Section shall survive the sale and assignment of the Mortgage Loans to the Trustee. Upon discovery by any Seller, the Master Servicer or a Trustee Officer of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth in such representation or warranty concerning the knowledge of such Seller as to the facts stated therein, which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan or Mortgage Loans, the party discovering such breach shall give prompt written notice to the other parties hereto. Within 60 days of its discovery or its receipt of notice of breach, the Sellers shall use all reasonable efforts to cure such breach in all material respects. Unless, prior to the expiration of such 60 day period, such breach has been cured in all material respects or otherwise does not exist or continue to exist, the Sellers shall, not later than the Business Day next preceding the Payment Date in the month following the related Due Period in which any such cure period expired (or at the election of the Seller, an earlier Due Period), repurchase such Mortgage Loan (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto not already applied to reduce the Principal Balance of such Mortgage Loan) at its Purchase Price or effect a substitution of such Mortgage Loan with a Qualified Substitute Mortgage Loan (together with any Substitution Adjustment, if applicable) in each case in the same manner and subject to the same conditions as set forth in Section 2.02(b). Upon making any such repurchase or substitution, the Sellers shall be entitled to receive an instrument of assignment or transfer prepared by the Sellers from the Trustee, without recourse to the Trustee, to the same extent and subject to the same conditions as set forth in Section 2.02(b) with respect to the repurchase of Ineligible Mortgage Loans or Deleted Mortgage Loans under that Section.

         The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan pursuant to this Section or the eligibility of any Mortgage Loan for purposes of this Section.

         It is understood and agreed that the obligation of the Sellers to repurchase or provide a substitute for any Mortgage

Loan (or any property acquired in respect thereof or any insurance policy or insurance proceeds with respect thereto) pursuant to this Section shall constitute the sole remedy against it with respect to such breach of the foregoing representations or warranties or the existence of the foregoing conditions as of the Cut-off Date or the Closing Date, as the case may be, available to the Certificateholders or the Trustee on behalf of the Certificateholders, and such obligation shall survive any resignation or termination of the Master Servicer under this Agreement.

         Section 2.015 Execution and Authentication of Certificates. The Trustee has caused to be executed (not in its individual capacity, but solely as Trustee), countersigned, solely for authentication purposes, and delivered to or upon the order of the Master Servicer on behalf of all of the Sellers, in exchange for the Mortgage Loans and other assets in the Trust, concurrently with the transfer and assignment to the Trustee of the Mortgage Loans, Certificates in authorized denominations evidencing the entire ownership of the Trust.


                                   ARTICLE II

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         Section 3.021 The Master Servicer. The Master Servicer shall, or shall cause any Subservicer to, manage, service, administer and make collections on the Mortgage Loans in accordance with the Servicing Standards, and shall have full power and authority, acting alone or through any Subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Any amounts received by any Subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Master Servicer whether or not actually received by it and shall be deposited into the Collection Account as required by Section 3.02(b). The Master Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Mortgagors on such Mortgage Loans, investigating delinquencies, sending coupon books to Mortgagors, reporting tax information to Mortgagors, accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions pursuant to Sections 5.01, 5.02, 5.03 and otherwise pursuant to this Agreement. Notwithstanding the



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



performance of the Master Servicer's obligations hereunder through a Subservicer, the Master Servicer shall remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under this Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations. The Master Servicer shall follow the Servicing Standards in performing its duties as Master Servicer. Without limiting the generality of the foregoing, the Master Servicer (i) shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Trust, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties securing such Mortgage Loans; or (ii) may also consent to the modification of the terms of any Note not expressly prohibited hereby if the effect of any such modification will not be to materially and adversely affect the security afforded by the related Mortgaged Property or decrease or slow (other than as permitted herein) the timing of receipt of any payments required thereunder; provided, however, that the Master Servicer shall in no event permit any Mortgage Loan to be "significantly modified" within the meaning of Treasury Regulation section 1.860G-2(b) without an Opinion of Counsel that such modification would not cause an Adverse REMIC Event. The Trustee shall upon request of a Servicing Officer furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder.

         When by virtue of clause (ii) above or Section 3.02(a)(i) the extension of a Mortgage Loan would extend the termination date of the Trust beyond the June 2012 Payment Date, then the Master Servicer shall, not later than such date, unless such Mortgage Loan has been prepaid or liquidated prior thereto, purchase such Mortgage Loan (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto not already applied to reduce the Principal Balance of such Mortgage Loan) at its Purchase Price in the same manner and subject to the same conditions as set forth in
Section 2.02 with respect to the repurchase of Ineligible Mortgage Loans by the Sellers under that Section. Upon making any such purchase the Master Servicer shall be entitled to receive an instrument of assignment or transfer from the Trustee, without recourse to the Trustee, to the same extent and subject to the same conditions as set forth in Section 2.02 with respect to the repurchase of Ineligible Mortgage Loans by the Sellers under that Section. It is understood and agreed that the obligation of the Master Servicer to purchase any such Mortgage Loan (or any property acquired in respect thereof or any insurance policy or insurance proceeds with respect thereto) shall constitute the sole remedy against it respecting such breach of the foregoing servicing procedures available to the Certificateholders or the Trustee on behalf of the Certificateholders, and such obligation shall survive any resignation or termination of the Master Servicer under this Agreement.

         The Master Servicer may sue to enforce or collect on any of the Mortgage Loans or any insurance policy covering a Mortgage Loan, in its own name if possible, or on behalf of the Trust. If the Master Servicer commences a legal proceeding to enforce a Mortgage Loan or any such insurance policy, the Trustee shall thereupon be deemed to have automatically assigned the Mortgage Loan or the rights under such insurance policy to the Master Servicer for purposes of collection only. If, however, in any suit or legal proceeding for enforcement, it is held that the Master Servicer may not enforce or collect on a Mortgage Loan or any insurance policy covering a Mortgage Loan on the grounds that it is not a real party in interest or a holder entitled to enforce such Mortgage Loan or such insurance policy, as the case may be, then the Trustee shall, upon written request of a Servicing Officer, furnish the Master Servicer with such powers of attorney and other documents necessary or appropriate to enable the Master Servicer to enforce such Mortgage Loan or insurance policy, as the case may be.

         The relationship of the Master Servicer (and of any successor to the Master Servicer as Master Servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         Section 3.02 Collection of Certain Loan Payments.

             (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans as and when the same shall become due, and shall, to the extent such procedures shall be consistent with this Agreement, at all times follow the Servicing Standards. Consistent with the first sentence of this subsection (a), the Master Servicer may in its discretion (i) grant (A) up to two



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



extensions during any 12-month period during the term of any Mortgage Loan but
(B) no more than six extensions during the term of any Mortgage Loan, which extensions may generally be for a period of one month, or more in accordance with the Servicing Standards, (ii) change the date of the month in which payment is due for any Mortgage Loan (provided that such change does not extend the final maturity date of such Mortgage Loan), (iii) reduce the amount of the monthly payment due on any Mortgage Loan in accordance with the Servicing Standards, where the Master Servicer determines that such a reduction is not adverse to the interests of the Holders of the Class A Certificates in the Mortgage Loans (provided that such reduction does not extend the final maturity date of such Mortgage Loan), (iv) execute a subordination agreement with a senior mortgagee on any Mortgaged Property in connection with a refinancing of the senior mortgage loan where it determines that such agreement is not adverse to the interests of the Holders of the Class A Certificates in the related Mortgage Loan, provided that the principal balance of the new senior mortgage loan shall not be greater than the principal balance of the senior mortgage loan which was refinanced plus closing costs incurred in such refinancing, and (v) waive any late payment charges, charges for checks returned for insufficient funds, prepayment fees or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan. The Master Servicer shall not alter the Loan Rate on any Mortgage Loan except as may be required by applicable law.

             (b) On or before the Closing Date, the Master Servicer shall establish and shall thereafter maintain or cause to be maintained the Collection Account, which shall be an Eligible Account, in the name of the Trustee for the benefit of the Certificateholders. In the event the Collection Account is not maintained with the Trustee, the Master Servicer shall deliver to the Trustee at the time of the establishment of the Collection Account, an Officer's Certificate setting forth the location, title and account number of the Collection Account. The Master Servicer shall, on the Closing Date, deposit, or cause to be deposited, in the Collection Account any amounts representing payments on and any collections in respect of the Mortgage Loans (from whatever source) received on or after the Cut-off Date, but prior to the Closing Date and thereafter deposit, or cause to be deposited into the Collection Account, on a daily basis, except as provided in Section 3.02(c) herein, within two Business Days following receipt thereof (or on the Business Day preceding the applicable Payment Date in the case of any Purchase Price) the following payments and collections received or made by it (without duplication):

                (i) all amounts received by the Master Servicer or any Subservicer with respect to the Mortgage Loans representing payments from or for the account of Mortgagors;

               (ii) Insurance Proceeds;

              (iii) The Purchase Price;

               (iv) Net Liquidation Proceeds, if any; and

                (v) funds paid by the Master Servicer pursuant to Section
         10.01.

The foregoing requirements respecting deposits to the Collection Account are exclusive, and the Master Servicer need not deposit in the Collection Account amounts representing any Monthly Servicing Fees, fees or late charge penalties payable by Mortgagors or other similar items, amounts reimbursable to the Master Servicer as Liquidation Expenses pursuant to Section 3.08, or amounts received by the Master Servicer from or for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

             (c) As provided in Section 3.02(b), the Master Servicer is obligated to deposit to the Collection Account the payments referred to in
Section 3.02(b) and any other amounts required by this Agreement to be deposited to the Collection Account made by or on behalf of the Mortgagors on the Mortgage Loans not later than the second Business Day following receipt. The Master Servicer shall be permitted to make remittances of collections on a less frequent basis than that specified in Section 3.02(b) upon satisfaction of the terms and conditions set forth below in this Section 3.02(c). It is understood that such less frequent remittances may be made only on the specific terms and conditions set forth below in this Section 3.02(c) and only for so long as such terms and conditions are fulfilled. Accordingly, the deposit to the Collection Account referred to in Section 3.02(b) need be made only on a monthly basis on the Business Day prior to each Payment Date so long as:

             (A) the unsecured short term debt obligations of the Master Servicer shall be rated at least "F-1" by Fitch and P-1 by Moody's and the long term unsecured debt obligations of the Master Servicer shall be rated at least A2 or better by Moody's and at least "A" or better by Fitch;

             (B) the Master Servicer serving on the Closing Date continues to be the Master Servicer; and

             (C) no Event of Servicing Termination shall have occurred and be continuing.

         In the event the Master Servicer is making monthly remittances to the Collection Account, the Master Servicer shall establish and maintain for the Trust Fund a Loan Payment Record in which the payments on and collections in respect of the Mortgage Loans for each of the categories specified in Section 3.02(b) shall be credited. The Master Servicer shall notify the Trustee as promptly as practicable (but in any event prior to the Determination Date for the following Payment Date) of the amounts so credited for each of the categories specified in Section 3.02(b) that are to be included in the Available Payment Amount for the related Payment Date. Pending deposit into the Collection Account in the event that monthly remittances to the Collection Account are being made, amounts may be invested by the Master Servicer at its own risk and for its own benefit and need not be segregated from other funds of the Master Servicer. Notwithstanding any losses from such investments, the Master Servicer is obligated to deposit the amount required by Section 3.02(b) into the Collection Account as provided herein.

         The foregoing requirements respecting credits to the Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not enter in the Loan Payment Record amounts representing the Monthly Servicing Fees, fees or late charge penalties payable by Mortgagors or other similar items, or amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

         In the event that the Master Servicer is making monthly remittances to the Collection Account, the Master Servicer shall, except as otherwise provided in this Section 3.02(c), deposit in the Collection Account, on or before the Business Day preceding the related Payment Date, all receipts that are included in the Available Payment Amount for the related Due Period. Each such deposit shall be made in next day funds. The Master Servicer



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



shall make an appropriate debit entry in the Loan Payment Record for each such deposit to the Collection Account.

         The Loan Payment Record shall be made available for inspection during normal business hours of the Master Servicer upon request of the Trustee or the firm of independent accountants acting pursuant to Section 3.10.

         As long as the Master Servicer is making monthly remittances to the Collection Account, the Master Servicer shall promptly notify the Trustee in writing if any condition specified in clause (A), (B) or (C), as applicable, of the first paragraph of subsection (c) above is no longer satisfied.

         For so long as the Master Servicer serving on the Closing Date shall be the Master Servicer, and so long as the Master Servicer shall be entitled pursuant to this Section 3.02(c) to remit collections on a monthly rather than daily basis, the Master Servicer may make the remittances pursuant to this
Section 3.02(c) net of amounts which it may withdraw from such account under clauses (ii) through (vi), inclusive, of Section 3.03. Nonetheless, the Master Servicer shall account for all of the above described remittances and distributions in the Servicing Certificate as if the amounts were deposited and/or transferred separately .

         Section 3.03. Withdrawals from the Collection Account. The Master Servicer may, from time to time, make, or cause the Trustee to make, withdrawals from the Collection Account for the following purposes:

                (i) To make distributions pursuant to Section 5.01;

               (ii) To pay to the Sellers or the Master Servicer amounts received in respect of Ineligible Mortgage Loans or Deleted Mortgage Loans which were reflected in the calculation of the related Purchase Price or Substitution Adjustment;

              (iii) To pay to the Master Servicer the Monthly Servicing Fee, and any additional servicing compensation to which it is entitled and in respect of which it has not retained funds for any Due Period pursuant to Section 3.08;

               (iv) To reimburse the Master Servicer for unreimbursed Liquidation Expenses with respect to any Liquidated Mortgage Loan pursuant to Section 3.08;



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                (v) To reimburse the Master Servicer for any legal expenses, costs and liabilities to which the Master Servicer is entitled pursuant to Section 7.02; and

               (vi) To pay the investment income earned on amounts in the Collection Account to the Master Servicer.

         The Master Servicer may withdraw amounts payable to it pursuant to this
Section 3.03 from the Collection Account at any time it is entitled thereto in accordance with Section 5.01(a)(iv), irrespective of the sufficiency of Available Payment Amount therein for any Payment Date.

         In addition, if the Master Servicer deposits in the Collection Account any amount not required to be deposited therein or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding, and any amount subject to such a withdrawal shall not be included in the Available Payment Amount.

         Section 3.04 Maintenance of Hazard Insurance: Mortgaged Property Protection Expenses. The Master Servicer, in accordance with the Servicing Standards, shall exercise its best reasonable efforts to cause to be maintained by the Mortgagor for each Mortgage Loan hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements on the related Mortgaged Property from time to time, or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time, but in no event lower than the minimum amount of coverage required to prevent the related Mortgagor from becoming a co-insurer thereunder. The Master Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined unpaid principal balance of such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Master Servicer of related Liquidation Expenses to be incurred in connection therewith. If the Mortgage Loan at the time of origination relates to a Mortgaged Property in an area identified in the Federal Register



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by the Federal Emergency Management Agency as having special flood hazards, the
Master Servicer shall cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount that provides for coverage, and which provides for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan and any prior liens, (ii) the minimum amount required to fully compensate for damage or loss to the improvements which are a part of such Mortgaged Property on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, but in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. The Master Servicer shall indemnify the Trust out of the Master Servicer's own funds for any loss to the Trust resulting from the Master Servicer's failure to maintain such flood and hazard insurance required by this Section.

         Amounts collected by the Master Servicer under any such policies shall be deposited in the Collection Account to the extent that they constitute Insurance Proceeds pursuant to Section 3.02(b). The Master Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Master Servicer shall obtain and maintain a blanket policy issued by an insurer acceptable to the Rating Agencies insuring against such hazard losses, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04, it being understood and agreed that such policy may contain a deductible clause, in which case (or in the event that there is no hazard insurance policy covering a Mortgaged Property) the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first or second sentences of this Section 3.04, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.



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         Section 3.05      Assumption and Modification Agreements.  In any
case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall exercise its right to accelerate the maturity of the Mortgage Loan secured thereby, to the extent permitted by law, under any due-on-sale clause therein. If it is prevented from exercising such right by applicable law, the Master Servicer (so long as such action conforms with the Master Servicer's underwriting standards at the time for new originations) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person shall become liable under the Note and the Mortgagor shall remain liable thereon. No assumption or modification shall be permitted if any term of the Mortgage Loan other than the identity of the Mortgagor would thereby be changed. The Master Servicer shall forward to the Trustee the original copy of such assumption and modification agreement, which shall, for all purposes, be considered a part of the related Loan File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into any such agreement may be retained by the Master Servicer as additional servicing compensation.

         Notwithstanding the foregoing paragraph of this Section or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of any Mortgaged Property without the assumption thereof, by operation of law or any assumption or transfer which the Master Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

         Section 3.06      Realization Upon Defaulted Mortgage Loans.   On
behalf of the Trust, the Master Servicer shall use its best efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as become Defaulted Mortgage Loans. In connection with such foreclosure or other conversion, the Master Servicer shall follow the Servicing Standards (including, in the case of any default on a related senior mortgage loan, the advancing of funds to pay in full or cure the default on such senior mortgage loan). The foregoing is subject to the provision that the Master Servicer shall not expend its own funds in connection with any foreclosure or towards the curing of any default on a related senior mortgage



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loan or restoration of any Mortgaged Property unless it shall in good faith determine that such foreclosure, cure or restoration will increase Liquidation Proceeds by an amount greater than the amount of such expenditures.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the Master Servicer shall cause the deed or certificate of sale to be issued to the Trustee, or to its nominee on behalf of Certificateholders, or to the Master Servicer acting as agent for the Trust, and to be recorded pursuant to applicable law and the Master Servicer shall manage, conserve, protect and operate each such Mortgaged Property for the Certificateholders solely for the purpose of its prompt disposition and sale. In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property shall be disposed of by the Master Servicer on behalf of the Trust as expeditiously as possible.

         The Master Servicer shall sell any such REO Property within two years of its acquisition by the Trust, unless the Master Servicer delivers to the Trustee a Special Tax Opinion, addressed to the Trustee and the Master Servicer. Notwithstanding the generality of the foregoing provisions, the Master Servicer shall acquire, manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the owners, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. Upon request of the Trustee, the Master Servicer shall deliver to the Trustee with respect to a Defaulted Mortgage Loan, unless such delinquency has been previously cured, a summarized statement of income and expenditure in connection with the



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Mortgaged Property on the form prescribed for such purpose by FNMA. In determining whether to foreclose upon or otherwise comparably convert the ownership of a Mortgaged Property, the Master Servicer shall take into account (and shall not be required to foreclose or otherwise convert the ownership of such Mortgaged Property in the case of) the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on such Mortgaged Property.

         Upon any such sale of a Mortgaged Property, the Trustee shall, at the written request of the Master Servicer and upon being supplied with appropriate forms therefor, execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in the purchaser title to such Mortgaged Property, and, within seven Business Days of its receipt of the proceeds of such sale or auction, release or cause to be released to the purchaser the related Loan File, and the Trustee shall have no further responsibility with regard to such Loan File. Neither the Trustee nor the Master Servicer, acting on behalf of the Trust, shall provide financing from the Trust to any purchaser of any such Mortgaged Property, but such Persons shall be entitled to provide financing from other funds available to them.

         Section 3.07 Trustee to Cooperate. Upon the payment in full of the Principal Balance of any Mortgage Loan, the Master Servicer will immediately notify the Trustee by a certification in the form of Exhibit D hereto (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.02 have been so deposited or credited) of a Servicing Officer. Upon any such payment in full, the Master Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer at the expense of the Mortgagor if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time on deposit in the Collection Account. The Trustee or any Custodian holding the Loan Files,



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from time to time and as appropriate for the servicing or foreclosure of any
Mortgage Loan, shall, upon request of the Master Servicer and delivery to the Trustee or the Custodian of a trust receipt, in the form annexed hereto as Exhibit E, signed by a Servicing Officer, release the related Loan File to the Master Servicer, and the Trustee shall execute such documents, in the forms provided by the Master Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Prior to the release of a Loan File pursuant to this Section 3.07, the Trustee shall insure that the applicable Mortgage Note has been endorsed to the Trust rather than in blank. Such trust receipt shall obligate the Master Servicer to return the Loan File to the Trustee or the Custodian when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated or paid in full, in which case, upon receipt of a certificate of a Servicing officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee to the Master Servicer.

         In order to facilitate the foreclosure of the Mortgage securing any Defaulted Mortgage Loan, the Trustee shall, if so requested, execute an appropriate assignment prepared by the Master Servicer in the form provided to the Trustee by the Master Servicer to assign such Defaulted Mortgage Loan for the purpose of collection to the Master Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Liquidation Proceeds received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured, then the assignee for collection shall promptly reassign such Mortgage Loan to the Trustee and return it to the place where the related Loan File was being maintained prior to such assignment.

         The Trustee, when requested in writing by a Servicing Officer, shall execute any document deemed appropriate and not adverse to the interests of the Holders of the Class A Certificates in the Mortgage Loans by the Master Servicer in servicing the Mortgage Loans in accordance with the Servicing Standards, including, but not limited to, consents to the granting of easements, leases or licenses on the Mortgaged Properties, subordination agreements or any other document requested by a Mortgagor. Any such request of a Servicing



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Officer shall state that the Master Servicer has determined such document to be appropriate, not adverse to the interests of the Holders of the Class A Certificates in the related Mortgage Loan and executed and delivered in accordance with the Servicing Standards. Subject to the provisions of Section 9.01(vi) hereof, the Trustee shall use its best efforts to forward to the Master Servicer, promptly after receipt, any notices or other documents with respect to the Mortgage Loans received by the Trustee from third parties.

         The Trustee shall cooperate with any state regulatory authorities in conducting regulatory examinations of the Master Servicer or the Sellers, and the Trustee hereby authorizes the appropriate state regulatory authorities from time to time, at their discretion, as required by applicable law, to examine, upon reasonable notice to the Trustee and during normal business hours, the Loan File and any related documents with respect to any Mortgage Loan.

         Section 3.08 Servicing Compensation; Recovery of Liquidation Expenses by Master Servicer. The Master Servicer shall be entitled, for itself and on behalf of any Subservicer, as appropriate, to receive as compensation for its services in connection with servicing of the Mortgage Loans during each Due Period an amount equal to the Monthly Servicing Fee. The Monthly Servicing Fee for any Payment Date shall be reduced by any amount by which the Principal Balance(s) of any Mortgage Loan(s) have been reduced on account of adjustments for credit life and disability insurance financed by a Seller pursuant to the definition of Principal Balance. Additional servicing compensation in the form of assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees or extension and other administrative charges, all to the extent paid by or on behalf of the Mortgagors (which charges may be deducted from an Mortgagor's payment prior to the application of such payment to the related Mortgage Loan), and all reinvestment income from the Collection Account shall be the property of the Master Servicer and shall be retained by the Master Servicer or withdrawn pursuant to 3.03. The Master Servicer shall also be entitled to reimbursement for Liquidation Expenses to the extent that Liquidation Expenses for any Liquidated Mortgage Loan exceeds Liquidation Proceeds with respect to such Liquidated Mortgage Loan. Any reimbursement for such Liquidation Expenses not paid to the Master Servicer for any Due Period shall be carried forward until paid or reimbursed in full.



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         Section 3.09 Annual Statement as to Compliance; Notice of Default. (a)
The Master Servicer shall deliver to the Trustee and to each Rating Agency on or before April 30 of each year commencing April 30, 1997, an Officer's Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Master Servicer during the preceding 12-month period (or shorter period commencing as of the Closing Date, in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Master Servicer shall deliver to the Trustee and the Rating Agencies, promptly after having obtained knowledge thereof but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination.

         Section 3.10 Annual Independent Certified Public Accountant's Report. The Master Servicer shall cause a firm of nationally recognized independent certified public accountants, who may also render other services to the Master Servicer or to either of the Sellers, to deliver to the Trustee and each Rating Agency on or before April 30 of each year, beginning April 30, 1997 a report dated as of December 31 of the preceding year, to the effect that such firm has conducted certain procedures substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers of the Mortgage Bankers Association of America (to the extent the procedures in such guide are applicable to the servicing obligations set forth herein) for the preceding calendar year (or shorter period, commencing as of the Closing Date, in the case of the first such statement), related to certain documents and records pertaining to the servicing of the Mortgage Loans and that, on the basis of such procedures, such firm is of the opinion that such servicing was conducted in compliance with this Agreement, except for such exceptions as shall be set forth in such report.

         The above-referenced report will also indicate that the firm rendering the report is independent of the Master Servicer within the meaning of the Code of Professional Ethics of the American



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Institute of Certified Public Accountants and that such report may be filed with the Securities and Exchange Commission.

         Section 3.11 Access to Certain Documentation and Information Regarding Mortgage Loans.

             (a) The Trustee or Custodian, if any, shall provide to the Master Servicer and Certificateholders access to the documentation regarding the Mortgage Loans in such cases where the Certificateholders shall be required by applicable statutes or regulations to review such documentation (including, without limitation, 12 CFR 571.13). Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the respective offices of the Trustee or any Custodian. Nothing in this Section shall affect the obligation of the Trustee or any Custodian to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, and the failure of the Trustee or any Custodian to provide access to information as a result of such obligation shall not constitute a breach of this Section 3.11(a).

             (b) The Trustee shall supply information in such form as reasonably requested to the Paying Agent and the Master Servicer, on or before the Determination Date for the related Payment Date, as is required in the Trustee's reasonable judgment to enable the Paying Agent or the Master Servicer, as the case may be, to make required distributions and to furnish the required reports to Certificateholders.

             (c) A copy of the Officer's Certificate referred to in Section 3.09(a) and the report referred to in Section 3.10 may be obtained by any Certificateholder at the Master Servicer's expense by a request in writing to the Trustee addressed to the Trustee at its Corporate Trust Office.

         Section 3.12 Master Servicer Expenses. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of independent accountants, taxes imposed on the Master Servicer, expenses incurred in connection with distributions and reports to Certificateholders, all Trustee fees and expenses payable to the Trustee or any Custodian pursuant to Section
9.05 hereof, and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders, and shall not be entitled to reimbursement



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therefor except to the extent that such expenses are reimbursable as specifically provided herein.

         Section 3.13 Maintenance of Certain Servicing Policies. The Master Servicer shall, during the term of its service as Master Servicer, maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements for a FNMA or FHLMC-qualified seller/servicer.

         Section 3.14 Recordation of Satisfaction of Lien. In those instances in which the Master Servicer has notice that a lien which is senior to the lien of a Mortgage Loan has been satisfied, the Master Servicer shall promptly, at no expense to the Trust and in accordance with the Servicing Standards, take such actions as are necessary to ensure that a release of such senior lien or satisfaction of such senior lien is recorded in the appropriate recording office to reflect such satisfaction.


                                   ARTICLE IV

                   SERVICING CERTIFICATE; COLLECTION ACCOUNT;
                    RESERVE ACCOUNT; YIELD SUPPLEMENT ACCOUNT

         Section 4.01 Servicing Certificate. With respect to each Payment Date, the Master Servicer shall, not later than the related Determination Date, deliver to the Trustee a Servicing Certificate, stating the related Payment Date, the related Due Period, the designation of the Certificates, the date of this Agreement and:

                (i) the Available Payment Amount for such Payment Date setting forth separately each item specified pursuant to clauses (a) through
         (f) of the definition of the term "Available Payment Amount";

               (ii) the Class A Remittance Amount for such Payment Date and each component thereof, the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate and the Class A-4 Pass-Through Rate and the Accrued Pass-Through Interest and Accrued Supplement Interest for each Class of Certificates;




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              (iii) the Additional Class A Principal Remittance Amount
         for such Payment Date;

               (iv) the number and aggregate Principal Balances (and the percentage of the total number of Mortgage Loans and of the Pool Principal Balance which they represent) of Mortgage Loans, if any, delinquent (i) 30 to 59 days, (ii) 60 to 89 days and (iii) 90 days or more, respectively (exclusive of Mortgage Loans or real estate described in clause (vi) below), (computed in accordance with the terms of the Mortgage Loans) as of the last day of the related Due Period;

             (v) (A) the number and aggregate Principal Balances of Mortgage Loans, if any, in foreclosure and (B) the book value (within the meaning of 12 C.F.R. Section571.13 or any comparable provision) of any real estate acquired through foreclosure or deed in lieu of foreclosure, including REO Properties as of the last day of the related Due Period;

               (vi) the aggregate Principal Balances of any Liquidated Mortgage Loans and the amount of any Partial Charge-Offs of Defaulted Mortgage Loans as of the last day of the related Due Period;

              (vii) Liquidation Proceeds received during the related Due
         Period;

             (viii) the amount of any Liquidation Expenses being deducted from Liquidation Proceeds or otherwise being charged to the Collection Account with respect to such Payment Date;

               (ix) Liquidation Expenses incurred during the related Due Period which are not being deducted from Liquidation Proceeds or otherwise being charged to the Collection Account with respect to such Payment Date;

                (x) Net Losses since the Cut-off Date as of the last day of the related Due Period;

               (xi) the Monthly Servicing Fee due on such Payment Date, and the amount by which the Monthly Servicing Fee was reduced due to adjustments pursuant to Section 3.08;

              (xii) the number and aggregate Principal Balances of Mortgage Loans, if any, required to be repurchased by any



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         Seller or the Master Servicer as of the Effective Date occurring during the Due Period preceding such Payment Date;

             (xiii) the number of Mortgage Loans and the Pool Principal Balance as of the first day of the Due Period relating to the next Payment Date;

              (xiv) the number and the aggregate Principal Balances of the Mortgage Loans, if any, (at the time they became Defaulted Mortgage Loans) which are being carried as REO Properties;

               (xv) the Class R Distribution Amount for such Payment Date and each component thereof;

              (xvi) the Class A-1 Certificate Balance, Class A-2 Certificate Balance, Class A-3 Certificate Balance, Class A-4 Certificate Balance, Class A-1 Principal Factor, Class A-2 Principal Factor, Class A-3 Principal Factor and Class A-4 Principal Factor after giving effect to the distribution to be made on such Payment Date;

             (xvii) the Overcollateralization Amount, before and after giving effect to distributions to Class A Certificateholders on such Payment Date;

             (xviii) the amount to be transferred from the Reserve Account to the Collection Account on such Payment Date, the amount in the Reserve Account, after giving effect to any withdrawal to be made on such Payment Date, the Reserve Account Requirement for such Payment Date and the amount to be transferred from the Collection Account to the Reserve Account to maintain the Reserve Account Requirement; and

              (xix) The Yield Supplement Deposit Amount and the Yield Supplement Withdrawal Amount with respect to such Payment Date, the Maximum Yield Supplement Amount with respect to such Payment Date, the amount in the Yield Supplement Account, after giving effect to any withdrawal to be made on such Payment Date, and the amount to be withdrawn from the Yield Supplement Account and paid to the Seller on such Payment Date.

         Section 4.02 Collection Account. The Master Servicer shall direct the institution managing the Collection Account to invest any funds in the Collection Account in Eligible Investments



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(including obligations of the Master Servicer or any of its Affiliates, if such obligations otherwise qualify as Eligible Investments) selected by the Master Servicer, which shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that any investment in the institution with which the Collection Account is maintained and which is the Paying Agent may mature on such Payment Date) and shall not be sold or disposed of prior to its maturity. Such Eligible Investments shall be made in the name of the Trustee and for the benefit of the Certificateholders. All net income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time, and any loss realized from any such investment will be at the sole cost and expense of the Master Servicer and shall be charged against the Monthly Servicing Fee for the related Due Period. The Trustee shall not be liable for any such investment losses except to the extent the Trustee is the obligor of any such Eligible Investment.

         In the event the Trustee is at any time maintaining the Collection Account, any request by the Master Servicer to invest funds on deposit in the Collection Account shall be in writing and shall certify that the requested investment is an Eligible Investment which matures at or prior to the time required hereby.

         Section 4.03 Reserve Account. On or before the Closing Date, the Master Servicer shall establish and shall thereafter maintain or cause to be maintained the Reserve Account, which shall be an Eligible Account and part of the Trust, in the name of the Trustee for the benefit of the Class A Certificateholders. The Trustee shall have the sole right to withdraw or direct the withdrawal of funds from the Reserve Account. In the event the Reserve Account is not maintained with the Trustee, the Master Servicer shall deliver to the Trustee, on the Closing Date, an Officer's Certificate setting forth the location, title and account number of the Reserve Account.

         At the time of the issuance of the Certificates, there shall be deposited into the Reserve Account from the proceeds of the sale of the Class A Certificates $14,991,108.40, and thereafter on each Payment Date, the remaining Available Payment Amount shall be deposited pursuant to Section 5.01(a)(v) into the Reserve Account until the amount in the Reserve Account equals the Reserve Account Requirement in effect on such Payment Date. Amounts in the Reserve Account on any Payment Date (after giving



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effect to all distributions made on such Payment Date) in excess of the Reserve
Account Requirement in effect on such Payment Date shall be paid as set forth in the last paragraph of this Section 4.03. Amounts held in the Reserve Account shall be invested in Eligible Investments made in the name of the Trustee for the benefit of the Certificateholders. Any amounts on deposit in the Reserve Account may, at all times, be invested in Eligible Investments that mature as follows: (a) all amounts up to the greater of (i) 1.00% of the sum of the Original Pool Principal Balance and (ii) the amount equal to two times the sum of the Class A Interest Remittance Amount and the Monthly Servicing Fee due on the next succeeding Payment Date shall mature no later than the Business Day prior to such Payment Date, (b) all amounts in excess of the amount determined in clause (a) up to the greater of (i) 4.00% of the sum of the Original Pool Principal Balance and (ii) the amount equal to four times the sum of the Class A Interest Remittance Amount and the Monthly Servicing Fee due on the next succeeding Payment Date shall mature no later than the Business Day prior to the second succeeding Payment Date, and (c) all amounts in excess of the amount determined in clause (b) shall mature no later than the Business Day prior to the third succeeding Payment Date. All interest and other investment earnings on amounts held in the Reserve Account shall be paid by the Trustee to the Class R Certificateholders on each Payment Date. Notwithstanding the foregoing or anything else herein, the Trustee shall invest amounts on deposit in the Reserve Fund consistent with the requirements of Section 860G(a)(7)(C) of the Code.

         In the event the Trustee is at any time maintaining the Reserve Account, any request by the Master Servicer to invest funds on deposit in the Reserve Account shall be in writing and shall certify that the requested investment is an Eligible Investment which matures at or prior to the time required hereby.

         To the extent that on any Payment Date the Trustee determines, from the information set forth in the Servicing Certificate, that the Available Payment Amount in the Collection Account is not sufficient to fully pay the Class A Remittance Amount payable on such Payment Date, the Trustee shall withdraw the amount of such deficiency (except to the extent such deficiency is attributable to a shortfall in the amount available in the Yield Supplement Account required to pay the Yield Supplement Deposit Amount on such Payment Date) from the Reserve Account (to the extent then available in the Reserve Account),



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



deposit such amount into the Collection Account and apply such amount to the payment of the Class A Remittance Amount.

         The Reserve Account Requirement initially shall be equal to $14,991,108.40 (8.75% of the Original Pool Principal Balance). On each Payment Date, the Reserve Account Requirement shall be equal to the lesser of (i) the Class A Certificate Balance and (ii) the greater of (A) the Specified Reserve Account Requirement, (B) (1) if the sum of (x) the amounts held in the Reserve Account on such Payment Date (other than reinvestment earnings and amounts withdrawn from the Reserve Account and deposited into the Collection Account on such Payment Date) and (y) the Overcollateralization Amount for such Payment Date is less than $14,991,108.40 (8.75% of the Original Pool Principal Balance), an amount equal to (I) $14,991,108.40 minus (II) the Overcollateralization Amount or (2) if such sum of (x) and (y) above equals or exceeds $14,991,108.40, 0, and (C) $1,713,269.53 (1.00% of the Original Pool Principal Balance).

             The Specified Reserve Account Requirement shall be equal to (a) for each Payment Date commencing with the June 1996 Payment Date, an amount equal to
(1) the Specified Reserve Account Requirement calculated as of the preceding Payment Date (or $14,991,108.40 for the June 1996 Payment Date) minus (b) $1,327,783.89.

         Notwithstanding the foregoing, no reduction shall be made in the Reserve Account Requirement on any Payment Date if on such Payment Date (a) the Three Month 60-Day Delinquency Average is greater than 2.00% or (b) the Net Losses (expressed as a percentage of the Original Pool Principal Balance) from the CutOff Date to the applicable Payment Date equal or exceed 2.925% of the Original Pool Principal Balance. If, by reason of the application of clause (a) in the previous sentence reduction of the Reserve Account on any Payment Date was not effected, and if on any subsequent Payment Date the Three Month 60-Day Delinquency Average is less than or equal to 2.00%, then the Reserve Account Requirement for such Payment Date shall be calculated pursuant to the preceding paragraph as if such clause (a) had never been applied to suspend any reduction thereof.

         The "Three Month 60-Day Delinquency Average" on any Payment Date is equal to the average of the 60-Day Delinquency Percentages for the three Due Periods ending immediately prior to such Payment Date. The "60-Day Delinquency Percentage" for any Due Period is equal to (i) the sum of (a) the Principal Balances



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



of all Mortgage Loans which were 60 or more days past due as of the last day of such Due Period plus (b) the Principal Balance of each Mortgage Loan secured by a Mortgaged Property that has become an REO Property (which Principal Balance is measured as of the date on which such Mortgaged Property became an REO Property) less any partial charge-offs taken as of the end of such Due Period, divided by
(ii) the Pool Principal Balance as of the first day of such Due Period, expressed as a percentage.

         On any Payment Date, the amounts held in the Reserve Account (other than reinvestment earnings and amounts withdrawn from the Reserve Account and deposited into the Collection Account on such Payment Date) in excess of the Reserve Account Requirement in effect as of such date (the "Reserve Account Excess") shall be distributed pursuant to Section 5.01(a)(ii) to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, in that order, in reduction of the Certificate Balances thereof to zero (thereby increasing the Overcollateralization Amount), and any remaining excess will be distributed to the Class R Certificates; provided, that if both the balance in the Reserve Account and the Overcollateralization Amount as of any Payment Date have been reduced to zero, payments of principal on each Class of Class A Certificates pursuant to this paragraph will be made pro rata based on their respective Certificate Balances. The amount so distributed to the Holders of the Class A Certificates is referred to herein as the "Additional Class A Principal Remittance Amount."

         In addition, if the amount on deposit in the Reserve Account on any Payment Date (after giving effect to any withdrawals from the Reserve Account on such Payment Date) equals or exceeds the Class A Certificate Balance (after giving effect to the Class A Remittance Amount and any Additional Class A Remittance Amount for such Payment Date), an amount equal to the Class A Certificate Balance shall be distributed from the Reserve Account to the Class A Certificates pursuant to the second paragraph of Section 5.01.

         On the Class A Termination Date all amounts remaining in the Reserve Account shall be paid to the Class R Certificateholders and the obligation to maintain the Reserve Account shall terminate.

         Section 4.04 Yield Supplement Account. (a) On or before the Closing Date, the Master Servicer shall establish and shall thereafter maintain or cause to be maintained the Yield



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
Supplement Account. The Yield Supplement Account shall be an Eligible Account and shall be maintained in the name of the Trustee for the benefit of the Class A Certificateholders. The Trustee will have the sole right to withdraw or direct the withdrawal of funds from the Yield Supplement Account. In the event the Yield Supplement Account is not maintained with the Trustee, the Master Servicer shall deliver to the Trustee on the Closing Date an Officer's Certificate setting forth the location and account number of the Yield Supplement Account.

         At the time of the issuance of the Certificates, there shall be deposited into the Yield Supplement Account from the proceeds of the sale of the Class A Certificates an amount equal to $77,567.54 (which amount is equal to Maximum Yield Supplement Amount as of the Cut-off Date).

         (b) The Yield Supplement Account will be part of the Trust but not part of the REMIC. It is intended that the right of the Class A Certificateholders with respect to the Yield Supplement Account and Yield Supplement Deposit Amounts deposited to and distributable from the Collection Account represent a contractual right separate and apart from the Class A Regular Interests as described in Treasury Regulation Section 1.860G-2(i). To the extent such account and amounts represent a "reserve fund," (i) they shall be an outside reserve fund and not an asset of any REMIC, (ii) they shall be owned by the Sellers in accordance with their respective interests in the Yield Supplement Account, and pledged to the Trustee for the benefit of the Certificateholders as described herein and (iii) for all federal income tax purposes, amounts transferred by the REMIC represented by the Trust Fund (exclusive of the Yield Supplement Account) to the Yield Supplement Account shall be treated as distributed by such REMIC to the Sellers in accordance with their respective interests in the Yield Supplement Account as transferees of the Holders of the Class R Certificates, in each case within the meaning of Treasury Regulation section 1.860G- 2(h). Amounts held in the Yield Supplement Account shall be invested at the direction of the Sellers as described below in Eligible Investments made in the name of the Trustee for the benefit of the Certificateholders, which Eligible Investments shall mature no later than the Business Day prior to the next succeeding Payment Date. All interest and any other investment earnings on amounts held in the Yield Supplement Account in excess of 2.5% per annum earned during the immediately preceding Accrual Period shall be paid by the Trustee to each of the Sellers in accordance with their respective interests therein on

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
each Payment Date. All amounts earned on amounts on deposit in the Yield Supplement Account shall for federal income tax purposes be owned by each of the Sellers in accordance with their respective interests therein and pledged by the Sellers to the Trustee for the benefit of the Class A Certificateholders as provided herein.

         (c) On each Payment Date, the Trustee will withdraw from the Yield Supplement Account and deposit to the Collection Account the Yield Supplement Deposit Amount for such Payment Date. The "Yield Supplement Deposit Amount" for any Payment Date is an amount equal to 30 days interest (or 15 days interest with respect to the June 1996 Payment Date) on the Principal Balance of each Supplemented Mortgage Loan outstanding as of the first day of the related Due Period at a rate equal to the difference between 7.75% and the applicable Loan Rate calculated on the basis of a 360-day year consisting of twelve 30-day months.

         (d) On each Determination Date, the Master Servicer shall calculate the Maximum Yield Supplement Amount for the related Payment Date and shall notify the Trustee of such amount. On the related Payment Date, the Trustee, after making the withdrawal referred to in paragraph (c) above, shall withdraw from the Yield Supplement Account the excess, if any, of the amount then on deposit in the Yield Supplement Account (after giving effect to the withdrawal of the Yield Supplement Deposit Amount for such Payment Date) over the Maximum Yield Supplement Amount as notified to the Trustee by the Master Servicer and shall pay the amount of such excess to the Sellers in accordance with their respective interests in the Yield Supplement Account. The "Maximum Yield Supplement Amount" as of any Payment Date is an amount equal to the net present value (discounted monthly at a rate of 2.5% per annum) of the aggregate amount by which (i) interest accrued on each then outstanding Supplemented Mortgage Loan from such Payment Date to and including the Payment Date following the date on which such Mortgage Loan is scheduled to mature at a rate equal to 7.75% per annum, exceeds
(ii) interest accrued on such Mortgage Loan for such period at the applicable Loan Rate, assuming in each case that payments of principal and interest on each Mortgage Loan are made on their due dates and that no such Mortgage Loan is prepaid in whole or in part.

         (e) The Master Servicer and Trustee shall account for the Yield Supplement Account and amounts distributable in respect thereof under this section and section 5.01(b) hereof as property held separate and apart from the Class A REMIC Regular Interests,

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
as prescribed by Treasury Regulation section 1.860F-2(a)(2)(i) and any administrative or judicial determinations with respect thereto.

         (f) The Sellers intend that their respective interests in the Yield Supplement Account constitute interests in trusts separate from that portion of the Trust constituting a REMIC, that each such separate trust is described in Treasury Regulations section 301.7701-4(c), and that the assets therein are pledged to the Trustee for the benefit of the Certificateholders as described in this Agreement. In connection with such intention, (i) the Sellers will account for their interests in the Yield Supplement Account consistent with its characterization as separate fixed investment trusts, (ii) each Seller will report as its earnings for tax purposes its earnings attributable to such separate trust, and (iii) as of the Closing Date each Seller hereby appoints the Trustee as its designee for purposes of determining the investment of amounts in its portion of the Yield Supplement Account as described herein. If either Seller should revoke its designation of the Trustee as investment manager with respect to its interest in the Yield Supplement Account, (i) the Trustee shall thereafter account for the interests of each Seller in the Yield Supplement Account as separate investment trusts for federal income tax purposes (and shall invest funds therein as directed by each Seller individually with respect to its portion of the Yield Supplement Account), (ii) withdrawals from the Yield Supplement Account of excess earnings payable to each Seller shall be determined separately with respect to each such separate investment trust, and (iii) withdrawals for deposit to the Collection Account from each such trust shall be apportioned based on the proportionate interests of the Sellers existing in the Yield Supplement Account as of the Closing Date.

                                    ARTICLE V

                           PAYMENTS AND STATEMENTS TO
                               CERTIFICATEHOLDERS

         Section 5.01 Distributions. (a) On each Payment Date, the Trustee shall, based upon information set forth in the Servicing Certificate relating to such Payment Date, make distributions out of the Available Payment Amount and amounts withdrawn from the Reserve Account and deposited into the Collection Account pursuant to Section 4.03 in the following priority:

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
           (i) first, to the Class A-1 Certificateholders, Class A-2 Certificateholders, Class A-3 Certificateholders and Class A-4 Certificateholders, on a pro rata basis based on Accrued Pass-Through Interest payable thereon, the Class A Interest Remittance Amount on account of the Accrued Pass-Through Interest on each Class of Class A Certificates;

           (ii) second, to the Class A-1 Certificateholders, Class A-2 Certificateholders, Class A-3 Certificateholders and Class A-4 Certificateholders, in that order, until the applicable certificate balance of each such Class is reduced to zero, the Class A Principal Remittance Amount and any Additional Class A Principal Remittance Amount; provided, that if both the balance in the Reserve Account and the Overcollateralization Amount as of any Payment Date have been reduced to zero, payments of principal on each Class of Class A Certificates will be made pro rata based on their respective Certificate Balances;

           (iii) third, to the Trustee, any amounts then due and owing representing fees of the Trustee, provided that the Trustee certifies in writing that such amount is due and owing and has not been paid by the Master Servicer within 30 days after written demand therefor;

           (iv) fourth, to the Master Servicer, an amount equal to amounts expended by the Master Servicer and reimbursable thereto under Sections 3.03, 3.08 and 7.03 hereof but not previously reimbursed;

           (v) fifth, to the Reserve Account, the amount, if any, by which the Reserve Account Requirement exceeds the balance in the Reserve Account as of such Payment Date (net of reinvestment income payable to the Class R Certificateholders); and

           (vi) sixth, any balance to the Class R Certificateholders.

         In addition, if on any Payment Date the amount on deposit in the Reserve Account (after giving effect to all withdrawals on such date) equals or exceeds the Class A Certificate Balance (after giving effect to the Class A Remittance Amount and any Additional Class A Remittance Amount on such date), an amount equal to the Class A Certificate Balance will be distributed from the Reserve Account to the Class A-1 Certificateholders, Class A- 2 Certificateholders, Class A-3 Certificateholders and Class A-4

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
Certificateholders, in that order, until the certificate balance of each such Class is reduced to zero.

         The Trustee shall distribute to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request by a Holder of a Class A Certificate of any Class, by wire transfer, in immediately available funds, to a bank account maintained in the United States (in the event such Certificateholder owns of record one or more Class A Certificates of such Class which have principal denominations aggregating at least $5,000,000 and has given the Trustee, at least 10 days prior to such distribution, written instruction for making such wire transfer), or by such other means of payment as such Certificateholder and the Trustee shall agree, such Certificateholder's Percentage Interest in, as applicable, the amounts distributable to the Class A Certificateholders and Class R Certificateholders, as appropriate.

         (b) On each Payment Date, the Trustee shall, based upon information set forth in the Servicing Certificate relating to such Payment Date, make distributions out of the Yield Supplement Deposit Amount deposited into the Collection Account pursuant to Section 4.04, in the following priority:

           (i) first, to the Class A-1 Certificateholders, Class A-2 Certificateholders, Class A-3 Certificateholders and Class A-4 Certificate-holders, the Yield Supplement Withdrawal Amount on account of the Accrued Supplement Interest on each Class of Class A Certificates;

           (ii) second, any balance of the Yield Supplement Deposit Amount to the Sellers.

         The Trustee shall distribute the amounts distributable under this paragraph (b) in accordance with the procedures set forth in the last paragraph of Section 5.01(a).

         The "Yield Supplement Withdrawal Amount" for any Payment Date is an amount equal to the excess of (i) sum of (A) the aggregate interest accrued during the related Accrual Period at the applicable Certificate Rate on the Class A-1 Certificate Balance, Class A-2 Certificate Balance, Class A-3 Certificate Balance and Class A-4 Certificate Balance, respectively, as of

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
the immediately preceding Payment Date (after giving effect to all payments of principal made on such immediately preceding Payment Date), and (B) the aggregate interest accrued during the related Accrual Period at the applicable Certificate Rate on the interest portion of the amount set forth in clause (i) of the definition of Class A Carry-Forward Amount, for such Payment Date allocable to each Class of Class A Certificates, over (ii) the sum of (A) the Class A Interest Remittance Amount for such Payment Date and (B) the aggregate interest accrued during the related Accrual Period at the applicable Pass-Through Rate on the interest portion of the amount set forth in clause (i) of the definition of Class A Carry-Forward Amount for such Payment Date allocable to such Class, in each case calculated on the basis of 360-day year consisting of twelve 30-day months.

         For any Payment Date, the sum of the Class A Interest Remittance Amount, the Yield Supplement Withdrawal Amount, and the interest on the interest portion of any Class A Carry-Forward Amount is intended to equal the aggregate interest accrued during the related Accrual Period at the applicable Certificate Rate on the Class A-1 Certificate Balance, Class A-2 Certificate Balance, Class A-3 Certificate Balance and Class A-4 Certificate Balance and any unpaid interest thereon as of the immediately preceding Payment Date (after giving effect to all payments of principal made on such immediately preceding Payment
Date), calculated on the basis of a 360-day year consisting of twelve 30-day months. To the extent that any shortfall occurs under the previous sentence on or after the reduction of the Yield Supplement Account (or either Seller's interest therein, as applicable) to zero, any amount payable to a Holder of a Class A Certificate from the assets of the Trust in respect of such shortfall shall be deemed first to have been distributed to the Holders of the Class R Certificates and then to have been paid by such Holders of the Class R Certificates, in each case pro rata in accordance with their Percentage Interest to the Holders of such Class A Certificates in accordance with their interests therein.

         (c) By becoming a Certificate Owner of a Book-Entry Certificate, each such Certificate Owner shall be deemed to have agreed to the procedures set forth in this subsection (c). Each distribution with respect to a Book-Entry Certificate shall be paid to the Clearing Agency, which is the registered holder of such Book-Entry Certificate and shall be solely responsible for crediting the amount of such distribution to the accounts of its Clearing Agency Participants in accordance with its normal procedures. Each Clearing Agency Participant shall be solely

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
responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be solely responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Clearing Agency and the Clearing Agency Participants in accordance with the provisions of this Agreement. Neither the Trustee, the Certificate Registrar, the Sellers nor the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         Section 5.02 Statements to Certificateholders. On each Determination Date, the Master Servicer shall prepare and forward to the Trustee for mailing on the related Payment Date to each Holder of a Certificate and to the Rating Agencies, a statement setting forth:

           (i) the Basic Principal Amount, the Class A Carry-Forward Amount, both before and after giving effect to the distributions to the Holders of the Class A Certificates on such Distribution Date (specifying the portions thereof attributable to interest on Class A-1 Certificates, Class A- 2 Certificates, Class A-3 Certificates and Class A-4 Certificates), the Class A Principal Remittance Amount and any Additional Class A Principal Remittance Amount distributed to Holders of Class A Certificates for such Payment Date;

           (ii) the Class A Interest Remittance Amount, the Yield Supplement Deposit Amount and the Yield Supplement Withdrawal Amount, distributed to Holders of Class A Certificates for such Payment Date;

           (iii) the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate Balance, Class A-4 Certificate Balance, the Class A-1 Principal Factor, the Class A-2 Principal Factor, the Class A-3 Principal Factor and the Class A-4 Principal Factor, each after giving effect to the distribution of principal on such Payment Date;

           (iv) the Pool Principal Balance as of the beginning of the Due Period relating to the next Payment Date;

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
           (v) the number and aggregate Principal Balance (and the percentages of the total number of Mortgage Loans and of the Pool Principal Balance which they represent) of Mortgage Loans (excluding the Mortgage Loans reported in clause (vi) below), if any, delinquent (i) 30 to 59 days,
         (ii) 60 to 89 days, and (iii) 90 days or more, respectively (exclusive of Mortgage Loans or real estate described in clause (vi) below), (computed in accordance with the terms of the Mortgage Loans) as of the last day of the related Due Period;

           (vi) (A) the aggregate Principal Balance and number of Mortgage Loans, if any, in foreclosure and (B) the book value (within the meaning of 12 C.F.R. Section571.13 or comparable provision) of any real estate acquired through foreclosure or deed in lieu of foreclosure, including REO Properties, as of the last day of the related Due Period;

           (vii) the aggregate Principal Balance and number of Mortgage Loans, including the Mortgage Loans as to which the Trust has acquired Mortgaged Properties by foreclosure or deed in lieu of foreclosure as of the last day of the related Due Period;

           (viii) the aggregate Principal Balance and number of Mortgage Loans repurchased by the Sellers or the Master Servicer during the Due Period preceding such Payment Date;

           (ix) the amount of the Monthly Servicing Fee paid to the Master Servicer on such Payment Date and the amount reimbursed to the Master Servicer in respect of Liquidation Expenses during the Due Period preceding such Payment Date;

           (x) the amount of any withdrawal from the Reserve Account included in the amounts distributed to the Class A Certificateholders and the amount in the Reserve Account, after giving effect to distributions (including distributions of investment earnings) made therefrom on such Payment Date, the Reserve Account Requirement for such Payment Date, the Reserve Account Excess, if any, for such Payment Date and the amount, if any, to be transferred to the Reserve Account to maintain the Reserve Account Requirement;

           (xi) the amount of any withdrawals from the Yield Supplement Account deposited into the Collection Account

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
         with respect to such Payment Date and the amount on deposit in the Yield Supplement Account on such Payment Date after giving effect to such withdrawals;

           (xii) the Overcollateralization Amount, before and after giving to distributions to the Holders of the Class A Certificates on such Distribution Date; and

           (xiii) Net Losses since the Cut-off Date as of the last day of the immediately preceding Due Period.

         In the case of information furnished pursuant to subclauses (i) through
(iii) above, the amounts shall be expressed as a dollar amount per Class A Certificate with a $1,000 denomination. Any such statement furnished to a Class A Certificateholder may, if requested by the Master Servicer, omit information pertinent only to the Class R Certificates.

         By January 31 of each calendar year following any year during which the Class A Certificates are outstanding, the Master Servicer shall prepare and forward to the Trustee for mailing to each Person who at any time during the calendar year was the Holder of a Class A Certificate, a statement containing the information set forth in subclauses (i) through (iii) aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder of such Class. The Master Servicer shall include in such statement any other information necessary in order to report income in respect of the Certificateholders for federal income tax purposes. On each Payment Date the Master Servicer shall prepare and forward to the Trustee for mailing to each Holder of a Class R Certificate a copy of the report forwarded to the Holders of Class A Certificates on such Payment Date. The Master Servicer shall also forward to the Trustee for mailing to Holders of Class R Certificates a statement setting forth the amount of the distribution, if any, to Holders of Class R Certificates expressed as a dollar amount per Class R Certificate with a 20% Percentage Interest, together with such other information as the Master Servicer deems necessary or appropriate.

         Within 90 days after the end of each calendar year, the Master Servicer shall prepare and forward to the Trustee for mailing to each Person who at any time during the calendar year was the Holder of a Class R Certificate a statement containing the applicable distribution information relating to the Class R Certificates provided pursuant to this Section 5.02 aggregated

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
for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that the substantially comparable information shall be provided by the Master Servicer to the Trustee pursuant to any requirements of the Code.

         In the event that the statements required to be prepared pursuant to this Section are unavailable from the Clearing Agency, Certificate Owners may receive such statements from the Trustee at its Corporate Trust Office upon (x) written request and certification to the Trustee that they are Certificate Owners, and (y) payment by the Master Servicer of any reasonable expenses or fees associated with the distribution of such statements. The Master Servicer shall indemnify and hold harmless the Trustee against any liabilities to which it may become subject, insofar as such liabilities arise out of or are based upon the delivery by the Trustee of such statements to any such Certificate Owner on the terms and to the extent provided in this Agreement.

                                   ARTICLE VI

                                THE CERTIFICATES

         Section 6.01 The Certificates. The Class A Certificates and Class R Certificates shall be substantially in the form set forth in Exhibits A-1 and A-2, respectively, and shall, on original issue, be executed and delivered by the Trustee to or upon the order of the Sellers (such order having been signed by the President or a Vice President of the Master Servicer, on behalf of the Sellers) concurrently with the sale and assignment to the Trustee of the Trust Fund. So long as the Certificates are Book-Entry Certificates, each Class of Class A Certificates shall be evidenced by one or more typewritten certificates representing the entire Class A Certificate Balance. Beneficial ownership of a Class A Certificate that is a Book-Entry Certificate may be held in minimum denominations of $1,000 and integral multiples thereof.

         Except for the Class R Certificate representing the Tax Matters Person Residual Interest, the Class R Certificates shall be issuable in a minimum denomination of a 10% Percentage Interest and integral multiples of 1% in excess thereof, except that one Class R Certificate may be in a denomination of less

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than a 10% Percentage Interest or an integral multiple of 10% such that the aggregate Percentage Interest of all outstanding Class R Certificates will be equal to 100%.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trust by the Trustee (not in its individual capacity but solely as Trustee) under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersigning and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned for authentication purposes by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly issued and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 6.02 Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and Transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of Transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to the foregoing paragraph, and in the case of the Class R Certificates, upon satisfaction of the conditions set forth below, the Trustee shall execute, countersign and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of a like Class and like aggregate principal balance in the case of Class A Certificates, or Percentage Interest, in the case of Class R Certificates.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate principal balance in the case of Class A

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Certificates, or Percentage Interest, in the case of Class R Certificates, upon surrender of the Certificates to be exchanged at any office or agency of the Trustee maintained for such purpose. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by or be accompanied by a written instrument of Transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

         When a Class A Certificate is issued in registration of a Transfer or exchange, the new Certificate will be issued without reduction of the stated principal balance thereof from that as originally issued.

         No service charge shall be made for any registration of Transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates.

         All Certificates surrendered for registration of Transfer or exchange shall be cancelled and subsequently destroyed by the Certificate Registrar in accordance with its customary procedures.

         (b) No registration of Transfer of any Class R Certificate shall be made unless the Trustee is provided with an Opinion of Counsel to the effect that such Transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that such a Transfer is to be made within two years from the Closing Date without registration under the Securities Act or applicable state securities laws, the Trustee shall require, in order to assure compliance with such laws, (i) that the Certificateholder desiring to effect the Transfer and such Certificateholder's prospective Transferee each certify to the Trustee and the Master Servicer the factual basis for the registration or qualification exemption relied upon, and (ii) an Opinion of Counsel that such Transfer may be made without such registration or qualification.

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Neither the Master Servicer nor the Trustee is obligated to register or qualify under the Securities Act or any applicable state securities law any Class R Certificate or to take any action not otherwise required under this Agreement to permit the Transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect the registration of any such Transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer and the Sellers against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         In addition, no registration of Transfer of a Class R Certificate shall be made unless the Transferee provides the Master Servicer and the Trustee with
(A) an affidavit in the form of Exhibit F hereto that the proposed Transferee is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan") and is not acquiring the Class R Certificates with "plan assets" (as defined in the Plan Asset Regulations) of any Plan, or (B) a Benefit Plan Opinion (in which event the Master Servicer shall deliver to the Trustee an Officer's Certificate certifying that such Benefit Plan opinion is satisfactory to the Master Servicer).

         The Tax Matters Person Residual Interest will not be transferable except to an Affiliate of the Master Servicer (as evidenced by a certificate (in a form acceptable to the Trustee) of the Master Servicer certifying such affiliation).

         (c) Each Person who has or acquires any Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest in such Class R Certificate to have agreed to be bound by the following provisions and to have irrevocably appointed the Master Servicer as its attorney-in-fact to negotiate the terms of any sale under clause (vi) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

           (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee, shall not be holding or acquiring such Ownership Interest on behalf of any Person that is not a Permitted Transferee, and shall promptly notify the Trustee and the

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         Master Servicer, in writing, of any change or impending change in its status (or the status of the beneficial owner) as a Permitted
         Transferee.

           (ii) The Trustee shall not register any Transfer of a Class R Certificate (including any beneficial interest therein) unless it shall have received the written consent of the Master Servicer. The Master Servicer will not give such consent to any proposed Transfer or sale of a Class R Certificate to any investor that is not a Permitted Transferee or if such Transfer would result in the Sellers or the Trust being deemed to be an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Notwithstanding the fulfillment of the requirements described in clauses (ii) and (iii) hereof, the Master Servicer may withhold its consent to a Transfer, but only to the extent necessary to avoid a risk of (1) disqualification of the Trust as a REMIC or (2) the imposition of a tax upon the Trust, or upon the transfer of the Class R Certificate under Code Section 860E(e). In addition, the Master Servicer shall not give its consent to the Transfer of less than an entire Ownership Interest in a Class R Certificate unless the Ownership Interest transferred is an undivided interest.

           (iii) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Master Servicer shall, as a condition to giving its consent to such transfer, require delivery to it, in form and substance satisfactory to it, and any Person to whom such Class R Certificate is proposed to be Transferred (the "Proposed Transferee") shall deliver to the Master Servicer, the following:

                   (A) an affidavit in the form attached as Annex A to Exhibit G
              (a "Transfer Affidavit") of the Proposed Transferee that such Proposed Transferee is a Permitted Transferee;

                   (B) a representation (a "Transfer Representation"), which may be set forth in the Transfer Affidavit, that the Proposed Transferee does not have the intention to impede the assessment or collection of tax legally required to be paid with respect to any interest in a Class R Certificate; and

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                   (C) an express agreement by the Proposed Transferee, which may be set forth in the Transfer Affidavit, to be bound by and to abide by the provisions of this Section 6.02.

           (iv) Notwithstanding the delivery of a Transfer Affidavit and a Transfer Representation by a Proposed Transferee under clause (iii) above, if the Master Servicer has actual knowledge that the Proposed Transferee is not a Permitted Transferee, it shall not give its consent to any Transfer of any Ownership Interest in a Class R Certificate to such Proposed Transferee.

           (v) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to require a Transfer Affidavit and a Transfer Representation from any other Person to whom such Person attempts to Transfer any Ownership Interest in a Class R Certificate and (B) not to Transfer any Ownership Interest in a Class R Certificate or to cause the Transfer of any Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee or will be holding any Ownership Interest in a Class R Certificate on behalf of a Person that is not a Permitted Transferee.

           (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section 6.02(c), then the Master Servicer shall have the right, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purchaser may be the Master Servicer itself or any affiliate of the Master Servicer. The proceeds of such sale, net of commissions (which may include commissions payable to the Master Servicer or its affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Master Servicer determines that the Holder of such Class R Certificate may be liable for any amount due under this Section 6.02(c) or any other provisions of this Agreement, the Master Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (vi) shall be

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         determined in the sole discretion of the Master Servicer, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

         Upon notice to the Master Servicer that any Ownership Interest in a Class R Certificate has been transferred, either directly or indirectly, to any Person that is not a Permitted Transferee or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, or that is a pass-through entity as defined in Section 860(e)(6) of the Code an interest of which is held of record by a Person that is not a Permitted Transferee, the Master Servicer agrees to furnish to the Internal Revenue Service, the transferor of such Class R Certificate or such agent or such pass-through entity such information necessary to the application of Section 860(e) of the Code as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such transfer and the total excess inclusions for any taxable year allocable to any holder of an interest in such pass-through entity that is not a Permitted Transferee. At the election of the Master Servicer, the Master Servicer may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent or to such pass-through entity referred to above; provided, however, that the Master Servicer shall in no event be excused from furnishing such information to the Internal Revenue Service.

         If a tax reporting cost is borne by the Trust as a result of the Transfer of a Class R Certificate, or any Ownership Interest therein, in violation of the restriction set forth in this Section 6.02, the Trustee, upon notification from the Master Servicer, may pay such tax or reporting cost with amounts that otherwise would have been paid to the Transferee of such Class R Certificate (or beneficial interest therein). If such amounts are not sufficient the Trustee will make a demand for payment from the Class R Certificateholders. In that event, neither the Transferee nor the transferor shall have any right to seek repayment of such amounts from the Trustee, the Sellers, the Trust, the Master Servicer or the other Certificateholders.

         All or any of the provisions of this Section 6.02(c) shall cease to apply to Transfers occurring on or after the date on which there shall have been delivered to the Trustee and the Master Servicer, in form and substance satisfactory to the

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         Trustee, the Sellers and the Master Servicer, an Opinion of Counsel to
the effect that neither under the laws then in effect nor under any legislation then under consideration by the Congress of the United States that is or may be applicable to the Trust Fund, will the removal of the restrictions on Transfer set forth in such provisions (x) cause the Trust or any Person having an Ownership Interest in any Certificate to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for such a Transfer or
(y) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         No agreement, affidavit, Benefit Plan Opinion or other Opinion of Counsel delivered pursuant to Section 6.02(b) or this Section 6.02(c) shall be an expense of the Trust, the Trustee, the Master Servicer or the Sellers but shall, in each case, be paid by the transferor or proposed Transferee.

         (d) The Class A Certificates shall, upon original issuance, be issued in the form of one or more typewritten certificates representing the Book-Entry Certificates and shall be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on the behalf of, the Sellers. The Class A Certificates shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, and no Class A Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Class A Certificates except as provided in subsection
(e) below. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to Class A Certificate Owners pursuant to subsection (e) below:

           (i) the provisions of this Section 6.02(d) shall be in full force and effect;

           (ii) the Sellers, the Master Servicer and the Trustee may deal with the Clearing Agency which is the registered Holder of the Certificates for all purposes (including the making of distributions on the Class A Certificates) as the authorized representative of the Class A Certificate Owners;

           (iii) to the extent that the provisions of this Section 6.02(d) conflict with any other provisions of this Agreement, the provisions of this Section 6.02(d) shall control;

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           (iv) the rights of Class A Certificate Owners shall be exercised only through the Clearing Agency which is the registered Holder of the Class A Certificates and the Clearing Agency Participants and shall be limited to those established by law and agreement between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Clearing Agency Agreement, unless and until Definitive Class A Certificates are issued pursuant to subsection
         (e) below, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Class A Certificates to such Clearing Agency Participants; and

           (v) whenever a notice, report or other communication to the Class A Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Class A Certificate Owners pursuant to subsection (e) below, the Trustee shall give all such notices and communications specified herein to be given to Class A Certificateholders to the Clearing Agency which is the registered Holder of the Certificates.

         (e)      In the event that:

           (i) (A) The Master Servicer advises the Trustee in writing that the Clearing Agency which is the registered holder of the Certificates is no longer willing or able to discharge properly its responsibilities as Clearing Agency, and (B) the Master Servicer is unable to locate a qualified successor,

           (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or

           (iii) after the occurrence of an Event of Servicing Termination, Class A Certificate Owners representing Percentage Interests aggregating not less than 51% of the sum of the Class A Certificate Balance advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Class A Certificate Owners,

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the Trustee shall notify all Certificate Owners, through the Clearing Agency which is the registered Holder of the Certificates, of the occurrence of any such event and of the availability of Definitive Certificates to Class A Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency which is the registered Holder of the Certificates for registration, the Trustee shall issue the Definitive Certificates which shall be issued in registered form and in minimum denominations of $1,000 and integral multiples thereof. Neither the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. The Master Servicer shall arrange for, and will bear the costs of, printing, issuing and delivering any Definitive Certificates. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Holders of Class A Certificates (as appropriate) hereunder.

         Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the Master Servicer, the Sellers and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and, in the case of Class A Certificates, like principal balance, and in the case of a Class R Certificate, like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if

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originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.04 Persons Deemed Owners. Prior to presentation of a Certificate for registration of Transfer, the Master Servicer, the Seller, the Trustee, the Certificate Registrar and any agent of the Master Servicer, the Sellers, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and neither the Master Servicer, the Sellers, the Trustee, the Certificate Registrar nor any agent of the Master Servicer, the Sellers, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

         Section 6.05 Appointment of Paying Agent. The Trustee is empowered to appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 5.01. Any Paying Agent appointed hereunder must satisfy the eligibility requirements for the Trustee as set forth in Section 9.06 hereof. In the event of any appointment by the Trustee of a Person other than itself as Paying Agent, on or prior to the Business Day preceding each Payment Date, the Trustee shall, to the extent received or advanced by the Master Servicer and deposited by it in the Collection Account, deposit or cause to be deposited with such Paying Agent in next day funds, a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 5.01, such sum to be held in trust for the benefit of the Certificateholders.

         The Trustee shall cause any Paying Agent other than itself to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.

         Section 6.06 Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Master Servicer, within 15 days after receipt by the Trustee of a request therefor from the Master Servicer in writing, a list, in such form as the Master Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three

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or more Certificateholders who in the aggregate hold Certificates that evidence not less than 25% of the Class A Certificate Balance apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders or shall itself cause such communication to be distributed to Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold none of the Master Servicer, the Sellers or the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         Section 6.07 Maintenance of Office or Agency. The Trustee shall maintain in the Borough of Manhattan, The City and State of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of Transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates its office located at 14 Wall Street, 8th Floor, New York, New York 10005 as its office for such purposes in the Borough of Manhattan, The City and State of New York. The Trustee shall give prompt written notice to the Master Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         Section 6.08 Actions of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Sellers or the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Sellers and the Master Servicer, if made in the manner provided in this Section.

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         (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of Transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Sellers or the Master Servicer in reliance therein, whether or not notation of such action is made upon such Certificate.

         (d) The Trustee may require such additional proof of any matter referred to in this Section 6.08 as it shall deem necessary.

                                   ARTICLE VII

                       THE MASTER SERVICER AND THE SELLERS

         Section 7.01 Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer. Nothing in this Agreement shall prevent any consolidation or merger of the Master Servicer with or into any other corporation, or any consolidation or merger of any other corporation with or into the Master Servicer, or any sale or transfer of all or substantially all of the property and assets of the Master Servicer to any other corporation lawfully entitled to acquire the same; provided, however, that, so long as Certificates are outstanding hereunder, the Master Servicer covenants and agrees that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of this Agreement to be kept or performed by the Master Servicer shall, by an agreement supplemental hereto, executed and delivered to the Trustee, be assumed by the corporation (if other than the Master Servicer) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Master Servicer, just as fully and effectually as if such successor corporation had been an original party hereto, and the representations and warranties set forth in Section 2.02 hereof shall be true and correct with respect to such successor corporation in all material respects; and in the event of any such sale or transfer the predecessor Master Servicer may be dissolved, wound up and liquidated at any

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time thereafter. No consent or approval of the Certificateholders shall be required to any of the transactions described in this Section 7.01.

         Section 7.02 Limitation on Liability of the Master Servicer and Others. Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee, the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the duties of the Master Servicer or by reason of reckless disregard of the obligations and duties of the Master Servicer hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense that shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties as Master Servicer hereunder or by reason of reckless disregard of its obligations and duties hereunder. Notwithstanding anything to the contrary herein, no recourse under or upon any obligation or covenant of this Agreement, or of any Certificate, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Master Servicer, either directly or through the Master Servicer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, officers or directors, as such, of the Master Servicer or of any successor corporation, or any of them, because of the issuance of the Certificates, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Certificates or implied therefrom; and that any and all such personal liability, either at common law or in equity or by

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constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the issuance of the Certificates, or under or by reason of the obligations or covenants contained in this Agreement or in the Certificates or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issue of such Certificates. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor only from amounts otherwise distributable to Certificateholders on any subsequent Payment Date, provided, however, that the Master Servicer shall indemnify the Trust for certain expenses as provided in
Section 7.09. The Master Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer pursuant to Section 7.04 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any claims under this Section by or on behalf of the Certificateholders or the Trust shall be made only against the Master Servicer, who shall be liable hereunder with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.

         Section 7.03 Delegation of Duties. In the ordinary course of business, the Master Servicer may at any time delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with the Servicing Standards. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation

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within the meaning of Section 7.04 of this Agreement. The Master Servicer shall provide each Rating Agency and the Trustee with written notice prior to the delegation of any of its duties to any Person other than any Subservicer or any of the Master Servicer's other Affiliates or their respective successors and assigns. The Master Servicer hereby appoints each Seller as Subservicer with respect to the Mortgage Loans sold to the Trust by it.

         Section 7.04 Master Servicer Not to Resign. Subject to the provisions of Section 7.01, the Master Servicer shall not resign from the obligations and duties hereby imposed on it under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of the Master Servicer shall be communicated to the Trustee promptly (and, if such communication is not in writing, shall be promptly confirmed in writing) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Trustee or a successor Master Servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 of this Agreement.

         Section 7.05 Merger or Consolidation of, or Assumption of the Obligations of, Sellers. (a) Nothing in this Agreement shall prevent any consolidation or merger of any of the Sellers with or into any other corporation, or any consolidation or merger of any other corporation with or into any of the Sellers, or any sale or transfer of all or substantially all of the property and assets of any of the Sellers to any other corporation lawfully entitled to acquire the same; provided, that, so long as the Certificates are outstanding hereunder, the Sellers covenant and agree that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of this Agreement to be kept or performed by such Seller shall, by an agreement supplemental hereto, executed and delivered to the Trustee, be assumed by the corporation (if other than such Seller) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of such Seller, just as fully and effectually as is such successor corporation had been the original party of the first part hereto; and in the event of any such sale or transfer the predecessor Seller may be

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dissolved, wound up and liquidated at any time. No transaction in this Section
7.05(a) will require approval or consent of the Certificateholders.

         (b) Except as provided in subsection (a) above, the obligations of the Sellers hereunder shall not be assignable except to an Affiliate thereof which has all necessary legal and corporate power and authority to perform all of the obligations so assigned to it, nor shall any Person, other than an Affiliate of the Sellers which has all necessary legal and corporate power and authority to perform all of the obligations so assigned to it, succeed to the obligations of the Seller hereunder.

         Section 7.06 Limitation of Liability of Certain Persons. No recourse under or upon any obligation or covenant of this Agreement, or of any Certificate, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of either of the Sellers or of any successor corporation, either directly or through such Seller, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, officers or directors, as such, of the Sellers, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or covenants contained in this Agreement or in any of the Certificates or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Certificates or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issue of such Certificates. The Sellers and any director or officer or employee or agent of the Sellers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         Section 7.07 The Master Servicer to File Reports Pursuant to Securities Exchange Act. The Master Servicer shall file on

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behalf of the Trust Fund all reports required to be filed with the Securities and Exchange Commission or any exchange or association of securities dealers pursuant to the Exchange Act or any rules or regulations thereunder.

         Section 7.08 Sellers May Own Certificates. Each of the Sellers and any Affiliate of either Seller may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not a Seller or an Affiliate thereof, except as otherwise provided in the definition of the terms "Certificateholder" and "Certificate Owners specified in
Section 1.01. Certificates so owned by or pledged to a Seller or an Affiliate thereof shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates, except as otherwise provided in the definition of the terms "Certificateholder" and "Certificate Owner" specified in Section 1.01. Without in any way limiting the foregoing, on the Closing Date one or both of the Sellers will sell Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates having an aggregate certificate balance equal to $31,300,000, $22,600,000, $10,450,000 and $2,000,000, respectively, and will initially retain the Class R Certificates.

         Section 7.09 The Master Servicer to Indemnify the Trust. The Master Servicer agrees to indemnify the Trust for any liabilities, costs, or expenses payable by the Trust or the Trustee to third parties arising from a breach of any of the representations and warranties set forth in Section 2.02(a) hereof. If the Trustee assumes the responsibilities and duties of the Master Servicer under this Agreement pursuant to Section 8.02, it is understood and agreed that the Trustee shall not assume any obligations pursuant to this Section 7.09.

                                  ARTICLE VIII

                         EVENTS OF SERVICING TERMINATION

         Section 8.01 Events of Servicing Termination. If any one of the following events ("Events of Servicing Termination") shall occur and be continuing:

                        (i) Any failure by the Master Servicer to deliver to the Trustee for distribution to Certificateholders any proceeds or payment required to be so delivered under the

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         terms of the Certificates and this Agreement that shall continue unremedied for a period of five Business Days (an "Event of Nonpayment"); or

                        (ii) Failure on the part of the Master Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Certificates or in this Agreement which failure materially and adversely affects the rights of Certificateholders and which failure shall continue unremedied for a period of 60 days after the date on which written notice of such failure (which notice shall specifically reference this Section 8.01) requiring the same to be remedied shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and to the Trustee by the Holders of Certificates evidencing not less than 33 1/3% of the Class A Certificate Balance; or

                        (iii) The Master Servicer shall file a petition commencing a voluntary case under any chapter of the federal bankruptcy laws, or the Master Servicer shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any other similar applicable federal law, or shall consent to the filing of any such petition, answer or consent, or the Master Servicer shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency, of it or of any substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

                        (iv) Any order for relief against the Master Servicer shall have been entered by a court having jurisdiction in the premises under any chapter of the federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 120 days, or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Master Servicer under any other similar applicable federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days, or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver,

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         liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Master Servicer or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

then, and in each and every case, so long as such Event of Servicing Termination shall not have been remedied or waived pursuant to Section 8.04, either the Trustee or the Holders of Certificates evidencing not less than 51% of the Class A Certificate Balance, by notice then given in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement; provided, however, that the responsibilities and duties of the initial Master Servicer with respect to the repurchase of Mortgage Loans pursuant to Section 3.01 and the indemnity obligations under Section 7.09 shall not terminate. The Trustee shall mail a copy of any notice given by it hereunder to the Rating Agencies. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall without further action, pass to and be vested in the Trustee or such successor Master Servicer as may be appointed under Section 8.02 pursuant to and under this
Section 8.01, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise. The predecessor Master Servicer shall cooperate with the successor Master Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Master Servicer under this Agreement including the transfer to the successor Master Servicer for administration by it of all cash accounts that shall at the time be held by the predecessor Master Servicer for deposit, or shall thereafter be received with respect to a Mortgage Loan. All reasonable costs and expenses (including attorneys' fees) incurred in connection with amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 8.01 shall be paid by the predecessor

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Master Servicer upon presentation of reasonable documentation of such costs and expenses.

         Section 8.02 Appointment of Successor. (a) Upon the Master Servicer's receipt of notice of termination pursuant to Section 8.01 or the Master Servicer's resignation in accordance with the terms of Section 7.04 of this Agreement, the predecessor Master Servicer shall continue to perform its functions as Master Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Master Servicer shall become unable to act as Master Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Master Servicer's resignation or termination hereunder, the Trustee shall appoint a successor Master Servicer and the successor Master Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. In the event that a successor Master Servicer has not been appointed at the time when the predecessor Master Servicer has ceased to act as Master Servicer in accordance with this Section 8.02, the Trustee without further action shall automatically be appointed as the successor Master Servicer. Notwithstanding the above, the Trustee shall, if it shall be unwilling or legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution having a net worth of not less than $20,000,000 whose regular business shall include the servicing of home equity loans (which portfolio of home equity loans shall have a principal balance of not less than $100,000,000) as the successor to the Master Servicer under this Agreement. Pending such appointment, unless the Trustee shall be prohibited by law from so acting, the Trustee shall be obligated to act as successor Master Servicer.

         (b) Upon appointment, the successor Master Servicer shall be the successor in all respects to the predecessor Master Servicer and shall be subject to all the responsibilities, duties and liabilities of the predecessor Master Servicer including, but not limited to, the maintenance of the hazard insurance policy(ies) and the fidelity bond pursuant to Section 3.13 (other than with respect to the purchase of a Mortgage Loan where the final maturity date of such Mortgage Loan was extended by the

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predecessor Master Servicer pursuant to Section 3.01) and shall be entitled to the Monthly Servicing Fee and all of the rights granted to the predecessor Master Servicer by the terms and provisions of this Agreement. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer (including, without limitation, any deductible under an insurance policy pursuant to Section 3.04), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer or any of the Sellers of any of their representations or warranties contained herein or in any related document or agreement.

         Section 8.03 Notification to Certificateholders and to the Rating Agencies. Upon any termination of, or appointment of a successor to, the Master Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

         Section 8.04 Waiver of Past Events of Servicing Termination. The Holders of Certificates evidencing not less than 51% of the Class A Certificate Balance may, on behalf of all Holders of Certificates, waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   ARTICLE IX

                                   THE TRUSTEE

         Section 9.01 Duties of Trustee. The Trustee, both prior to and after the occurrence of an Event of Servicing Termination, undertakes to perform such duties and, except during the occurrence of an Event of Servicing Termination, only such duties as are specifically set forth in this Agreement. If an Event of Servicing Termination of which a Trustee Officer of the Trustee



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shall have actual knowledge shall have occurred and shall not have been cured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such document or instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the document or instrument corrected, and if it is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

         The Trustee (directly or through a Custodian) shall take and maintain custody of the Loan Files and the Loan Schedule included as an exhibit to this Agreement and shall retain all notices identifying Mortgage Loans that have been repurchased pursuant to Sections 2.01, 2.02, 2.04 or 3.01.

         Subject to Section 9.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                         (i) Prior to the occurrence of an Event of Servicing Termination, and after the curing or waiver of all such Events of Servicing Termination that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and, if specifically required to be furnished



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         pursuant to any provision of this Agreement, conforming to the requirements of this Agreement;

                         (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Trustee Officer, unless it shall be proved that the Trustee Officer was negligent in ascertaining or investigating the facts related thereto;

                         (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement, or at the direction of Holders of Certificates evidencing not less than 33 1/3% of the Class A Certificate Balance, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

                         (iv) The Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clause (i) or (ii) of Section 8.01, unless a Trustee Officer at the Corporate Trust Office obtains actual knowledge of such failure; and

                         (v) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by third parties as a consequence of the assignment of any Mortgage Loan hereunder, and the Master Servicer hereby expressly releases, indemnifies and agrees to hold the Trustee harmless from any losses to the Trustee or the Trust Fund resulting therefrom; provided, however, that the Trustee shall use its best efforts to remit any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Trustee Officer has actual knowledge and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its



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rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         Section 9.02 Certain Matters Affecting Trustee. Except as otherwise provided in Section 9.01:

                         (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, Servicing Certificate, certificate of auditors, or other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                         (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such Opinion of Counsel;

                         (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in the Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained in this Agreement, however, shall relieve the Trustee of the obligations, upon the occurrence of an Event of Servicing Termination (that shall not have been cured), to exercise



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         such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                         (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                         (v) Prior to the occurrence of an Event of Servicing Termination and after the curing or waiver of all Events of Servicing Termination that may have occurred, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class affected thereby, evidencing, as to such Class, Percentage Interests aggregating not less than 33 1/3%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand. Nothing in this clause (v) shall affect the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

                         (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. Such delegation shall not relieve the Trustee of its liabilities and responsibilities hereunder and shall not constitute a resignation with the meaning of Section 9.07 of this Agreement. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or a Custodian appointed with due care by the Trustee hereunder. The Trustee shall



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         provide the Master Servicer and each Rating Agency with written notice prior to the delegation of any of its duties.

         Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates and its representations and warranties in Section 9.14) shall be taken as the statements of the Sellers or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates), or of any Mortgage Loan or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the existence and contents of any Mortgage Loan on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the compliance by the Sellers or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Sellers, the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02), any Subservicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall



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assume the duties of the Master Servicer pursuant to Section 8.02), or any
Subservicer taken in the name of the Trustee; the failure of the Master Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall not be accountable for the use or application by the Sellers of any of the Certificates or of the proceeds of such Certificates or for the use or application of any funds paid to the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to
Section 8.02) in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement.

         Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Sellers and the Master Servicer in banking transactions with the same rights as it would have if it were not Trustee (which includes without limitation the transfer restrictions set forth in Section 6.02).

         Section 9.05 Trustee's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Trust and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer will pay or reimburse the Trustee (without reimbursement from the Collection Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in its capacity as Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may



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arise from its negligence or bad faith or which is the responsibility of
Certificateholders hereunder. In addition, the Master Servicer and each Seller covenant and agree, jointly and severally, to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or wilful misconduct of the Trustee. The obligations of the Sellers and the Master Servicer shall survive the termination of this Agreement.

         Section 9.06 Eligibility Requirements for Trustee. The Trustee under this Agreement shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or State authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section
9.07. Any successor Trustee, together with any then existing co-trustee(s) must be eligible under applicable state law to accept assignment of the Mortgage Loans.

         Section 9.07 Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Master Servicer. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Master Servicer, or



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if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation conservation or liquidation, then the Master Servicer may remove the Trustee. If it shall remove the Trustee under the authority of the immediately preceding sentence, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 9.08. The provisions of Section 9.05 shall survive any such resignation or removal.

         Section 9.08 Successor Trustee. Any successor Trustee appointed pursuant to Section 9.07 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee the Loan Files and copies of all documents and statements held by it under this Agreement; and, the Sellers, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee, all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 9.08 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 9.06.

         Upon acceptance of appointment by a successor Trustee pursuant to this
Section 9.08, the Master Servicer shall mail notice of the succession of such Trustee under this Agreement to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. If the Master



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Servicer shall fail to mail such notice within 30 days after acceptance of appointment by successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

         Section 9.09 Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 9.06, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or any Mortgaged Property may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.08. The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder, provided that the Trustee shall be responsible for any fees of any co-trustee or separate trustee appointed on the Closing Date and any successor thereto.



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         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                         (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law or any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to the Master Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                         (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                         (iii) The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of an Event of Servicing Termination which has not been cured, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer.

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         Any separate trustee or co-trustee may at any time appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 9.11 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto. Any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

         Section 9.12 Suits for Enforcement. In case an Event of Servicing Termination or other default by the Master Servicer or the Seller hereunder shall occur and be continuing, the Trustee, in its discretion may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

         Section 9.13 Representations and Warranties of Trustee. The Trustee represents and warrants that:

                         (i) The Trustee is a national banking association existing and in good standing under the laws of the United States of America;

                         (ii) The Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has

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         taken all necessary action to authorize the execution,
         delivery and performance by it of this Agreement; and

                         (iii) This Agreement has been duly executed and delivered by the Trustee and, upon due execution and delivery by the other parties hereto, this Agreement will constitute the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

                                    ARTICLE X

                                   TERMINATION

         Section 10.01 Termination Upon Purchase by the Master Servicer or Liquidation of All Mortgage Loans. The respective obligations and responsibilities of the Master Servicer, the Sellers and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders on and after the final Payment Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Payment Date pursuant to this Article X following the earlier of (I) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the greater of (a) the sum of (x) 100% of the Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired and whose fair market value is included pursuant to clause (y) below) as of the Payment Date upon which the proceeds of any such purchase are to be distributed, (y) the fair market value of such acquired property (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 10.01), and (z) interest at the applicable Loan Rate on the Principal Balance of each Mortgage Loan for the Accrual Period in which the Effective Date of such purchase occurs (including any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired), (b) the aggregate fair market value (as determined by the Master Servicer as of the close of business on such third Business Day) of all of the

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assets of the Trust Fund, plus interest at the applicable Loan Rate on the
Principal Balance of each Mortgage Loan for the Accrual Period in which the Effective Date of such purchase occurs (including any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired) or (c) the sum of
(i) the Class A Certificate Balance together with the aggregate accrued interest thereon at each applicable Certificate Rate and (ii) the Monthly Servicing Fee for such Payment Date and all other amounts payable to the Master Servicer for which the Master Servicer is entitled to withdraw funds from the Collection Account, or (II) the final payment or other liquidation of the Principal Balance of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         The right of the Master Servicer to purchase all Mortgage Loans pursuant to clause (I) above may not be exercised until the Payment Date on which, after giving effect to principal distributions on the Certificates that would otherwise be made on such Payment Date, the Pool Principal Balance is less than five percent (5%) of the Original Pool Principal Balance. If such right is exercised, the Master Servicer shall provide to the Trustee the certification required by Section 3.07 and the Trustee shall, promptly following the deposit of the purchase price into the Collection Account, release or cause to be released to the Master Servicer the Loan Files pertaining to the Mortgage Loans being purchased and all other documents necessary to transfer the Trustee's interest in the Mortgage Loans to the Master Servicer.

         Notice of any termination, specifying the Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon receipt of written directions from the Master Servicer, if the Master Servicer is exercising its right to purchase the assets of the Trust Fund, given not later than the first day of the month preceding the month of such final distribution) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of

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such final distribution specifying (A) the Payment Date upon which final distribution of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final distribution and (C) that the Record Date otherwise applicable to such Payment Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. In the event written directions are delivered by the Master Servicer to the Trustee as described in the preceding sentence, the Master Servicer shall deposit in the Collection Account on or before the Business Day next preceding the Payment Date for such final distribution in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided, net of all amounts payable to the Master Servicer or for which the Master Servicer is entitled to reimbursement. Such deposit shall be in lieu of the deposit otherwise required to be made in respect of such Payment Date pursuant to Section 3.02(b) and shall be distributed in the manner of Available Payment Amount pursuant to Section 5.01.

         Upon presentation and surrender of the Certificates, the Trustee shall
(a) cause to be distributed to Certificateholders on the Payment Date for such final distribution in proportion to their respective Percentage Interests and to the extent there are funds available for such purpose an amount equal to the Class A Certificate Balance and 30 days' interest at the applicable Class A Pass-Through Rate on the Class A Certificate Balance and, without duplication, any Class A Carry-Forward Amount and (b) withdraw from the Yield Supplement Account an amount equal to the Yield Supplement Withdrawal Amount for the related Payment Date and cause such amount to be distributed to the Certificateholders. Any amount which remains on deposit in the Collection Account (other than the amounts retained to meet claims) or in the Reserve Account after application pursuant to the preceding sentence shall be distributed to the Holders of the Class R Certificates and any amount which remains on deposit in the Yield Supplement Account after such application shall be paid to the Sellers. The distribution on such final Payment Date shall be in lieu of the distribution otherwise required to be made on such Payment Date in respect of each Class of Certificates, and, in the event the funds available to make such distribution are less than the amount needed to distribute the full amount described above, such funds shall be allocated among the Classes of Certificates in the same manner and priority as on a normal Payment Date.

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         In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Payment Date, the Trustee shall on the fifth Business Day after such final Payment Date cause all funds in the Collection Account or otherwise held by the Trustee not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders and the Master Servicer (if the Master Servicer exercised its right to purchase the assets of the Trust Fund) or the Trustee (in any other case) shall, on the fifth Business Day after such final Payment Date give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of funds on deposit in the escrow account.

         If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, any funds deposited in such escrow account and remaining unclaimed shall be paid by the Trustee to the Master Servicer, and thereafter Certificateholders shall look only to the Master Servicer with respect to any claims in respect of such funds.

                                   ARTICLE XI

                              REMIC TAX PROVISIONS

         Section 11.01 REMIC Administration. An election will be made to treat the Trust (other than the Yield Supplement Account) as a REMIC under the Code. The Class A REMIC Regular Interests will be and are hereby designated "regular interests" in the REMIC, and the Class R Certificates will be and are hereby designated "residual interests" in the Trust for purposes of Section 860G (a)(1) and 860G (a)(2) of the Code. The Trustee shall perform or cause to be performed the various tax administration functions of the Trust as its agent, as set forth in this Section.

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         (a) The Trustee shall elect (on behalf of the Trust to be created) to have the Trust (other than the Yield Supplement Account) treated as a REMIC on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued as well as on any corresponding state tax or information returns necessary to have the Trust (other than the Yield Supplement Account) treated as a REMIC under state laws.

         (b) The Trustee shall pay any and all tax-related expenses (not including taxes) of the Trust and the REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust that involve the Internal Revenue Service or state tax authorities.

         (c) The Trustee shall prepare, sign and file any necessary forms for election as well as all of the Trust's federal and state income tax and information returns as the Trust's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee. The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this subsection.

         (d) The Trustee shall perform all reporting and other tax compliance duties that are the responsibility of the Trust under the Code, the REMIC Provisions or state or local income tax law. Among its other duties, if required by the REMIC Provisions, the Trustee shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any person known to a Trustee Officer to be a Disqualified Organization, (ii) to the Certificateholders such information or reports as are required by the REMIC Provisions, including such data necessary for the original issue discount computations with respect to the Certificates for federal income tax purposes, and (iii) to each Certificateholder such tax information returns as may be required relating to payments from the Yield Supplement Account. The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this subsection.

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         (e) The Master Servicer as holder of the Tax Matters Person Residual
Interest shall act as the Trust's Tax Matters Person within the meaning of the Code.

         (f) The Sellers, the Master Servicer, the Trustee, and the Holders of Class R Certificates shall take any action or cause the Trust to take any action necessary to create or maintain the status of the Trust as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.

         (g) The Trustee, the Master Servicer and the Holders of the Class R Certificates shall not take any action or fail to take any action, or cause the Trust to take any action or fail to take any action that, if taken or not taken, could (i) endanger the status of the Trust as a REMIC or (ii) result in the imposition of a tax upon the Trust (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take or to fail to take such action) to the effect that the contemplated action or failure to act will not endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur (provided, however, that nothing herein shall constitute or create any obligation on the part of the Trustee to investigate, monitor or inquire into the actions or omissions of the Master Servicer or the Holders of the Class R Certificates, or to determine whether or not the Master Servicer or the Holders of the Class R Certificates are in compliance with this Section). In addition, prior to taking any action with respect to the Trust or the assets therein, or causing the Trust to take any action, which is not expressly permitted under the terms of this Agreement, the Master Servicer or any Holder of a Class R Certificate will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust, and no such Person shall take any such action or cause the Trust to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur.

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         (h) The Holders of the Class R Certificates shall pay when due their pro rata share of any and all taxes imposed on the Trust by federal or state governmental authorities to the extent that the Trust does not have sufficient residual cash flow (i.e., amounts that otherwise would be distributable to such Holders) to pay such taxes. To the extent that such REMIC taxes are not paid by the Class R Certificateholders, the Trustee shall pay any remaining Trust taxes out of current or future amounts otherwise distributable to the Holders of the Class R Certificates; provided that the Trustee shall have no responsibility to make any payment thereof in absence of such future amounts distributable to Class R Certificateholders.

         (i) The Trustee and, to the extent that records are maintained by the Master Servicer in the normal course of its business, the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the Trust on a calendar year and on an accrual basis.

         (j) Except as provided herein, no additional contributions of assets shall be made to the Trust.

         (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which the Trust will receive a fee or other compensation for services.

         (l) The Closing Date is hereby designated as the "Startup Day" of the Trust within the meaning of Section 860G(a)(9) of the Code.

         (m) All Mortgage Loans shall be acquired by the Trust not later than May 30, 1996.

         (n) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" of each Class of Class A REMIC Regular Interests is June 15, 2014, which is the Payment Date two years following the latest scheduled final maturity date of any Mortgage Loan.

         (o) Notwithstanding any provision of this Agreement relating to the reimbursement of the Master Servicer, Trustee or any other person for any cost, fee or expense incurred by them pursuant hereto, a reimbursement relating to other than (i) the preservation, restoration and protection of any Mortgage Loan or Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan or a Mortgaged Property,

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including a foreclosure, (iii) the management and liquidation of a Mortgaged
Property if it is acquired in satisfaction of the Mortgage Loan, or (iv) insurance, taxes and assessments (including related penalties and interest) on a Mortgaged Property subject to the Mortgage Loans shall not be made from the assets of that portion of the Trust Fund as to which a REMIC election has been made without submission to the Trustee of an Opinion of Counsel (secured at the expense of the party seeking reimbursement) to the effect that such reimbursement would not cause the Class A Certificates to fail to qualify as "regular interests" pursuant to Section 860G of the Code.

         Section 11.02 Prohibited Activities. Except as otherwise provided in this Agreement, none of the Sellers, the Master Servicer, the Holders of the Class R Certificates, nor the Trustee shall engage in, nor shall the Trustee permit, pursuant to subparagraph (g) above, any of the following transactions or activities unless it has received (a) a Special Tax Opinion and (b) a Special Tax Consent from each of the Holders of the Class R Certificates (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from the transaction or activity in question):

                         (i) the sale or other disposition of any of the Mortgage Loans except pursuant to (A) a foreclosure or default with respect to such Mortgage Loans, (B) the bankruptcy or insolvency of the Trust, (C) the termination of the Trust pursuant to Section 10.01, or
         (D) a purchase in accordance with Sections 2.02, 2.04 or 3.01;

                         (ii) the acquisition of any Mortgage Loan for the Trust after May 30, 1996;

                         (iii) the sale or other disposition of any investment in the Collection Account at a gain; or

                         (iv) the acceptance of any cash contribution to the Trust except the following: (A) a contribution received during the three-month period beginning on the Closing Date, (B) a contribution to facilitate the termination of the Trust pursuant to Section 10.01, (C) any payment in the nature of a guarantee, (D) any contribution to the Reserve Account by any Class R Certificateholder, or (E) any other contribution approved by the Master Servicer after consultation with tax counsel.

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
                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         Section 12.01 Amendment. (a) This Agreement may be amended by the Master Servicer, the Sellers and the Trustee, without the consent of any of the Certificateholders, to cure any error or ambiguity, including any error in the Loan Schedule (not relating to the Principal Balance or Loan Rate of any Mortgage Loan), to correct or supplement any provisions in this Agreement which may be inconsistent with any other provisions of this Agreement, to evidence a succession to the Master Servicer pursuant to Section 7.01 or a Seller pursuant to Section 7.05 or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Certificateholder.

         This Agreement may also be amended from time to time by the Sellers, the Master Servicer and the Trustee, without consent of the Certificateholders, to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary:

              (i) to maintain the qualification of the Trust as a REMIC under the Code or avoid, or minimize the risk of, the imposition of any tax on the Trust Fund under the Code that would be a claim against the Trust's assets, provided that there shall have been delivered to the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such action is necessary or appropriate to maintain such qualification or avoid any such tax or minimize the risk of its imposition, or

              (ii) to prevent the Trust from entering into any "prohibited transaction" as defined in Section 860F of the Code; provided that (a) there shall have been delivered an Opinion of Counsel addressed to the Trustee to the effect that such action is necessary or appropriate to prevent the Trust from entering into such prohibited transaction and
         (b) such amendment shall not adversely affect in any material respect the interests of any Certificateholder.

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
         Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and to the Rating Agencies.

         (b) This Agreement may also be amended from time to time by the Sellers, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Class A Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made on any Certificate without the consent of the Holder of such Certificate, or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

         Notwithstanding the foregoing, no amendment under this subsection (b) may be made unless the Trustee shall have received a Special Tax Opinion to the effect that such amendment will not cause the Trust to be disqualified as a REMIC, or subject the Trust to "prohibited transaction" or "prohibited contribution" taxes. Notwithstanding the foregoing, if a proposed amendment to this Agreement will by its terms affect only one Class of Certificates, the Sellers, the Master Servicer and the Trustee may amend this Agreement with the consent of the Holders of Certificates of the affected Class evidencing Percentage Interests aggregating not less than 51% of the Certificate Balance of such affected Class; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made on any Certificate without the consent of the Holder of such Certificate, or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

         Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and to the Rating Agencies.

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         It shall not be necessary for the consent of Certificate holders pursuant to this Section 12.01(b) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         (c) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         Section 12.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense in the event such recordation materially and beneficially affects the interests of Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 12.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

         No Certificateholder shall have any right to vote (except as provided in Sections 12.01 and 8.04) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties to this Agreement, nor shall anything in this Agreement set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

         No Certificateholder shall have the right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Servicing Termination and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Class A Certificates evidencing Percentage Interests aggregating not less than 33 1/3% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and during such 60-day period no direction inconsistent with such written request has been given to the Trustee pursuant to Section 8.04; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under this Agreement except in the manner provided in this Agreement and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 12.04 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws.

         Section 12.05 Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered, mailed by certified mail, return receipt requested, or telecopied, and shall be deemed to have been duly given upon receipt (a) in the case of CoreStates Bank, N.A., P.O. Box 7618, FC-7-70-1-66, Philadelphia, Pennsylvania 19101-7618, Attention: Robert W. Furness, telecopy:
(609) 771-5680; (b) in the case of New Jersey National Bank, 370 Scotch Road, West Trenton, New Jersey 08628, Attention: Robert W. Furness, telecopy: (609) 771-5680; (c) in the case of the Master Servicer, P.O. Box 7618, FC-7-70-1-66, Philadelphia, Pennsylvania 19101-7618, Attention: Robert W. Furness, telecopy:
(609) 771- 5680; (d) in the case of the Trustee, at the Corporate Trust Office, One First National Plaza, Suite 0126, Chicago, Illinois 60670, telecopy: (312) 407-1708; (e) in the case of Moody's, at the Home Equity Monitoring Department, 4th Floor, 99 Church Street, New York, New York 10007, telecopy: (212) 553-4773; and (f) in the case of Fitch, at the Mortgage-Backed Surveillance Department, 32nd Floor, One State Street Plaza, New York, New York 10004; telecopy: (212) 208-0031, or, as to each party, at such other address or telecopy number as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation, and the Trustee shall have no liability for failure to deliver such notice or document to any such Rating Agency.

         Section 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 12.07 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.01 and 7.05, this Agreement may not be assigned by any Seller or the Master Servicer without the prior written consent of the Trustee and the Holders of Class A Certificates evidencing Percentage

Interests aggregating not less than 51% of the Class A Certificates.

         Section 12.08 Certificates Nonassessable and Fully Paid.
Certificateholders shall not be personally liable for obligations of the Trust Fund. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and, upon execution, authentication and delivery thereof by the Trustee pursuant to
Section 6.01, the Certificates shall be deemed fully paid.

         IN WITNESS WHEREOF, the Master Servicer, the Sellers and the Trustee have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                                  CORESTATES BANK, N.A., as Seller


                                  By /s/ David N. Schlesinger
                                    -----------------------------------------
                                    Name:   David N. Schlesinger
                                    Title:  Senior Vice President

                                  NEW JERSEY NATIONAL BANK, as Seller


                                  By  /s/ David N. Schlesinger
                                    -----------------------------------------
                                    Name:   David N. Schlesinger
                                    Title:  Vice President

                                  CORESTATES BANK, N.A.,
                                    as Master Servicer


                                  By /s/ David N. Schlesinger
                                    -----------------------------------------
                                    Name:   David N. Schlesinger
                                    Title:  Senior Vice President

                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Trustee


                                  By /s/ Lawrence Dillard
                                    -----------------------------------------
                                    Name:  Lawrence Dillard
                                    Title: Vice President

STATE OF NEW YORK       )
                        :
COUNTY OF NEW YORK      )

         PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for said county and state, on this 30th day of May, 1996, within my jurisdiction, the within named David N. Schlesinger, who acknowledged that he is a Senior Vice President of CoreStates Bank, N.A., and that for and on behalf of said corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporations so to do.

                                       -------------------------
                                       Notary Public

My Commission Expires:

- ------------------------------





STATE OF NEW YORK       )
                        :
COUNTY OF NEW YORK      )

         PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for said county and state, on this 30th day of May, 1996, within my jurisdiction, the within named David N. Schlesinger, who acknowledged that he is a Vice President of New Jersey National Bank, a national banking association, and that for and on behalf of said corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                       -------------------------
                                       Notary Public

My Commission Expires:

- ------------------------------

STATE OF NEW YORK          )
                           :
COUNTY OF NEW YORK         )

         PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for said county and state, on this 30th day of May, 1996, within my jurisdiction, the within named Lawrence Dillard, who acknowledged that he is a Vice President of The First National Bank of Chicago, a national banking association, and that for and on behalf of said corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                       -------------------------
                                       Notary Public

My Commission Expires:

- ------------------------------

                                   Exhibit A-1

                             CLASS A-[ ] CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE MASTER SERVICER, THE SELLERS OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THAT PORTION OF THIS CERTIFICATE REPRESENTING AN INTEREST IN THE CLASS A REGULAR INTERESTS (AS DEFINED IN THE AGREEMENT) IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED IN SECTIONS 860G AND 860D, RESPECTIVELY, OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). FOR SUCH PURPOSES, THAT PORTION OF THIS CERTIFICATE REPRESENTING AN INTEREST IN AMOUNTS PAYABLE FROM THE YIELD SUPPLEMENT ACCOUNT AS DESCRIBED IN THE AGREEMENT IS A CONTRACT RIGHT SEPARATE AND APART FROM THE PORTION OF THIS CERTIFICATE DESIGNATED AS AND CONSTITUTING A "REGULAR INTEREST."

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE ITS REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRINCIPAL IN RESPECT OF THIS CLASS A CERTIFICATE IS PAYABLE
MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE UNPAID PRINCIPAL
BALANCE EVIDENCED HEREBY AT ANY TIME MAY BE LESS THAN THE INITIAL
PRINCIPAL AMOUNT SET FORTH BELOW.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 30, 1996, AS OF WHICH THE CLASS A-_ PASS-THROUGH RATE (EXCLUDING YIELD SUPPLEMENT WITHDRAWAL AMOUNTS) IS
    . ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 17% CPR (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT) AND THAT THE CLASS A-_ PASS-THROUGH RATE REMAINS CONSTANT, THIS CERTIFICATE HAS BEEN

                                      A-1-1

ISSUED WITH NO MORE THAN $[____] OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[____] PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE AS TO THE CONSTANCY OF THE CLASS A-_ PASS-THROUGH RATE, OR THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE CONSTANT PREPAYMENT RATE OR AT ANY OTHER RATE.

                                      A-1-2

                       CORESTATES HOME EQUITY TRUST 1995-1
                            HOME EQUITY CERTIFICATES
                              Class A-_ Certificate

Certificate No.  A-_                        CUSIP No. [___________]

Cut-Off Date: May 1, 1995                   ____% Class A-_ Certificate
                                            Rate

First Payment Date:                         Initial Principal Amount:
June 17, 1996                       $[_________] Class A-_
                                            Certificate Balance

This Certificate evidences an ownership interest in a trust (the "Trust", the corpus of which consists primarily of a pool of home equity loans (the "Mortgage Loans") and certain other assets, which pool was sold by

                              CORESTATES BANK, N.A.
                            NEW JERSEY NATIONAL BANK
                                (the "Sellers").

         This Certificate certifies that ___________ is the registered owner of an interest in the Trust. The Trust was created pursuant to a Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Agreement), among the Sellers, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee," which term includes any successor trustee under the Agreement). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is a "Class A-[__] Certificate" as described in the Agreement and is issued under and is subject to the terms, provisions and conditions of the Agreement to which reference is hereby made for a statement of the respective rights and obliga tions thereunder of the Sellers, the Master Servicer, the Trustee and the Holders of all Certificates issued thereunder and to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound, notwithstanding anything to the contrary contained herein.

         This Certificate is one of a duly authorized issue of Certificates, evidencing a beneficial ownership interest in the Trust described in the Agreement, designated as the CoreStates Home Equity Trust 1995-1, Home Equity Loan Certificates issued in

                                      A-1-3
three Classes (Class A-1, Class A-2, Class A-3, Class A-4 and Class R) under the Agreement (herein collectively called the "Certificates"). An election will be made to treat the Trust (other than the Yield Supplement Account) as a "real estate mortgage investment conduit" (a "REMIC") under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). The portion of this Certificate representing an interest in the Class A Regular Interests (as defined in the Agreement) represents a "Regular Interest" in a REMIC within the meaning of Section 860G(a)(2) of the Code. For such purposes, that portion of this Certificate representing an interest in amounts payable from the Yield Supplement Account as described in the Agreement is a contract right separate and apart from the portion of this Certificate designated as and constituting a "regular interest."

         Pursuant to the terms of the Agreement, a distribution will be made on the fifteenth day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing on the first Payment Date specified above, except as set forth below with respect to the final Payment Date, to the Person in whose name this Certificate is registered at the close of business on the Record Date for such Payment Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A Certificates as provided in the Agreement on such Payment Date.

         Distributions on this Certificate will be made by the Trustee or any Paying Agent by check mailed by first-class mail, postage prepaid, to the Person entitled thereto at the address appearing in the Certificate Register, or by such other means of payment as such Person and the Trustee shall agree. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified in the notice.

         Distributions on this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         The Class A Certificates are limited in right of distribution to certain payments, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its

                                      A-1-4
acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount distributable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         The Master Servicer is CoreStates Bank, N.A.

         The Sellers have established in the name of the Trustee for the benefit of the Class A Certificateholders a Reserve Account to cover certain losses arising from the Mortgage Loans. The size of the Reserve Account will be limited in amount and may be reduced in accordance with the terms of the Agreement. Amounts on deposit in the Reserve Account in excess of the Reserve Account Requirement (as defined in the Agreement) will be distributed to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates in the amounts and priorities set forth in the Agreement.

         The Sellers have likewise established in the name of the Trustee for the benefit of the Certificateholders a Yield Supplement Account to cover certain interest differential amounts between the Class A-3 Certificate Rate and Class A-4 Certificate Rate and the Loan Rate (net of the Servicing Fee) on the Supplemented Mortgage Loans in accordance with the Agreement.

         As provided in the Agreement, withdrawals from the Collec tion Account of funds otherwise distributable to Certificate holders may be made or caused to be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, including reimbursement to the Master Servicer of certain expenses incurred by the Master Servicer.

         The obligations created by the Agreement in respect of the Certificates and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee required to be distributed to them pursuant to the Agreement. The Agreement permits, but does not require, the Master Servicer to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at the price determined as provided in the Agreement under certain circumstances. The exercise of any such option will effect early termination of the Certificates; provided, however, that the Master Servicer may only exercise such option in the event the

                                      A-1-5
aggregate principal balance of the Mortgage Loans is less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         As provided in the Agreement and subject to certain limitations therein set forth, the Transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of Transfer at the office or agency maintained for such purpose by the Trustee, and every Class A Certificate so presented shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by or be accompanied by a written instrument of Transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate fractional undivided interest in the Trust will be issued to the designated Transferee or Transferees.

         Prior to the due presentment for registration of Transfer of this Certificate, the Master Servicer, the Sellers, the Trustee, the Certificate Registrar and any agent thereof may treat the person in whose name this Certificate is registered (i) on any Record Date, for purposes of making distributions, and (ii) on any other date for any other purpose, as the owner hereof, whether or not any distribution required to be made on this Certificate shall be overdue, and none of the Master Servicer, the Sellers, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee, the Master Servicer and the Sellers and the rights of the Holders of the Certificates under the Agreement at any time by the Trustee with the consent of the Holders of Class A Certificates evidencing not less than 51% of the aggregate Class A Certificate Balance. Any such consent by the Holder, at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of Holders of any Certificates issued thereunder.

                                      A-1-6

         The Class A Certificates are issuable only in registered form without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of Transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         As provided in the Agreement, this Certificate and the Agreement shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein.

         Unless the certificate of authentication hereof has been executed by the Trustee or the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-1-7

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated:

(Seal)                            THE FIRST NATIONAL BANK
                                  OF CHICAGO, not in its
                                  individual capacity,
                                  but solely as Trustee


                                  By: _______________________________________
                                       Authorized officer

Certificate of Authentication

This is one of the Class A-_
Certificates referred to in
the within-mentioned
Agreement.

THE FIRST NATIONAL BANK OF
CHICAGO, as Trustee


By: ______________________________
      Authorized Officer

                                      A-1-8

                                   Exhibit A-2

                               CLASS R CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE MASTER SERVICER, THE SELLERS OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED IN SECTIONS 860G AND 860D, RESPECTIVELY, OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM THE REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE MAY BE EFFECTED WITHOUT THE PRIOR
WRITTEN CONSENT OF THE MASTER SERVICER AS PROVIDED HEREIN AND IN
THE AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO, OR PURCHASED OR HELD BY OR WITH "PLAN ASSETS" OF ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN (INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR KEOGH PLAN) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME REVENUE CODE ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

AS SET FORTH IN SECTION 6.02 OF THE AGREEMENT (AS DEFINED HEREIN), DISQUALIFIED ORGANIZATIONS (AS DEFINED IN INTERNAL REVENUE CODE SECTION 860E(e)(5)) ARE PROHIBITED FROM OWNING AN INTEREST IN THIS CERTIFICATE.

                                      A-2-1

                       CORESTATES HOME EQUITY TRUST 1995-1

                            HOME EQUITY CERTIFICATES

                               Class R Certificate

Certificate No. R-

Cutoff Date:  May 1, 1996                  Percentage Interest: _______%


This Certificate evidences an ownership interest in a trust (the "Trust"), the corpus of which consists primarily of a pool of home equity loans (the "Mortgage Loans") and certain other assets, which pool was sold by

                              CORESTATES BANK, N.A.

                            NEW JERSEY NATIONAL BANK

                                (the "Sellers").

         This Certificate certifies that ______________________ is the registered owner of an interest in the Trust. The Trust was created pursuant to a Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Agreement"), among the Sellers, the Master servicer and The First National Bank of Chicago, as trustee (the "Trustee," which term includes any successor trustee under the Agreement). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is a "Class R Certificate" as described in the Agreement and is issued under and is subject to the terms, provisions and conditions of the Agreement to which reference is hereby made for a statement of the respective rights and obligations thereunder of the Sellers, the Master Servicer, the Trustee and the Holders of all Certificates issued thereunder and to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound, notwithstanding anything to the contrary contained herein.

         The Holder of this Certificate will be entitled to receive a pro rata share (based on such Holder's Percentage Interest) of the amounts allocable to the Class R Certificates as described in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, evidencing the beneficial ownership interest in the Trust described in the Agreement, designated as the CoreStates Home Equity Trust 1996-1, Home Equity Loan Certificates issued in

                                      A-2-2
five Classes (Class A-1, Class A-2, Class A-3, Class A-4 and Class R) under the Agreement (herein collectively called the "Certificates"). The Class R Certificates are sometimes herein called the "Residual Certificates." An election will be made to treat the Trust (other than the Yield Supplement Account) as a "real estate mortgage investment conduit" (a "REMIC") under
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). This Certificate represents a "Residual Interest" in a REMIC within the meaning of
Section 860G(a)(2) of the Code. Because this Certificate constitutes a "Residual Interest" in the REMIC under the Code, the Holder of this Certificate shall be required to report, for federal income tax purposes, its pro rata share of the income and expenses of the REMIC in its federal income tax return.

         Distributions on this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         The Class R Certificates are limited in right of distri bution to certain payments, all as more specifically set forth in the Agreement. The Holder of this Certificate, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount distributable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         The Master Servicer is CoreStates Bank, N.A.

         As provided in the Agreement, withdrawals from the Collection Account of funds otherwise distributable to Certificateholders may be made or caused to be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, including reimbursement to the Master Servicer of certain expenses incurred by the Master Servicer.

         The obligations created by the Agreement in respect of the Certificates and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee required to be distributed to them pursuant to the Agreement. The Agreement permits, but does not require, the Master Servicer to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at the

                                      A-2-3
price determined as provided in the Agreement under certain circumstances. The exercise of any such option will effect early termination of the Certificates; provided, however, that the Master Servicer may only exercise such option in the event the aggregate principal balance of the Mortgage Loans is less than 5.0% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

         No record or beneficial ownership in this Certificate may be transferred, sold or otherwise disposed of without the express written consent of the Master Servicer and unless that Transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended, and effective registration or qualification under applicable state securities law, or is made in a transaction which does not require such registration or qualification. In addition, the Agreement imposes certain other obligations and consents to the Transfer of a Class R Certificate as set forth therein.

         Subject to the foregoing and as provided in the Agreement and subject to certain limitations therein set forth, the Transfer of this Certificate is registerable in the Certificate Register maintained by the Certificate Registrar upon surrender of this Certificate for registration of Transfer at the office or agency maintained for that purpose duly endorsed by or accom panied by a written instrument of Transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Class R Certificates, of authorized denominations and in the same aggregate Percentage Interest will be issued to the designated Transferee or Transferees.

         Prior to the due presentment for registration of Transfer of this Certificate, the Master Servicer, the Sellers, the Trustee, the Certificate Registrar and any agent thereof may treat the person in whose name this Certificate is registered (i) on any Record Date, for purposes of making distributions, and (ii) on any other date for any other purpose, as the owner hereof, whether or not any distribution required to be made on this Certificate shall be overdue, and none of the Master Servicer, the Sellers, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee, the Master Servicer and

                                      A-2-4
the Sellers and the rights of the Holders of the Certificates under the Agreement at any time by the Trustee with the consent of the Holders of Class A Certificates evidencing not less than 51% of the aggregate Class A Certificate Balance. Any such amendment shall be conclusive and binding upon the Holder of this Certificate and upon all future Holders of this Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such amendment is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of Holders of any Certificates issued thereunder.

         The Certificates are issuable only in registered form in denominations specified in the Agreement and subject to certain limitations therein set forth. Except as provided in the Agreement, the Certificates are exchangeable for a like aggregate Percentage Interest of Certificates of the same Class of different authorized Percentage Interest, as requested by the Holder of such Certificate.

         No service charge will be made for any such registration of Transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         As provided in the Agreement, this Certificate and the Agreement shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein.

         Unless the certificate of authentication hereof has been executed by the Trustee or the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-2-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated:

(Seal)                            THE FIRST NATIONAL BANK
                                  OF CHICAGO, not in its
                                  individual capacity,
                                  but solely as Trustee


                                  By: _______________________________________
                                      Authorized officer

Certificate of Authentication

This is one of the Class R
Certificates referred to in
the within mentioned
Agreement.

THE FIRST NATIONAL BANK OF
CHICAGO, as Trustee


By: ___________________________________
      Authorized Officer

                                      A-2-6

                                    Exhibit B

                                  LOAN SCHEDULE

                                    Exhibit C

                            LETTER OF REPRESENTATIONS

                                    Exhibit D

                             FORM OF CERTIFICATE OF
                                 PAYMENT IN FULL

The First National Bank of Chicago, as Trustee
One First National Plaza
Suite 0126
Chicago, Illinois 60670

Attention: Corporate Trustee Administration

     Re: CoreStates Home Equity Trust 1996-1

Ladies and Gentlemen:

         Reference is made to Section 3.07 of the Pooling and Servicing Agreement, dated as of May 1, 1996 (the "Agreement"), among CoreStates Bank, N.A. and New Jersey National Bank, as Sellers, CoreStates Bank, N.A., as Master Servicer, and The First National Bank of Chicago, as Trustee. All capitalized terms set but not defined herein shall have the meanings given to such terms in the Agreement.

         The undersigned hereby certifies that the Principal Balance of the Mortgage Loan(s) listed in Schedule A annexed hereto has been paid in full and that all amounts received in connection with the payment of such Mortgage Loan(s) which were required to be deposited in the Collection Account pursuant to Section 3.02 of the Agreement have been so deposited or credited.

         The undersigned further certifies that [he] [she] is a Servicing officer of the Master Servicer holding the office set forth beneath [his] [her] signature and that [he] [she] is duly authorized to execute this certificate on behalf of the Master Servicer.

                                       CORESTATES BANK, N.A.
                                         Master Servicer


Date:  ___________________________     By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________

                                    Exhibit E

                              FORM OF TRUST RECEIPT

                                                                        [DATE]

The First National Bank of Chicago, as Trustee
One First National Plaza
Suite 0126
Chicago, Illinois 60670

Attention: Corporate Trustee Administration

                  Re:      CoreStates Home Equity Trust 1996-1

Ladies and Gentlemen:

         In connection with the administration of the Mortgage Loans held by you as Trustee under the Pooling and Servicing Agreement, dated as of May 1, 1996, among CoreStates Bank, N.A. and New Jersey National Bank, as Sellers, CoreStates Bank, N.A., as Master Servicer, and you, as Trustee (the "Agreement"), we hereby request a release of the Loan File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Loan No.:

Reason for requesting file:

____ 1. Mortgage Loan paid in full. (The Master Servicer hereby certifies that all amounts received in connection with the payment in full of the Mortgage Loan which are required to be deposited in the Collection Account pursuant to Section 3.02 of the Agreement have been so deposited or credited).

____ 2. Mortgage Loan repurchased. (The Master Servicer hereby certifies that the Purchase Price received in connection with the repurchase of the Mortgage Loan has been deposited in the Collection Account or credited to the Loan Payment Record pursuant to the Agreement.)

____ 3.    The Mortgage Loan is being foreclosed.

____ 4.    Other (Describe).

         The undersigned acknowledges that the above Loan File will be held by the undersigned in accordance with the provisions of the Agreement and, if applicable, will promptly be returned to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan has been liquidated.

         Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                                  CORESTATES BANK, N.A.
                                    Master Servicer

                                  By:________________________________________
                                  Name:______________________________________
                                  Title:_____________________________________

                                    Exhibit F

                          AFFIDAVIT PURSUANT TO SECTION
                           860E(e)(4) OF THE INTERNAL
                              REVENUE CODE OF 1986

Re:   CoreStates Home Equity
      Trust 1996-1
      Mortgage Loan Certificates

STATE OF [ ]       )
                   )       ss.:
COUNTY OF [ ]      )

         [   ], being duly sworn, deposes and says:

         1. That [he] [she] is the [ ] of [ ], (the "Investor"), a corporation, on behalf of which [he] [she] makes this affidavit.

         2. That the Investor is not, and will not be, an employee benefit plan or other plan (including an individual retirement account or Keogh Plan) subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), and is not acquiring the Class R Certificates with "plan assets" (as defined in 29 C.F.R. Section2510.3-101) of any Plan.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be duly executed on its behalf, by its [______________] and its corporate seal to be hereunto attached this [ ] day of [ ].

                                  [      ]


                                  By:_______________________
                                         [    ]
                                         [    ]

         Personally appeared before me [ ], known or proved to me to be the same person who executed the foregoing instrument and to be the [ ] of the Investor, and acknowledged to me that [he] [she] executed the same as [his] [her] free act and deed and the free act and deed of the Investor.

Subscribed and sworn before
me this _____ day of __________, 199_.


NOTARY PUBLIC
My commission expires the
____ day of _________, 1996.

                                   EXHIBIT G-1

                          FORM OF INITIAL CERTIFICATION

                                                                --------, ----


CoreStates Bank, N.A.

Moody's Investors Service, Inc.

Fitch Investors Service, L.P.

                    Re:    Pooling and Servicing Agreement (the "Pooling
                                                                 -------
                           and Servicing Agreement"), CoreStates Home
                           -----------------------
                           Equity Loan Certificates, Series 1996-1,
                           Class A-1, Class A-2, Class A-3, Class A-4
                           and Class R, dated as of May 1, 1996 among
                           CoreStates Bank, N.A., as Master Servicer,
                           the Sellers listed therein and The First
                           National Bank of Chicago, as Trustee
                           ------------------------------------



Ladies and Gentlemen:

         In accordance with Section 2.01(b) of the Agreement, the undersigned, as Trustee, hereby certifies that it [or the Custodian on its behalf,] has received, with respect to each Mortgage Loan [indicated on the attached Loan Schedule] a Loan File relating to each such Mortgage Loan.

         Neither the Trustee [nor the Custodian on its behalf] has made any independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the Loan Schedule, or (ii) collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                                      G-1-1

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Trustee


                                  By:________________________________________
                                     Name:
                                     Title:

                                      G-1-2

                                   EXHIBIT G-2

                      FORM OF TRUSTEE INTERIM CERTIFICATION


                                                              ----------, ----

CoreStates Bank, N.A.

Moody's Investors Service, Inc.

Fitch Investors Service, L.P.

                    Re:    Pooling and Servicing Agreement (the "Pooling
                                                                 -------
                           and Servicing Agreement"), CoreStates Home
                           -----------------------
                           Loan Certificates, Series 1996-1, Class A-1,
                           Class A-2, Class A-3, Class A-4 and Class R,
                           dated as of May 1, 1996 among CoreStates
                           Bank, N.A., as Master Servicer, the Sellers
                           listed therein and The First National Bank of
                           Chicago
                           -------


Ladies and Gentlemen:

         In accordance with provisions of Section 2.01(b) of the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan indicated on the attached Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attached hereto), it [or the Custodian on its behalf,] has reviewed the Loan Files delivered to it [or the Custodian on its behalf] pursuant to Section 2.01(b) of the Pooling and Servicing Agreement and has determined that each such Loan File contains all required documents set forth in item (i) of the first paragraph of Section 2.01(b) with respect to each related Mortgage Loan.

         Neither the Trustee [nor the Custodian on its behalf] has made any independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any

                                      G-2-1
such documents contained in each or any of the Mortgage Loans identified on the Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and servicing Agreement.

                                  -------------------------------------------
                                  ________________________, as Trustee


                                  By:________________________________________
                                      Name:
                                      Title:

                                      G-2-2

                                   EXHIBIT G-3

                       FORM OF TRUSTEE FINAL CERTIFICATION

                                                              ----------, ----

CoreStates Bank, N.A.

Moody's Investors Service, Inc.

Fitch Investors Service, L.P.

                    Re:    Pooling and Servicing Agreement (the "Pooling
                                                                 -------
                           and Servicing Agreement"), CoreStates Home
                           -----------------------
                           Equity Loan Certificates, Series 1995-2,
                           Class A-1, Class A-2, Class A-3, Class A-4
                           and Class R, dated as of May 1, 1996 among
                           CoreStates, N.A., as Master Servicer, the
                           Sellers listed therein and The First National
                           Bank of Chicago, as Trustee
                           ---------------------------


Ladies and Gentlemen:

         In accordance with Section 2.01(b) of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan listed in the Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it or to the Custodian on its behalf has reviewed the documents delivered to it [or to the Custodian on its behalf] pursuant to Section 2.01(b) of the Pooling and Servicing Agreement and has determined that (i) all such documents are in its possession or in the possession of the Custodian on its behalf, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, (iii) based on its examination, and only as to the foregoing documents, the information set forth in the Loan Schedule respecting such Mortgage Loan accurately reflects the information set forth in the related Loan File and (iv) each Mortgage Note has been endorsed as provided in Section

                                      G-3-1

2.01(b)(i) of the Pooling and Servicing Agreement. Neither the Trustee nor the Custodian on its behalf has made any independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                  -------------------------------------------
                                  __________________________, as Trustee


                                  By:________________________________________
                                      Name:
                                      Title:

                                      G-3-2

                                    EXHIBIT H

                        DESTROYED MORTGAGE NOTE AFFIDAVIT

                  I, being duly sworn, do hereby state under oath that:

1. I, ____________________, as __________________ [CoreStates Bank, N.A.] [New
Jersey, National Bank], a national banking association (the "Seller"), am authorized to make this Affidavit.

              2. The Seller is the lawful owner under the following described Mortgage Note (the "Note"):

                  Date:
                  Loan No.:
                  Borrower(s):

                  Original Payee (if not Seller):
                  Original Amount:
                  Initial Rate of Interest:
                  Address of Mortgage Property:

              3. The Seller has full authority to sell and deliver the Note.

              4. The Seller is the lawful owner of the Note, and the Seller has not canceled, altered, assigned or hypothecated the Note other than pursuant to the Pooling and Servicing Agreement, dated as of May 1, 1996, among CoreStates Bank, N.A. and New Jersey National Bank, as Sellers, CoreStates Bank, N.A., as Master Servicer, and The First National Bank of Chicago, as Trustee.

              5. The Note was not located after a thorough and diligent search and inquiry.

              6. Attached hereto are true, complete and correct copies of the Note, endorsed in blank by the Seller.

              7. The Seller hereby agrees that in the event the Note is ever located, the Seller (i) shall not assign, transfer, pledge, hypothecate, encumber or otherwise dispose of the Note or

                                      H-1-1
any interest therein and (ii) shall deliver the Note promptly to the Trustee or Custodian, if any.

              8. The Seller agrees to indemnify and hold the Trustee and any Custodian and its successors and assigns harmless from any and all loss or damage incurred or relating to the Seller's failure to deliver the original Note, promptly endorsed, to the Trustee.

              9. Attached hereto as Exhibit "A" is a true, complete and correct photocopy of the original Note.

                                 -------------------------------------------
                                 Name:
                                 Title:
                                 [CORESTATES BANK, N.A./NEW JERSEY
                                  NATIONAL BANK]

                           SWORN TO and subscribed before me this _____ day
of May, 1996.

                                  -------------------------------------------
                                  Notary Public
                                  State of __________________________________
                                  My Commission Expires:

                                      H-1-2